Exhibit 10.1

Execution Copy

ASSET PURCHASE AGREEMENT

by and between

LOGO SPORTSWEAR INC.

a Delaware corporation

and

CAFEPRESS INC.

a Delaware corporation

Dated as of

February 20, 2015

Section 6	Representations and Warranties of Buyer	26
6.1	Organization, Good Standing, Corporate Power and Qualification	26
6.2	Due Authorization, Binding Effect	27
6.3	No Conflicts	27
6.4	Governmental Consents	27
6.5	Litigation	27
6.6	No Finder’s Fees	27
6.7	Absence of Changes	27
6.8	Financing	28

Section 7	Covenants	28
7.1	Conveyance of Assets	28
7.2	Employee Matters	29
7.3	Access and Information	31
7.4	Preservation of Business	31
7.5	Commercially Reasonable Efforts	33
7.6	Publicity	33
7.7	Exclusivity	33
7.8	Notice	33
7.9	Confidentiality	34
7.10	Bulk Sales Laws	35
7.11	Company Sale Exception	35

Section 8	Conditions Precedent to the Closing by Buyer	35
8.1	Representations and Warranties	36
8.2	Performance	36
8.3	No Action	36
8.4	Material Adverse Effect	36
8.5	Certificate	36
8.6	Governmental Approvals	36
8.7	Consents Obtained; Liens Released	36
8.8	Bill of Sale; Assumption Agreement; IP Assignment Agreement; Employment Agreements	36
8.9	Escrow Agreement	37
8.10	Transition Services Agreement	37
8.11	Referral Agreement	37
8.12	Approval of Documentation	37
8.13	Contemporaneous Delivery and Effectiveness	37

Section 9	Conditions Precedent to the Closing by Seller	37
9.1	Representations and Warranties	37
9.2	Performance	37
9.3	Consideration	38
9.4	Certificate	38
9.5	No Actions	38
9.6	Escrow Agreement	38
9.7	Transition Services Agreement	38
9.8	Referral Agreement	38

9.9	Approval of Documentation	38
9.10	Contemporaneous Delivery and Effectiveness	38

Section 10	Post-Closing Indemnification	38
10.1	Survival of Representations and Warranties and Related
	Indemnification Rights	38
10.2	Indemnification	39
10.3	Arbitration	43
10.4	Tax Cooperation	44
10.5	No Other Representations or Warranties	44
10.6	Tax Treatment of Indemnity Payments	44

Section 11	Post-Closing RESTRICTIVE COVENANTS	44
11.1	Restrictive Covenants	44
11.2	Certain Acknowledgements	45

Section 12	Termination	46
12.1	Termination	46
12.2	Effect of Termination	47

Section 13	General Provisions	47
13.1	Notices	47
13.2	Expenses	49
13.3	Counterparts; Facsimile Signatures	49
13.4	Governing Law	49
13.5	Integration and Construction	49
13.6	Waivers and Amendments	49
13.7	Injunctive Relief	50
13.8	Successors and Assigns	50
13.9	Severability	50
13.10	Time of Essence	50
13.11	No Third Party Beneficiaries	50

Exhibits

Exhibit A	Escrow Agreement
Exhibit B	Transition Services Agreement
Exhibit C	Referral Agreement
Exhibit D	Assumption Agreement
Exhibit E	Bill of Sale
Exhibit F	IP Assignment Agreement

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into as of February 20, 2015, by and between LOGO SPORTSWEAR INC., a Delaware corporation (“Buyer”), and CAFEPRESS INC., a Delaware corporation (“Seller”).

Recitals

WHEREAS, Seller is engaged in the business of providing personalized apparel and merchandise for groups and organizations through its e-commerce websites listed on Schedule A hereto (the “Business”); and

WHEREAS, effective on the Closing Date (as defined below), (a) Seller desires to sell, assign, transfer, convey and deliver to Buyer or one of its Affiliates, and Buyer desires to purchase and acquire from Seller, all of its rights, title and interest in and to the Assets (as defined herein) and (b) Buyer or one of its Affiliates agrees to assume and become responsible for the Assumed Liabilities (as defined herein), on the terms and subject to the conditions hereinafter set forth (the “Transaction”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 DEFINITIONS.

1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

(a) “PTO Accrual” shall mean accrued vacation, accrued sick time and earned time off.

(b) “Acquisition Proposal” shall have the meaning ascribed to such term in Section 7.7.

(c) “Action” shall have the meaning ascribed to such term in Section 10.2(a).

(d) “Adjustment Amount” shall have the meaning ascribed to such term in Section 3.1.

(e) “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(f) “Agreed Amount” shall mean part or all of the Claimed Amount; provided, that an Indemnified Party agreeing to an Agreed Amount shall have no right to claim any Damages above such Agreed Amount with respect to the claim resolved by the Agreed Amount except to the extent that additional Damages are imposed on, sustained, incurred or suffered by, the Indemnified Party related to such claim that were not contemplated by the applicable Claim Notice; and provided, that, receipt of such Agreed Amount by an Indemnified Party shall not preclude such Indemnified Party from bringing additional claims.

(g) “Agreement” shall have the meaning set forth in the Recitals.

(h) “Assets” shall have the meaning ascribed to such term in Section 2.1.

(i) “Assumed Liabilities” shall have the meaning ascribed to such term in Section 2.3.

(j) “Assumption Agreement” shall have the meaning ascribed to such term in Section 4.2.

(k) “Bill of Sale” shall have the meaning ascribed to such term in Section 4.2.

(l) “Books and Records” shall have the meaning ascribed to such term in Section 2.1(j).

(m) “Business” shall have the meaning set forth in the Recitals.

(n) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, United States of America are authorized or obligated by Legal Requirement to close.

(o) “Buyer” shall have the meaning set forth in the Preamble.

(p) “Buyer Indemnified Parties” shall have the meaning ascribed to such term in Section 10.2(a).

(q) “Claimed Amount” shall have the meaning ascribed to such term in Section 10.2(d).

(r) “Claim Notice” shall have the meaning ascribed to such term in Section 10.2(d).

(s) “Closing” shall have the meaning ascribed to such term in Section 4.1.

(t) “Closing Date” shall have the meaning ascribed to such term in Section 4.1.

(u) “Closing PTO Amount Schedule” shall have the meaning ascribed to such term in Section 7.3(a).

(v) “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder, and corresponding provisions of state or local law.

(w) “Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(x) “Competitors” shall have the meaning ascribed to such term in the definition of Material Adverse Effect.

(y) “Confidentiality Agreement” shall mean the Confidentiality Agreement between Seller and Digital Fuel Capital LLC dated August 20, 2014.

(z) “Contract” shall mean any agreement, contract, subcontract, lease, Intellectual Property License, instrument, note, evidence of indebtedness, indenture, mortgage, security agreement, warranty, insurance policy, benefit plan or other legally binding commitment (whether written or oral) to which Seller or any of its subsidiaries is a party.

(aa) “Copyrights” shall have the meaning ascribed to such term in the definition of Intellectual Property.

(bb) “Damages” shall have the meaning ascribed to such term in Section 10.2(a).

(cc) “Dispute” shall mean the dispute resulting if any Indemnifying Parties in a response to a Claim Notice dispute its liability for all or part of the Claimed Amount.

(dd) “Employee Agreement” shall mean each employment, severance, consulting, relocation, repatriation, expatriation or other written agreement or contract between Seller, its parents or any Seller subsidiary and any Target Employee.

(ee) “Employee Plan” shall mean any deferred compensation, pension, retirement, health, profit sharing, incentive bonus, stock purchase, stock option or stock-related awards, hospitalization, insurance, severance, workers’ compensation, supplemental unemployment benefits, vacation benefits, disability benefits, change of control, retention, termination, fringe benefit, or any other employee pension benefit (as defined in ERISA or otherwise) or employee welfare benefit obligation, or any other employee benefit of any kind whatsoever whether under a plan or agreement, that is sponsored, maintained, contributed to, or required to be contributed to by Seller, its parents or any Seller subsidiary for the benefit of any Target Employee or any beneficiary or dependents thereof.

(ff) “Employees” shall mean all employees employed by Seller who primarily work in the Business as of the date of this Agreement that are set forth on Schedule 1.1(ff).

(gg) “Encumbrance” shall mean any Liens, pledge, mortgage, deed of trust, security interest, charge, claim, easement, lease, sublease, occupancy, encroachment or other similar encumbrances.

(hh) “Environmental Laws” means all Legal Requirements relating to pollution, the protection of public health and safety or the environment (including ambient air, surface water, groundwater, improvements, land surface, soil or subsurface strata), including with respect to emissions, discharges, Releases or threatened Releases of Hazardous Substances, or otherwise relating to the use, treatment, storage, disposal, transportation, labeling or handling of Hazardous Substances or actual or potential exposure of any person thereto.

(ii) “Environmental Permits” means all permits, certifications, licenses, approvals, registrations and authorizations required by any Environmental Laws.

(jj) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

(kk) “Escrow Agent” shall mean Wilmington Trust, N.A.

(ll) “Escrow Agreement” shall mean an escrow agreement in substantially the form attached hereto as Exhibit A.

(mm) “Estimated Adjustment Amount” shall have the meaning ascribed to such term in Section 3.1.

(nn) “Excluded Assets” shall have the meaning ascribed to such term in Section 2.2.

(oo) “Excluded Liabilities” shall have the meaning ascribed to such term in Section 2.4.

(pp) “Fraudulent Breach” shall have the meaning ascribed to such term in Section 10.1.

(qq) “Fundamental Representations” shall have the meaning ascribed to such term in Section 10.1.

(rr) “Governmental Authority” shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including departments, boards, bureaus, commissions, agencies, courts, arbitrals, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc.

(ss) “Governmental Authorization” shall mean any (i) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement, and (ii) right under any Contract with any Governmental Authority.

(tt) “Hazardous Substances” has the meaning set forth in CERCLA, 42 U.S.C. § 9601 (14), but for all such purposes shall include petroleum products and byproducts, chemicals known to the State of California to cause cancer or reproductive toxicity, and all other substances, materials and wastes for which Liability can be imposed under any Environmental Laws.

(uu) “Indemnified Party” shall mean either Buyer Indemnified Parties or Seller Indemnified Parties in their respective capacities as indemnitees hereunder, as applicable.

(vv) “Indemnifying Party” shall mean either Buyer or Seller in its capacity as an indemnitor hereunder, as applicable.

(ww) “Intellectual Property” shall mean all rights in or arising under (a) patents, patent rights, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention, invention disclosures and similar rights in inventions (collectively, “Patents”); (b) copyrights, whether in published or unpublished works, and copyrightable works, mask works, rights to compilations, collective works, rights in Software and any other rights of authors or in works of authorship, whether copyrightable or not (including databases and other compilations of information), and derivative works of any of the foregoing and moral rights in any of the foregoing (collectively, “Copyrights”); (c) registered and unregistered trademarks, service marks, trade dress, trade names, corporate names, fictional business names, commercial names, URLs and internet domain names, brand names, certification marks, collective marks and other proprietary rights to any words, names, symbols, logos, slogans, devices or combinations thereof used to identify, distinguish and indicate the source or origin of goods and services, and all goodwill associated therewith and symbolized thereby (collectively, “Trademarks”); (d) trade secrets, data, databases and data collections, diagrams, conceptions, inventions (whether or not patentable), methods, processes, protocols, schematics, specifications, algorithms, Software, software code (in source or executable code), techniques, know-how, confidential or proprietary information, and any technical, business and other information (collectively, “Trade Secrets”); (e) registrations, applications, provisional applications, priority and other applications, divisionals, extensions, renewals, reissues, reexaminations, extensions, parents, continuations, continuations-in-part, and domestic and foreign counterparts for and to any of the foregoing; and (f) all other similar or equivalent proprietary rights now known or hereafter recognized anywhere in the world.

(xx) “Intellectual Property Licenses” means all licenses, sublicenses and other agreements by or through which other Persons grant Seller or Seller grants any other Persons any exclusive or non-exclusive rights or interests in or to any Intellectual Property that is used exclusively in connection with the Business.

(yy) “Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered Trademarks, domain names, and Copyrights, issued and reissued Patents and pending applications for any of the foregoing.

(zz) “IP Assignment Agreement” shall have the meaning ascribed to such term in Section 4.2.

(aaa) “knowledge” shall mean (i) with respect to Seller, the actual or constructive knowledge of any fact or circumstance after reasonable inquiry of any of the individuals set forth in Schedule 1.1(aaa)(i), and (ii) with respect to Buyer, the actual or constructive knowledge of any fact or circumstance after reasonable inquiry of any of the individuals set forth in Schedule 1.1(aaa)(ii).

(bbb) “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, order, code, edict, decree, consent decree, judgment, rule, regulation, ruling, requirement or other pronouncement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, including any bulk transfer laws.

(ccc) “Liability” shall mean any indebtedness, liability, loss or cost (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

(ddd) “Lien” shall mean any interest in property securing an obligation, whether such interest is based on common law, statute or contract (and including any security interest or lien arising from a mortgage, claim, encumbrance, pledge, charge, easement, servitude, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes), reservations, exceptions, covenants, conditions, options, restrictions, leases, subleases, licenses, occupancy agreements, pledges, charges, assessments, covenants, reservations, defects in title, encroachments and other burdens, and other title exceptions and encumbrances affecting property of any nature, whether accrued or unaccrued, tangible or intangible, or absolute or contingent.

(eee) “Material Adverse Effect” shall mean any fact, event, circumstance, change in or effect on, the Assets or the Business that, individually or in the aggregate with any other facts, events, circumstances, changes in, or effects on the Assets or the business, operations or condition (financial or otherwise) of the Business (A) has had or would be reasonably expected to have a material adverse effect on the Assets or the Business or (B) has had or would be reasonably expected to have a material adverse effect on the ability of Seller and its Affiliates to perform their obligations under this Agreement or any other agreement contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred or would be reasonably expected to occur, there shall be excluded any effect to the extent resulting from, or arising in connection with, any of the following (either alone or in combination):

(i) changes in general economic or business conditions or the financial or securities markets generally that do not impact Seller’s ability to operate the Business in a disproportionate manner relative to businesses similar in size and nature to the Business and which are involved in providing personalized apparel and merchandise through e-commerce platforms, (“Competitors”);

(ii) changes in the industries in which Seller operates, to the extent such changes do not adversely affect Seller’s ability to operate the Business in a disproportionate manner relative to Seller’s Competitors;

(iii) changes in generally accepted accounting principles or international accounting standards generally applicable to entities in the same industry as the Business;

(iv) changes in laws, rules and regulations of general applicability by any Governmental Authority, to the extent such changes do not adversely affect Seller’s ability to operate the Business in a disproportionate manner relative to Seller’s Competitors;

(v) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent such changes do not adversely affect Seller’s ability to operate the Business in a disproportionate manner relative to Seller’s Competitors;

(vi) the announcement or pendency of the Transaction contemplated by this Agreement; or

(vii) (1) the failure by Seller to take any action expressly prohibited by the terms of this Agreement or (2) any actions taken by Seller as expressly required by the terms of this Agreement or with the consent of Buyer.

(fff) “Ordinary Course” means, with respect to any Person, in the ordinary course of that Person’s business consistent with past practice, including as to the quantity, quality and frequency.

(ggg) “Patents” shall have the meaning ascribed to such term in the definition of Intellectual Property.

(hhh) “Pending Order” shall have the meaning ascribed to such term in Section 3.1.

(iii) “Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from any Governmental Authority.

(jjj) “Permitted Encumbrances” shall mean (i) Encumbrances for Taxes, assessments and other governmental charges not yet due and payable or, if due (A) not delinquent or (B) being contested in good faith by appropriate proceedings and described in reasonable detail on the Seller Disclosure Schedule, and (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar Liens or Encumbrances, including all statutory Liens and Encumbrances, arising or incurred in the ordinary course of business.

(kkk) “Person” shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority including corporations, limited liability companies, partnerships, limited liability partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

(lll) “Proprietary Information and Inventions Agreement” shall mean Seller’s standard form of Proprietary Information and Inventions Agreement executed by each Target Employee.

(mmm) “Purchase Price” shall have the meaning ascribed to such term in Section 3.1.

(nnn) “Referral Agreement” shall have the meaning ascribed to such term in Section 3.5.

(ooo) “Related Agreements” shall mean the Bill of Sale, Assumption Agreement, the IP Assignment Agreement, the Escrow Agreement, the Transition Services Agreement and the Referral Agreement.

(ppp) “Release” shall have the meaning set forth in CERCLA, 42 U.S.C. § 9601 (22).

(qqq) “Representatives” shall mean any director, officer, employee, accountant, counsel, investment banker, financial advisor or other agent or representative of such Person or any of its Affiliates.

(rrr) “Restrictive Covenants” shall have the meaning ascribed to such term in Section 11.2(a).

(sss) “Seller” shall have the meaning set forth in the Preamble.

(ttt) “Seller Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to Buyer on behalf of Seller setting forth exceptions to, and disclosure with respect to, representations and warranties of Seller set forth herein.

(uuu) “Seller Indemnified Parties” shall have the meaning ascribed to such term in Section 10.2(b).

(vvv) “Service Providers” shall have the meaning ascribed to such term in Section 5.6(c).

(www) “Software” shall mean computer software, programs and databases in any form, including source code, object code, operating systems and specifications, data, databases, database management code, firmware, utilities, graphical user interfaces and software engines, and all related documentation, developer notes, comments and annotations.

(xxx) “Target Employees” shall have the meaning ascribed to such term in Section 7.2(a).

(yyy) “Tax,” “Taxes” and “Tax Returns” shall have the meanings ascribed to such terms in Section 5.12(a).

(zzz) “Termination Date” shall have the meaning ascribed to such term in Section 12.1(b) subject to extension as set forth in Section 12.1(b).

(aaaa) “Trademarks” shall have the meaning ascribed to such term in the definition of Intellectual Property.

(bbbb) “Trade Secrets” shall have the meaning ascribed to such term in the definition of Intellectual Property.

(cccc) “Transaction” shall have the meaning ascribed to such term in the Recitals.

(dddd) “Transfer Offers” shall have the meaning ascribed to such term in Section 7.2(a).

(eeee) “Transferred Employees” shall have the meaning ascribed to such term in Section 7.2(a).

(ffff) “Transition Services Agreement” shall have the meaning ascribed to such term in Section 3.4.

SECTION 2 PURCHASE OF ASSETS/ASSUMPTION OF LIABILITIES.

2.1 Purchased Assets. On the terms and subject to the conditions contained herein, the Seller shall sell, convey, transfer, assign and deliver to Buyer, and the Seller shall cause Buyer to purchase, acquire and accept from the Seller, free and clear of all Liens (other than those Liens included in the Assumed Liabilities), all of the Seller’s right, title and interest in and to all of the following assets which Seller owns or in which Seller has any right, title or interest, other than those assets specified as Excluded Assets (collectively, the “Assets”) as the same shall exist on the Closing Date:

(a) all accounts or notes receivable of the Business;

(b) all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories of the Business (“Inventory”)

(c) all Contracts set forth on Schedule 2.1(c)(i), the Leases set forth on Schedule 2.1(c)(ii) and the Intellectual Property Licenses set forth on Schedule 2.1(c)(iii) (all of the foregoing are collectively referred to herein as the “Assigned Contracts”);

(d) all Intellectual Property owned by Seller and exclusively used in connection with the Business, including the Intellectual Property Registrations set forth on Schedule 2.1(d) (the “Intellectual Property Assets”);

(e) all furniture, fixtures, equipment, supplies and other tangible personal property of the Business listed on Schedule 2.1(e) (“Tangible Assets”);

(f) all Permits listed on Schedule 2.1(f), but only to the extent such Permits may be transferred under applicable Law;

(g) all prepaid expenses, vendor rebates, credits, advance payments, security, deposits, charges, sums and fees to the extent related to the Assets;

(h) all of Seller’s rights under warranties, indemnities and all similar rights against third parties to the extent related to any Assets;

(i) all rights to any action, suit or claim of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise, to the extent related to any Assets or to the Business;

(j) all books and records, including books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records and data (including all correspondence with any Governmental Authority), sales material and records, strategic plans, internal financial statements and marketing and promotional surveys, material and research, that exclusively relate to the Business or the Assets (the “Books and Records”), other than books and records set forth on Schedule 2.1(j);

(k) the corporate or marketing names “LogoSportswear”, “Logo Sportswear”, “LogoSoftwear”, “T Fund”, “Team Sportswear” and all derivations thereof; and

(l) all goodwill associated with any of the assets described in the foregoing clauses (a) to (k).

2.2 Excluded Assets. Notwithstanding anything to the contrary herein and except as expressly set forth in Section 2.1 above, the Assets do not include, Seller is not selling and Buyer is not purchasing, any other assets of Seller, and all such other assets and properties shall be excluded from the Assets (the “Excluded Assets”). Without limiting the foregoing, Excluded Assets include the following assets and properties of the Seller:

(a) all cash and cash equivalents, bank accounts and securities of Seller;

(b) all Contracts that are not Assigned Contracts;

(c) all Intellectual Property other than the Intellectual Property Assets or Intellectual Property Licenses;

(d) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records, other than personnel files of Transferred Employees, and any other books and records which Seller is prohibited from disclosing or transferring to Buyer under applicable Legal Requirements and is required by applicable Legal Requirements to retain;

(e) all insurance policies of Seller and all rights to applicable claims and proceeds thereunder;

(f) all Benefit Plans and trusts or other assets attributable thereto;

(g) all Tax assets (including duty and Tax refunds and prepayments) of Seller;

(h) all rights to any action, suit or claim of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise, that are not related to the Assets or Business;

(i) all assets, properties and rights used by Seller in its businesses other than the Business.

2.3 Assumed Liabilities and Obligations. On the terms and subject to the conditions and exceptions contained herein, as of the Closing Date, Buyer shall assume and become responsible for only those obligations specified on Schedule 2.3 (the “Assumed Liabilities”), and Buyer does not assume and will not be responsible or liable for any other Liabilities or obligations of Seller. Seller shall not amend, adjust or compromise any Assumed Liabilities from the date hereof without the prior written consent of Buyer.

2.4 Excluded Liabilities and Obligations. Notwithstanding anything to the contrary contained in this Agreement, Buyer will not assume or be liable for, and Seller will retain and remain responsible for, all of Seller’s debts, Liabilities and obligations of any nature whatsoever (other than the Assumed Liabilities set forth in Section 2.3), whether accrued or unaccrued, whether absolute or contingent, whether known or unknown, whether due or to become due, and regardless of when asserted (collectively, the “Excluded Liabilities”). The Excluded Liabilities include the following:

(a) Liabilities Under This Agreement. All of Seller’s Liabilities and obligations under this Agreement or under any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date hereof;

(b) Taxes. Except as provided in Section 3.3, any Liability for or in respect of (i) the payment of all Taxes and assessments which are required to be paid or remitted by Seller, including, without limitation, all excise Taxes, sales and use Taxes, payroll withholding Taxes, FICA Taxes, unemployment Taxes, business Taxes and real and personal property Taxes, and (ii) any Taxes arising out of or relating to the ownership or use of the Assets or the operation of the Business prior to the Closing Date;

(c) Employee Liabilities. Except as specifically set forth in this Agreement, any and all Liabilities under or relating to any Employee Plan, Employee Agreement or otherwise relating to any current or former employee, director, or consultant of Seller and his or her service or employment with Seller prior to the Closing;

(d) Breach of Contract/Violation of Law. All of Seller’s Liabilities or obligations arising out of or in connection with the breach by Seller of any contract or agreement, including any Liabilities or obligations resulting from, arising out of, relating to, in the nature of or caused by any breach of contract, breach of warranty, tort, infringement, violation of Legal Requirement or environmental matters concerning or directly in connection with the Assets (including those arising under any and all applicable securities, environmental, health and safety laws) occurring before the Closing, or any damages to third parties resulting from acts, events or omissions occurring before the Closing; and

(e) Fees. All of Seller’s Liabilities or obligations for expenses or fees incurred by Seller incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement, or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including all attorneys’ and accountants’ fees, brokerage fees, consultants’ fees and finders’ fees.

SECTION 3 TRANSACTION CONSIDERATION.

3.1 Purchase Price.

(a) In consideration for Buyer’s purchase of the Assets and assumption of the Assumed Liabilities, Buyer shall pay to Seller an aggregate amount equal to $10,300,000 in cash (the “Purchase Price”), less the Adjustment Amount. At the Closing, Buyer shall deliver to the Escrow Agent an amount in cash equal to $1,030,000 (the “Escrow Amount”) to be held and disbursed pursuant to the terms and conditions of the Escrow Agreement (the “Escrow Fund”), which will be held for the purpose of securing the indemnification obligations of Seller set forth in this Agreement and for the purpose of compensating Buyer and the other Buyer Indemnified Parties for any and all Damages for which they are entitled to indemnification pursuant to this Agreement. At the Closing, Buyer shall pay to Seller an amount in cash equal to the Purchase Price minus the sum of the Escrow Amount, the Estimated Adjustment Amount and the Estimated Excess Amount (if any).

(b) The Purchase Price shall be reduced by an amount (the “Adjustment Amount”) equal to the actual costs to Buyer following the Closing to complete and ship all unshipped units for pending orders paid as of the Closing Date (“Pending Orders”). Within three (3) Business Days prior to the Closing Date, Seller shall deliver to Buyer a list of all Pending Orders, together with a good faith estimate of the Adjustment Amount, such amount which shall be reasonably satisfactory to Buyer (the “Estimated Adjustment Amount”). Within 45 days after the Closing, Buyer will deliver to Seller its calculation of the actual Adjustment Amount with reasonably appropriate supporting documentation as to such costs. Seller shall be entitled to review such determination and supporting documentation and Buyer’s books and records relating to such costs, solely for the purpose of determining whether Buyer’s determination of the Adjustment Amount reflects Buyer’s actual costs to complete and ship the Pending Orders.

(c) If the Adjustment Amount as finally determined by Buyer exceeds the Estimated Adjustment Amount, Seller shall pay such difference to Buyer by wire transfer of immediately available funds to an account or accounts designated by Buyer within five (5) Business Days after the date on which Seller delivers its determination of the Adjustment Amount. If the actual Adjustment Amount is less than the Estimated Adjustment Amount, Buyer shall pay such difference to Seller by wire transfer of immediately available funds to an account or accounts designated by Seller within five (5) Business Days after the date on which Buyer delivers notice of the actual Adjustment Amount.

(d) The Purchase Price shall also be subject to adjustment as follows:

(i) At least two Business Days prior to the Closing Date, Seller shall deliver to Buyer an estimated Closing Balance Sheet as of the Closing Date (the “Estimated Closing Balance Sheet”) and an estimate of the Excess Amount based thereon (the “Estimated Excess Amount”), which shall be reasonably satisfactory to Buyer. Within ten (10) Business Days after the Closing, the Seller shall deliver to Buyer a balance sheet of the Business, as of the Closing Date (the “Closing Balance Sheet”). If Buyer disagrees with the amounts listed for the Designated Liabilities in the Closing Balance Sheet, then Buyer shall notify the Seller within forty-five (45) days of its receipt of the Closing Balance Sheet. If Buyer does not so object within forty-five (45) days of its receipt of the Closing Balance Sheet, then the amounts listed for the Designated Liabilities in the Closing Balance Sheet delivered to Buyer shall be deemed to be the “Final Amounts” and shall be conclusive and binding on the parties. If Buyer so objects within forty-five (45) days of its receipt of the Closing Balance Sheet, then the parties shall work together for a period of ten (10) Business Days to attempt to resolve the dispute and agree upon the amounts for the Designated Liabilities as of the Closing Date. If the parties resolve the dispute, then the amounts of the Designated Liabilities as of the Closing Date mutually agreed upon by them in writing shall be deemed to be the “Final Amounts” and shall be conclusive and binding on the parties. If the parties are unable to resolve the dispute within the ten (10) business day period, the parties shall submit the matter for final resolution to McgLadrey LLP, or such other accounting firm mutually agreed upon by Buyer and Seller (the “Dispute Auditor”). The Dispute Auditor shall determine the final amounts for the Designated Liabilities, as of the Closing Date, within thirty (30) days after submission of the dispute, and the Dispute Auditor’s determination as to the amounts of the Designated Liabilities as of the Closing Date shall be deemed to be the “Final Amounts,” and such determination shall be conclusive and binding on the parties. The costs of the Dispute Auditor shall be shared equally by Buyer and Seller.

(ii) The amount by which the sum of the “Final Amounts” determined as provided in Section 3.1(d)(i), exceeds $731,671.00 shall be the “Excess Amount”. If the Excess Amount exceeds the Estimated Excess Amount, then within ten (10) Business Days after the date of such determination, Seller shall remit to Buyer the amount by which the Excess Amount exceeds the Estimated Excess Amount. If the Excess Amount is less than the Estimated Excess Amount, then within ten (10) Business Days after the date of such determination, Buyer shall remit to Seller the difference between the Estimated Excess Amount and the Excess Amount. If the sum of the Final Amounts is less than or equal to $731,671.00, then the Excess Amounts shall be deemed to be $0.

(iii) For purposes of this Section 3.1(d), the term “Designated Liabilities” shall mean the liabilities of the Business included under the following line items in the Closing Balance Sheet: accounts payable, Tfund commission payable, PTO accrual, accrued liabilities – general, accrued liabilities – other, allowance for sales returns, and LT portion of deferred rent, each as calculated in accordance with the methodology used to prepare the Financial Statements.

3.2 Escrow. On the Closing Date, Buyer shall on behalf of Seller deposit the Escrow Amount with the Escrow Agent. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms of the Escrow Agreement. On the terms and subject to the conditions set forth in Section 10 and the Escrow Agreement, the Escrow Amount, or any portion thereof then remaining, shall be subject to release to Seller fifteen (15) months after the Closing Date, in each case subject to the resolutions of any claims for indemnification. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

3.3 Taxes and Tax Reporting. Seller and Buyer shall each be responsible for, and shall pay, 50% of all applicable sales Taxes, use Taxes, value-added Taxes and other transfer Taxes (including recording Taxes, stamp Taxes and any similar Taxes arising upon the transfer of tangible, intangible or real property or interests therein) that become due and payable as a result of the sale, transfer and delivery of the Assets. Seller and Buyer shall prepare and timely file all Tax Returns required to be filed in respect of any Taxes described in this Section 3.3 that are the primary responsibility of such party under any applicable Legal Requirement; provided, however, that such party’s preparation of any such Tax Returns shall be subject to the other’s approval, which approval shall not be unreasonably withheld or delayed. Each party agrees to cooperate with the other party in the timely completion, execution and filing of any documentation required by any Governmental Authority in connection with any such Taxes. Seller and Buyer each agree to use their reasonable best efforts to take actions reasonably requested by the other to minimize any sales, use and other transfer taxes and fees incurred in connection with the assignment, conveyance, transfer and/or delivery of the Assets hereunder, including the acceptance of transfer via means of electronic transmission of all Assets capable of being so transmitted. Buyer further agrees to deliver all certificates reasonably requested by Seller to verify the fact of such electronic transmissions or other actions. The parties hereto agree that for all federal and state tax purposes the consideration received by Seller for the Assets hereof shall be allocated in accordance with Section 1060 of the Code as set forth in Schedule 3.3 (to be agreed upon by Buyer and Seller prior to Closing) and that all financial reports, and income and other tax returns and information reports, will be prepared and filed in a manner consistent with such allocation and no party hereto will take any position inconsistent with such allocation in any subsequent returns or proceedings, except as may be required by law. Buyer and Seller each agree to file IRS Form 8594, and any corresponding state tax forms, on a timely basis and in accordance with Schedule 3.3 as mutually agreed to by Buyer and Seller prior to Closing.

3.4 Transition Services Agreement. On the Closing Date, Buyer and Seller shall enter into a Transition Services Agreement in the form attached hereto as Exhibit B (the “Transition Services Agreement”) pursuant to which Seller will provide certain transition services.

3.5 Referral Agreement. On the Closing Date, Buyer and Seller shall enter into a Referral Agreement in the form attached hereto as Exhibit C (the “Referral Agreement”).

3.6 Cerreta Profits Interest. On the Closing Date, Buyer shall cause Logo Sportswear Holdings, LLC, a Delaware limited liability company (“Holdings”) to issue to Patrick Cerreta Class B Units representing a “profits interest” member interest in Holdings as mutually agreed between Buyer and Cerreta, and Cerreta shall execute and deliver the Limited Liability Company Agreement of Holdings.

SECTION 4 CLOSING.

4.1 Closing. The closing (the “Closing”) shall take place via transmission of documents electronically on the second (2nd ) Business Day following the date on which the conditions set forth in Section 8 and Section 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) are satisfied or waived in accordance with this Agreement, or such other date, place or time as may be agreed upon between the parties; provided, further, that nothing in this Section 4.1 shall effect Buyer’s obligations pursuant to Section 7.1. The day on which the Closing actually occurs is referred to herein as the “Closing Date”. The Closing shall be deemed to take place at 12:01 a.m. Eastern Time on the Closing Date.

4.2 Transfer of Possession. On the Closing Date, Seller shall place Buyer or one of its Affiliates as designated by Buyer in full possession of the Assets and shall execute such assignments, assumptions and other instruments of transfer, in form and substance reasonably satisfactory to Buyer, with such other appropriate instruments of title and consents of third parties as Buyer shall reasonably request in order to effectively transfer the Assets to Buyer as designated by Buyer, including (i) one or more Assignment and Assumption Agreements in substantially the form of Exhibit D attached hereto (the “Assumption Agreement”), (ii) one or more Bills of Sale in substantially the form of Exhibit E attached hereto (the “Bill of Sale”), and (iii) one or more IP Assignment Agreements in substantially the form of Exhibit F attached hereto (the “IP Assignment Agreement”). The Assets shall be delivered via electronic transmission to the extent practicable. On the Closing Date, Seller shall make all other Assets available for Buyer or one of its Affiliates as designated by Buyer to take physical possession at the Closing. If and to the extent that, from and after the Closing, Seller or Buyer discovers any Assets that should have been conveyed and delivered to Buyer at the Closing pursuant hereto but were not so conveyed and delivered at the Closing, Seller shall convey and deliver such Assets to Buyer or one of its Affiliates as designated by Buyer as soon as reasonably practicable after the discovery thereof, in each case at Seller’s expense and without additional consideration paid therefor.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF SELLER.

Except as set forth in the Seller Disclosure Schedule with respect to specifically identified subsections of this Section 5, as an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows:

5.1 Organization, Good Standing, Corporate Power and Qualification. Seller has been duly organized, and is validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform this Agreement, and the Related Agreements to which Seller is or is to be a party, to own and operate its properties and assets and to carry on its business as currently conducted.

5.2 Due Authorization, Binding Effect. All action on the part of Seller or its stockholders, if any, necessary for the authorization, execution, delivery of, and the performance of all obligations of Seller under this Agreement and the Related Agreements to which Seller is or is to be a party has been taken. This Agreement, along with the Related Agreements, when executed and delivered by Buyer, will constitute valid and legally binding obligations of Seller, as the case may be, enforceable in accordance with their respective terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) the effect of rules of law governing the availability and enforceability of equitable remedies.

5.3 No Conflicts. The execution, delivery and performance of this Agreement, the Related Agreements to which Seller is or is to be a party and the consummation of the transactions contemplated hereby or thereby do not and will not (i) conflict with or result in any violation or default under Seller’s certificate of incorporation or bylaws, as amended to-date, (ii) violate any Legal Requirement to which Seller is subject; or (iii) conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, or give any party the right to terminate, accelerate or modify, or require the consent of any Person under, any Contract to which Seller is a party, except, in the case of (ii), any violation which would not reasonably be expected to have a Material Adverse Effect and except in the case of (iii), (a) as to Contracts not included in the Assigned Contracts, any violation or breach that would not prevent Seller from performing its obligations under this Agreement or any Related Agreement to which Seller is a party or consummating the transactions contemplated hereby or thereby and (b) as to the Assigned Contracts, any violation or breach which would not be material to the Business following the Closing.

5.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, notice, declaration or filing with, any Governmental Authority is required on the part of Seller in order to enable Seller to execute, deliver and perform its obligations under this Agreement or the Related Agreements to which Seller is a party, or to consummate any of the transactions contemplated by the Agreement or the Related Agreements to which it is a party.

5.5 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending (or, to Seller’s knowledge, currently threatened) against Seller with respect to the Business or the Assets before any Governmental Authority or any arbitral body and no such proceeding has existed with respect to the Business in the past two (2). Seller is not a party or subject to the provisions of any Legal Requirement that would prevent or materially interfere with or delay the consummation of the transactions contemplated by this Agreement or the Related Agreements. There is no action, suit, proceeding, claim, arbitration or investigation by Seller or any of its Affiliates related to the Business or the Assets that is pending or which Seller or any of its Affiliates intends to initiate. None of the Assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority of competent jurisdiction or any arbitrator or arbitrators.

5.6 Intellectual Property.

(a) Ownership; Status. None of the Intellectual Property Assets are the subject of any outstanding judgment, order, decree, agreement or ruling that would adversely affect or limit Buyer’s use thereof or rights thereto. Seller solely owns the entire right, title and interest, and good and marketable title to the Intellectual Property Assets, free and clear of any Encumbrance. No Person has any ownership right, title, interest, claim in or Encumbrance on any of the Intellectual Property Assets. Seller has taken those steps reasonably necessary to preserve Seller’s legal rights in, and value of, the Intellectual Property Assets. The Intellectual Property Assets and Intellectual Property Licenses include all of the Seller’s Intellectual Property necessary and sufficient for the operation of the Business as currently conducted. To Seller’s knowledge, all of the Intellectual Property Assets are valid and enforceable in accordance with applicable law. Section 5.6(a) of the Seller Disclosure Schedule sets forth a complete and correct list of (i) all Intellectual Property Registrations (including the jurisdiction, title or Trademark, application number, application date, patent or registration number, registration date and status) and (ii) all unregistered Trademarks used by the Business.

(b) Licenses; Other Agreements. Section 5.6(b) of the Seller Disclosure Schedule sets forth (i) all options, licenses or agreements or other Contracts under which Seller has granted a license to any Person under any of the Intellectual Property Assets, (ii) all covenants not to compete or Contracts limiting Seller’s ability to exploit fully the Intellectual Property Assets or to transact the Business in any market or geographical area or with any Person, and (iii) each item or component of Intellectual Property that is licensed to Seller by any Person which is used in connection with the Business as currently conducted, except for “shrink-wrap” or “click-wrap” license agreements relating to off-the-shelf computer software licensed in the ordinary course of business. Seller has the right to assign to Buyer all right, title and interest Seller has under the agreements listed or required to be listed on Section 5.6(b) of the Seller Disclosure Schedule without obtaining the prior consent of any Person. Except as set forth on Section 5.6(b) of the Seller Disclosure Schedule, the Intellectual Property Assets are not subject to any Intellectual Property Licenses.

(c) No Infringement. Seller has not received any (i) written or to Seller’s knowledge, oral communications alleging that Seller’s operation of the Business has violated, misappropriated or infringed or, would violate, misappropriate or infringe any Intellectual Property of any Person or (ii) cease and desist letters or invitations to enter into a license under the Intellectual Property of any Person, in each case, in connection with Seller’s operation of the Business. To the Seller’s knowledge, the conduct of the Business does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person. To the Seller’s knowledge, none of the Intellectual Property Assets are being infringed, misappropriated or otherwise violated by any Person.

(d) No Breach by Employee. To Seller’s knowledge, no Transferred Employee or consultant to Seller or its subsidiaries who work with the Business (collectively, with Transferred Employees, “Service Providers”) is obligated under any agreement (including licenses, covenants, or commitments of any nature) or subject to any judgment, decree or order of any Governmental Authority, or any other restriction that would interfere with the use of his or her reasonable best efforts to carry out his or her duties for Seller or to promote the interests of Seller or that would prevent such employees or consultants from assigning to Seller inventions and all other Intellectual Property created, developed, conceived or reduced to practice in connection with services rendered to Seller. To the Seller’s knowledge, none of the past or present employees, officers or directors of the Seller or any other Person has any rights in the Intellectual Property Assets.

(e) No Impairment. Following the Closing, all of the Intellectual Property Assets and Intellectual Property Licenses shall be owned or available for use by Buyer on terms and conditions identical to those on which the Seller owned or used such Intellectual Property Assets and Intellectual Property Licenses immediately prior to Closing.

5.7 Compliance with Contracts and Legal Requirements. Seller’s ownership and use of the Assets and conduct of the Business is not in violation or default, in any material respect, of any Contract to which Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates is bound, and Seller’s ownership and use of the Assets and conduct of the Business is and has been in compliance in all material respects with all applicable Legal Requirements. Notwithstanding the foregoing, the representations and warranties in this Section 5.7 shall not be deemed to cover, refer or relate to matters with respect to (a) Intellectual Property, which are addressed solely in Section 5.6, (b) employee matters, which are addressed solely in Section 5.11, (c) Taxes, which are addressed solely in Section 5.12 or (d) environmental matters, which are addressed solely in Section 5.14. Seller and its Affiliates have not received any written notice, or, to Seller’s knowledge any oral notice, of any breach or violation of any such Contract or Legal Requirement which has not been remedied prior to the date hereof.

5.8 Assets Generally.

(a) Except as otherwise expressly provided in this Agreement, Seller makes no representations or warranties whatsoever to Buyer or any other Person, express, implied, statutory or otherwise, concerning the Assets, the Assumed Liabilities, the Business or any other matter, including, but not limited to, any representation or warranty as to value, quality, quantity, condition, merchantability, design, suitability, usability, salability, obsolescence, working order, compliance with law, validity or enforceability. BUYER SPECIFICALLY ACKNOWLEDGES THAT NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE MADE OR SHOULD BE IMPLIED IN THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b) The Assets to be transferred hereunder (together with services to be provided pursuant to the Transition Services Agreement) constitute all the assets, properties and rights of Seller necessary to operate the Business as currently being operated.

(c) Seller owns outright and has good and marketable title to, or a valid leasehold interest in, or a valid right to use, all of the Assets conveyed by it free and clear of all Encumbrances, except for Permitted Encumbrances. On the Closing Date, Seller will transfer to Buyer good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of all Encumbrances. The representations and warranties in this Section 5.8(c) do not apply to the Intellectual Property Assets, which are covered in Section 5.6.

(d) All of the tangible personal property included in the Assets, in each case with a value in excess of $10,000, has been, to Seller’s knowledge, properly maintained and is adequate and suitable for the purposes for which it is presently being used and is in good operating condition, ordinary wear and tear excepted.

5.9 Contracts.

(a) Except for the Assigned Contracts, there are no Contracts to which Seller is a party or by which it is bound, that, individually or in the aggregate, are material to the Business or the Assets. The Seller is not in material breach of or in default under any Assigned Contract, and no event has occurred or condition exists that with the passage of time or giving of notice or both would constitute such a breach or default, result in a loss of a material right, require the payment of any damages or penalties or result in the creation of an Encumbrance thereunder or pursuant thereto. The Seller has not received written notice from any Person party to any Assigned Contract regarding the termination, cancellation or material change to the terms of, any Assigned Contract.

(b) True and complete copies of all of the Assigned Contracts have been delivered or made available to Buyer and all Assigned Contracts are valid, subsisting agreements, in full force and effect and binding upon the Seller and, to Seller’s knowledge, the other parties thereto in accordance with their terms.

5.10 Governmental Authorizations. Section 5.10 of the Seller Disclosure Schedule identifies each Governmental Authorization held by Seller that is primarily related to the Business or the Assets, and Seller has delivered to Buyer accurate and complete copies of all such Governmental Authorizations. The Governmental Authorizations identified in Section 5.10 of the Seller Disclosure Schedule are valid and in full force and effect and will continue to be, immediately following consummation of the Transactions, without modification, and collectively constitute all Governmental Authorizations necessary for the conduct of the Business and the use of the Assets as they are currently being used. Seller and its Affiliates are, and have at all times been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Section 5.10 of the Seller Disclosure Schedule. Seller and its Affiliates have not received any written notice or other written communication from any Governmental Authority regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization related to the Assets or the Business or (b) any actual or possible revocation, withdrawal, suspension or modification of any Governmental Authorization related to the Assets or the Business.

5.11 Employee Matters.

(a) Seller will have paid all compensation (including wages, commissions, bonuses and benefits) payable to or on behalf of the Target Employees that is required to be paid on or prior to the Closing Date.

(b) There are no agreements, understandings or commitments, written or oral, of Seller to any Service Provider with respect to any compensation, severance obligations, change in control benefits, employee benefits (other than non-material fringe benefits), commissions or bonuses.

(c) Section 5.11(c) of the Seller Disclosure Schedule sets forth a true and complete list of all Employee Plans. Seller has made available to Buyer true and complete copies of all plan documents and insurance contracts (including all amendments thereto) that embody or relate to the Employee Plans which have been requested by Buyer.

(d) No Target Employee performs services outside of the United States.

(e) Each Target Employee is (i) a United States citizen, (ii) a lawful permanent resident of the United States, or (iii) an alien authorized to work in the United States either specifically for Seller or for any United States employer. Seller is in compliance in all material respects with applicable immigration Legal Requirements, has completed a Form I-9 (Employment Eligibility Verification) for each Target Employee and each such Form I-9 has since been updated as required by applicable Legal Requirements and is correct and complete as of the date hereof.

(f) The establishment, maintenance and operation of all Employee Plans has complied in all material respects, in form and operation, with the terms of all applicable plan documents and with the terms of ERISA, the Code and other applicable Legal Requirements. Neither Seller nor any of its parents, subsidiaries or any other Person that, together with Seller or its Affiliates, would be treated as a single employer under Section 414 of the Code or under Section 4001(b) of ERISA, has ever contributed to or otherwise had any liability with respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) that (i) is subject to Title IV of ERISA or Section 412 of the Code, or (ii) provides life insurance, medical or other health and welfare benefits upon retirement or termination of employment for any reason, except as may be required by COBRA, or (iii) is a “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA).

(g) Section 5.11(g)(i) of the Seller Disclosure Schedule sets forth the policy of Seller with respect to PTO Accrual and the amount of such liabilities as of January 31, 2015 for each of the Target Employees. As of the Closing, the Closing PTO Amount Schedule will set forth an accurate and complete list of the amount of PTO Accrual for each of the Target Employees. At Closing, Seller will deliver to Buyer a complete and accurate list of each Target Employee’s: (i) employee identification number, (ii) employment location, (iii) date of hire, (iv) current title, (v) current annual salary, (vi) current bonus and/or commission potential, including amounts earned but unpaid as of the date hereof, (vii) classification by Seller as exempt or non-exempt, (viii) outstanding equity awards under any Employee Plan, (ix) any wage or salary increase or bonus payments made after December 31, 2013 for any salaried employee with a base salary of $35,000 or more, and (x) any commitment to pay an amount or benefit in connection with a termination of employment (contingent or otherwise) or in connection with a change of control.

(h) Seller has properly classified Target Employees pursuant to the requirements of the Fair Labor Standards Act. Seller has properly classified, pursuant to the Code any other applicable law, all Service Providers that are treated as independent contractors. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Seller, threatened or anticipated involving any Target Employee or involving any Service Provider and relating to the Business. Neither Seller nor any of its Affiliates has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. To the knowledge of Seller, no Service Provider is obligated under any contract or agreement, subject to any judgment, decree or order of any court or administrative agency that would interfere with such person’s efforts to promote the interests of Seller or that would interfere with the Assets. Neither the execution nor delivery of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement to which Seller is a party and under which any Target Employee is now bound.

(i) Seller is not a party nor is bound by any collective bargaining agreement or other labor union contract (including any contract or agreement with any works council, trade union, or other labor-relations entity) with respect to any Target Employee, Seller has not been subject to or bound by any such collective bargaining agreement or other union contract at any time during the two (2) years prior to the date of this Agreement, and no such collective bargaining agreement or other union contract is being negotiated by Seller. To the knowledge of Seller, as of the date hereof, none of the

Service Providers is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed activities of the Assets, except for agreements between Seller or any of its Affiliates and their present and former employees, consultants and contractors.

5.12 Taxes.

(a) For purposes of this Agreement, (i) the term “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and (ii) the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b) Seller has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects and were prepared in compliance with all applicable Legal Requirements. All Taxes owed by Seller (whether or not shown or required to be shown on any Tax Return) have been paid. Seller is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. There are no audits, examinations, investigations, disputes, claims or other actions now pending or, to Seller’s knowledge, threatened with respect to any liability for Taxes of Seller. No material deficiencies exist or have been asserted with respect to Taxes of Seller.

(c) Seller’s Tax obligations will not result in the inability to materially consummate the transactions contemplated in this Agreement.

(d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, and there are no outstanding requests to extend the statutory period of limitations applicable to the assessment or collection of any Taxes or deficiencies against Seller.

(e) There is no agreement, contract, arrangement or plan to which Seller or any of its Affiliates has any outstanding obligations (conditional or otherwise) covering any Service Provider that has resulted, or could provide for a “deferral of compensation” (subject to Section 409A of the Code (or any similar provision of state law).

(f) Seller has complied with all applicable Legal Requirements relating to the withholding of Taxes and has timely collected or withheld and paid over to the proper Governmental Authority all amounts required to be so collected or withheld and paid over for all periods up to (but not including) the Closing Date under all applicable Legal Requirements, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(g) There are no Liens for Taxes (other than Permitted Encumbrances) upon the Assets.

5.13 Material Relationships. No supplier to, or distributor of or customer of the Business has notified Seller in writing of an intention to terminate or materially adversely change its existing business relationship with Seller and Seller has no reason to believe that such termination or alteration of the relationship with Seller is likely to occur. To the knowledge of Seller, no such supplier, distributor or customer is threatened with bankruptcy or insolvency.

5.14 Environmental Matters.

Except as would not have a Material Adverse Effect on the Business, with respect to any facilities or properties that are used primarily for the Business:

(a) Seller is and has at all times been in compliance with all Environmental Laws and all Environmental Permits, and any prior noncompliance by Seller with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or potential future Liability.

(b) Seller has not owned or operated any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons.

(c) Except as in compliance in all material respects with Environmental Laws and in connection with the Business, neither Seller nor, to Seller’s knowledge, any other Person has released, stored, treated, generated, used, sold, disposed of, arranged for or permitted the disposal of, handled, exposed any Person to, labeled or failed to label properly, or transported any Hazardous Substance, or owned or operated any property or facility which is or has been contaminated by any Hazardous Substance, so as to give rise to any Liabilities of Seller.

(d) No property currently or formerly owned or operated by Seller and primarily used for the Business is listed or has been proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under CERCLA or any similar or analogous list established or maintained by any Governmental Authority.

(e) Seller has not received any claims for, or other notice of, Liability under Environmental Laws relating to, pending or threatened against Seller.

(f) Seller has not assumed any Liabilities under Environmental Laws of any other Person.

(g) There are no facts, circumstances or conditions relating to the facilities, properties or operations of the Business that have given or could reasonably be expected to give rise to any Liabilities under Environmental Laws.

(h) Section 5.14(h) of the Seller Disclosure Schedules sets forth a list of all Environmental Permits used or held for use by the Business. All Environmental Permits currently required in connection with the operation of the Business in accordance with Environmental Laws are in full force and effect.

(i) Seller has provided to Buyer true and correct copies of all environmental audits, assessments, and reports and all other documents pertaining to environmental, health and safety matters relating to the past or present facilities, properties or operations of the Business, in each case which are in its possession or under its reasonable control.]

5.15 Real Estate. Seller does not and has never owned any real property used primarily for the Business. Schedule 5.15 sets forth a correct and complete list and summary description of all leases, subleases or other Contracts under which Seller is a lessor, lessee, sub-lessor, or sub-lessee of or otherwise uses or occupies any real property used primarily for the Business (collectively, the “Real Property Leases”) including the address of each parcel of real property held pursuant to the Real Property Leases (the “Leased Real Property”). True and complete copies of all Real Property Leases and all amendments, extensions, renewals, guaranties and other agreements with respect thereto have been delivered or made available to Buyer. There are no parties other than Seller or the applicable fee owner of the Leased Real Property that are in possession of any Leased Real Property or the improvements thereon or any portion or portions thereof. No Representative or Affiliate of Seller owns directly or indirectly, any interest in or has any right to occupy or use any Leased Real Property, building or other structure used or occupied by Seller. There are no pending or, to the Seller’s knowledge, proposed eminent domain or condemnation proceedings with respect to any of the Leased Real Property by any Governmental Authority. Prior to the Closing Date, Seller shall use commercially reasonable efforts to obtain all required approvals or consents required under each Real Property Lease in connection with Closing hereunder, and the assignment of the Real Property Leases to Buyer at Closing hereunder shall not constitute a default under any Real Property Lease. Seller does not owe any brokerage commissions or finder’s fees with respect to any Real Property Lease and no brokerage commission or finder’s fee will be payable with respect to the exercise of any renewal or extension of the term of any Real Property Lease. To Seller’s knowledge, each parcel of Leased Real Property and all of the buildings thereon, including the structural components of such buildings (including roofing, walls and floors), fixtures and other material improvements owned or leased by Seller, and all heating and air conditioning, plumbing, electrical and other mechanical facilities and equipment, are in good operating condition and repair (subject to ordinary wear and tear). To Seller’s knowledge, all buildings located on the Leased Real Property are supplied with utilities and other services required by Legal Requirements or necessary for the current operation of such facilities, and no written notice has been received by Seller regarding the termination or material impairment of any such service. Each parcel of Leased Real Property abuts on and has direct vehicular access to a public road, or has legal and practical access to a public road via an easement benefiting such Leased Real Property.

5.16 No Material Adverse Effect. Since December 31, 2014, there has not been any Material Adverse Effect.

5.17 Financial Statements.

(a) Attached to the Seller Disclosure Schedules are the unaudited financial statements of the Business for the year ended December 31, 2014 (the “Financial Statements”), prepared internally by Seller and including the balance sheet and statement of income and retained earnings, as of such date and for the period then ending. The Financial Statements (i) were prepared and maintained in accordance with GAAP, applied on a consistent basis, and (ii) fairly present the financial condition of the Business as of the date thereof and the results of operations and cash flow of the Business for the period indicated; provided, however, that the Financial Statements are subject to normal year-end audit adjustments and lack footnotes and other presentation items (none of the foregoing of which will be material individually or in the aggregate or if presented would differ materially from those presented in the Financial Statements).

(b) Seller maintains accurate books and records reflecting the assets and liabilities of the Business and maintains proper and adequate internal accounting controls with respect to the Business. The Financial Statements do not contain any material, non-recurring items, except as expressly set forth therein. There are no transactions of a nature material to the Business, individually or in the aggregate, that have not been properly recorded in the accounting records underlying the Financial Statements.

5.18 Undisclosed Liabilities. Seller has no direct or indirect material indebtedness or other material Liability with respect to the Business, which are not fully and adequately reflected or reserved against in the Financial Statements, except those (a) arising since the date of the Financial Statements in the Ordinary Course, (b) disclosed in the Seller Disclosure Schedule, and (c) that do not have a Material Adverse Effect on the Assets or the Business.

5.19 Accounts Receivable. All accounts receivable of Seller relating to the Business have arisen from bona fide transactions in the Ordinary Course, are enforceable and represent valid obligations to Seller. To the Seller’s knowledge, there is no contest, claim or right of set-off relating to the amount or validity of any such accounts receivable. Since the date of the Financial Statements, collection of the accounts receivable of Seller relating to the Business through the date hereof has been and is consistent with the past business practices of Seller in regard to the Business.

5.20 Operations of Seller. Except as expressly contemplated by this Agreement, since December 31, 2013, Seller has not, with respect to the Business:

(a) changed, or agreed to change, in any material manner the character of the Business;

(b) waived, or agreed to waive, any right of material value relating to the Business;

(c) except in the Ordinary Course, changed, or agreed to change, or take any action inconsistent with, any of its business policies or practices, including collecting receivables, paying payables, advertising, marketing, pricing, purchasing, sales, returns, budget or product acquisition policies or practices or any accounting policies or practices pertaining primarily to the Business, including accruals of receivables, accrual of expenses, establishment of reserves or inventory control;

(d) sold (other than products sold in the Ordinary Course), abandoned, licensed, leased (as lessor or lessee), encumbered or caused to be encumbered or made any other disposition of any of its material assets or properties relating to the Business (whether tangible or intangible);

(e) except in the Ordinary Course or in amounts less than $100,000 in the aggregate, incurred or assumed, or agreed to incur or assume, any Liability (whether or not currently due and payable) included in the Assumed Liabilities;

(f) except for equipment or inventory acquired in the Ordinary Course, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person or made any commitments to do any of the foregoing, in each case in relation to the Business;

(g) entered into any Assigned Contract not in the Ordinary Course;

(h) operated the Business other than in the Ordinary Course, including the collection of vendor rebates and prepayment of expenses;

(i) terminated or agreed to terminate, or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract that is or was material to the assets, properties, operations or condition (financial or otherwise) of the Business;

(j) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties, operations, condition (financial or otherwise) or prospects of the Business;

(k) violated, breached or defaulted under in any material respect, or take or fail to take any action that would constitute a material violation or breach of, or default under, any Contract to which Seller is a party pertaining primarily to the Business; or

(l) authorized, or committed or agreed to take, any of the foregoing actions.

SECTION 6 REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Seller as follows:

6.1 Organization, Good Standing, Corporate Power and Qualification. Buyer has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the state of Delaware. Buyer has the requisite corporate power and authority to enter into and perform this Agreement, and the Related Agreements to which Buyer is or is to be a party, to own and operate its properties and assets and to carry on its business as currently conducted.

6.2 Due Authorization, Binding Effect. All corporate action on the part of Buyer necessary for the authorization, execution, delivery of and the performance of all obligations of Buyer under this Agreement and the Related Agreements to which Buyer is or is to be a party has been taken. This Agreement, along with the Related Agreements to which Buyer is a party, when executed and delivered by Seller will constitute valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or others laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) the effect of rules of law governing the availability or enforceability of equitable remedies.

6.3 No Conflicts. The execution, delivery and performance of this Agreement, the Related Agreements to which Buyer is or is to be a party and the consummation of the transactions contemplated hereby or thereby do not and will not (i) conflict with or result in any violation or default under Buyer’s certificate of incorporation or bylaws, as amended to-date, (ii) violate any Legal Requirement to which Buyer is subject; or (iii) conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, or give any party the right to terminate, accelerate or modify, or require the consent of any Person under, any Contract to which Buyer is a party, except in the case of (iii), any violation or breach that would not prevent Buyer from performing its obligations under this Agreement or any Related Agreement to which Buyer is a party or consummating the transactions contemplated hereby or thereby.

6.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, notice, declaration or filing with, any Governmental Authority is required on the part of Buyer in order to enable Buyer to execute, deliver and perform its obligations under this Agreement or the Related Agreements to which Buyer is or is to be a party, or to consummate any of the transactions contemplated by the Agreement or the Related Agreements to which Buyer is or is to be a party.

6.5 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending (or, to Buyer’s knowledge, currently threatened) against Buyer before any Governmental Authority that would prevent or materially interfere with or delay the consummation of the transactions contemplated by the Agreement or the Related Agreements to which Buyer is or is to be a party. To Buyer’s knowledge, Buyer is not a party or subject to the provisions of any Legal Requirement that would prevent or materially interfere with or delay the consummation of the transactions contemplated by the Agreement or the Related Agreements to which Buyer is or is to be a party.

6.6 No Finder’s Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated hereby.

6.7 Absence of Changes. Since February 3, 2015, there has not occurred any change, event or condition that, individually or in the aggregate with any other changes, events and conditions, has resulted in or would reasonably be expected to result in a material adverse effect on Buyer.

6.8 Financing. Buyer will have available to it at Closing, sufficient funds to pay in full the Purchase Price.

SECTION 7 COVENANTS.

7.1 Conveyance of Assets.

(a) At or prior to the Closing, Seller shall execute any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things as are necessary to transfer, vest, perfect or confirm right, title, interest or ownership (of record or otherwise) of the Assets, including Seller’s rights in the Intellectual Property Assets, as reasonably requested by Buyer.

(b) If at any time after the Closing, Buyer or one of its Affiliates as designated by Buyer is advised that any additional deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are reasonably necessary to vest, perfect or confirm Buyer’s or one of its Affiliate’s as designated by Buyer ownership (of record or otherwise), right, title or interest in, to or under any or all of the Assets or otherwise to carry out the intent of this Agreement, Seller shall, at its expense (but subject to Section 3.3), execute and deliver all deeds, bills of sale, instruments of conveyance, assignments and assurances and take and do all such other actions and things as may be reasonably requested by Buyer in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Buyer or one of its Affiliates as designated by Buyer or otherwise to carry out this Agreement.

(c) In case after the Closing Date any further action is reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its officers or directors or Affiliates to take, all such reasonably necessary, proper or advisable actions.

(d) After the Closing Date, Seller shall cooperate with Buyer, its Affiliates and their successors and assigns in the prosecution and maintenance of the Intellectual Property Assets, including by promptly (i) disclosing relevant facts and delivering instruments and other documents reasonably requested by Buyer or its successors or assigns, and (ii) providing technical consultations reasonably requested by Buyer or its successors or assigns, including taking reasonable best efforts to make the relevant inventors and counsel that were involved in prosecution of any Intellectual Property Assets available and accessible to Buyer or its successors or assigns. All such assistance will be provided by Seller without the payment of additional compensation, except that the inventors will be paid and reimbursed by Buyer for time expended and reasonable travel and subsistence expenses incurred in performing such technical consultations requested by Buyer or its successors or assigns, such expenses to be approved in advance by Buyer or its successors or assigns. Seller and its Affiliates hereby appoint Buyer as its and their attorney in fact, and hereby authorize Buyer to execute a power of attorney form on its and their behalf for use in any jurisdiction in which Buyer may wish to have the assignment of the Intellectual Property Assets, sufficient in scope for Buyer to have such assignment registered with the applicable Governmental Authority or domain name registrar.

7.2 Employee Matters.

(a) Buyer shall, or Buyer shall cause one of its Affiliates to, extend offers of employment to Seller’s employees set forth on Schedule 7.2(a) (the “Target Employees”) (and such offers to Target Employees, the “Transfer Offers”), subject to such reasonable conditions of employment as Buyer may impose, that, if accepted, shall become effective on the Closing Date or, if a Target Employee is on disability, family leave, sick leave or other approved leave of absence (other than vacation leave) on the Closing Date, on such Target Employee’s ability to return to active service (such effective date of the Transfer Offer for each Target Employee referred to hereinafter as the “Employment Commencement Date”). At least two (2) Business Days prior to the Closing, Seller shall provide Buyer with a list of all Target Employees on disability, family leave, sick leave or other approved leave of absence (other than vacation leave) as of the Closing Date. Seller and the officers of Seller shall use commercially reasonable efforts to encourage Target Employees to accept the Transfer Offers. The Transfer Offers shall set forth the proposed terms of employment for the Target Employees, including salary, incentive compensation opportunities and benefits, with base salary no less than what is paid to such Target Employee by Seller as of the date hereof. Employment pursuant to a Transfer Offer shall be contingent, among other requirements stated in the Transfer Offer, upon such Target Employee remaining continuously employed by Seller until the end of the day prior to the Closing. Target Employees who commence employment with Buyer or an Affiliate of Buyer pursuant to a Transfer Offer shall be referred to herein as “Transferred Employees.” Nothing in this Section 7.2 or elsewhere in this Agreement shall be construed to create a right in any Target Employee, or in any other employee of Seller, to employment with Buyer or any Affiliate of Buyer. All compensation, including base salary or wages, commissions, bonuses and benefits payable by Seller to or on behalf of the Transferred Employees which is required to be paid on or before such Transferred Employee’s Employment Commencement Date, shall be vested and paid or otherwise discharged in full by Seller on or prior to such Transferred Employee’s Employment Commencement Date. Each Transferred Employee shall cease all active participation in and accrual of benefits under the Employee Plans as of the day immediately preceding such Transferred Employee’s Employment Commencement Date.

(b) Effective as of the end of the day prior to the applicable Employment Commencement Date, Seller shall terminate the employment of all Transferred Employees. Seller agrees that Buyer shall not be responsible for any severance or other obligations to any Employees, whether or not they are Transferred Employees, related to such Employees’ employment by Seller prior to the Employee’s respective Employment Commencement Date, and that Seller shall be solely responsible for any such obligations. Seller shall retain all Liability for salary, wages, accrued bonuses, accrued, but unused PTO Accrual, and any other Liabilities arising with respect to all Employees (including the Transferred Employees) before the Employment Commencement Date;

provided, however, Buyer shall, or Buyer shall cause one of its Affiliates to, assume all Liability for the payout of all unused PTO Accrual (excluding any interest, waiting time payments and the like) set forth on the Closing PTO Amount Schedule that is for the benefit of Transferred Employees. Buyer’s Transfer Offer shall include a consent from each Transferred Employee to Buyer’s or its Affiliates’ assumption of the unused PTO Accrual set forth on the Closing PTO Amount Schedule.

(c) At least two (2) Business Days prior to the Closing, Seller shall deliver to Buyer a true and accurate schedule setting forth the amount of all PTO Accrual through and as of the Closing Date for each of the Employees who have received a Transfer Offer and have not, prior to such date, rejected such Transfer Offer (the “Closing PTO Amount Schedule”).

(d) Seller shall retain and perform all Liabilities and maintain all insurance under COBRA with respect to Employees (including the Transferred Employees) and their covered dependents; provided, that Buyer shall, or Buyer shall cause one of its Affiliates to, comply with COBRA with respect to Transferred Employees that become covered by any group health insurance plan of Buyer or one of its Affiliates. Buyer or an Affiliate of Buyer shall be solely responsible for all Liability for salary, wages, bonuses, accrued, but unused vacation pay and any other Liabilities arising with respect to the performance of services by all Transferred Employees on or after each Transferred Employee’s applicable Employment Commencement Date.

(e) Buyer and its Affiliates shall not assume sponsorship or any responsibilities under any Employee Plans. Seller shall retain all Liabilities and obligations of Seller and its Affiliates under its Employee Plans and any Employee Agreements. As of the applicable Employment Commencement Date, each Transferred Employee will be eligible to participate in Buyer’s or one of its Affiliates’ employee benefit plans and programs which are generally applicable to Buyer’s or its Affiliates’ similarly situated employees, in accordance with the terms and conditions of such plans. Each Transferred Employee shall be given credit for the corresponding service recognized by Seller prior to the date he or she terminates employment with Seller for purposes of participation eligibility, vesting and benefit eligibility under Buyer’s or its Affiliates’ employee benefit plans and programs, whether in effect on the Closing Date or subsequently established by Buyer or its Affiliates; provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service or for benefit accrual purposes under any defined benefit pension plan. Buyer shall use its reasonable efforts to cause Buyer’s or its Affiliates’ health plans to provide each Transferred Employee and his or her otherwise eligible dependents with coverage commencing immediately upon the applicable Employment Commencement. If such Transferred Employee was enrolled in Seller’s corresponding plan immediately prior to the Employment Commencement Date, then Buyer shall use its reasonable efforts to cause Buyer’s or its Affiliates’ health plans to recognize each such Transferred Employee’s expenditures (including those of his or her covered dependents and/or domestic partner) under Seller’s corresponding plan for the plan year in which the Closing occurs toward any applicable deductible and annual out-of-pocket limit in Buyer’s health plans for such plan year.

(f) No provision of this Agreement (including this Section 7.2) shall (i) create any third-party beneficiary rights in any Transferred Employee, or any beneficiary or dependents thereof, (ii) be construed as in any way modifying or amending the provisions of any Employee Plan or any employee benefit plan of Buyer or any of its Affiliates, (iii) require Buyer or any of its Affiliates to continue any employee benefit plan or be construed to prevent or limit Buyer or any of its Affiliates from terminating or modifying any employee benefit plan that Buyer or its Affiliates may establish or maintain or (iv) require Buyer or any of its Affiliates to continue or maintain the employment of any Transferred Employee following the Closing Date.

7.3 Access and Information.

(a) From the date hereof until the Closing, subject to reasonable rules and regulations of Seller and any applicable Legal Requirements, Seller shall (i) afford Buyer and its Representatives access, during regular business hours and upon reasonable advance notice, but in no event less than 72 hours prior notice, to the Employees, the Assets and the Books and Records, (ii) furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the Assets, Assumed Liabilities or the Business as Buyer from time to time reasonably requests and (iii) instruct the Employees and its Representatives to reasonably cooperate with Buyer in its investigation of the Assets, Assumed Liabilities and the Business. No investigation pursuant to this Section 7.3(a) or otherwise by Buyer or its Representatives shall alter any representation or warranty given hereunder by Seller or affect any Buyer Indemnified Party’s rights to indemnification hereunder. All requests for information made pursuant to this Section 7.3(a) shall be directed to an executive officer of Seller or such Person or Persons as may be designated by Seller. All information received in any form pursuant to this Section 7.3(a) shall be governed by the terms of the Confidentiality Agreement and shall be held in confidence pursuant to Section 7.9 hereof.

(b) Following the Closing, upon the request of the other party, Seller and Buyer shall, to the extent permitted by applicable Legal Requirements and confidentiality obligations existing as of the Closing Date, grant to the other party and its Representatives during regular business hours and subject to reasonable rules and regulations of the granting party, the right, at the expense of the non-granting party, to inspect and copy the books, records and other documents in the granting party’s possession pertaining to the operation of the Assets or the Business prior to the Closing (including books of account, records, files, invoices, correspondence and memoranda, customer and supplier lists, data, specifications, insurance policies, operating history information and inventory records). In no event shall either party have access to legally privileged information of the other party, or to the consolidated federal, state or local Tax Returns of the other party.

7.4 Preservation of Business. During the period from the date hereof until the Closing, except as required by applicable Legal Requirements, as otherwise expressly contemplated by this Agreement or as set forth on Schedule 7.4, or with the prior written consent of Buyer, Seller shall, and shall cause its Affiliates to:

(a) operate and maintain the Assets and the Business in the Ordinary Course;

(b) use commercially reasonable efforts to preserve the goodwill of and relationships with Governmental Authorities, customers, suppliers, vendors, lessors, licensors, licensees, contractors, distributors, agents, employees and others having business dealings with Seller or its Affiliates in connection with Seller’s or its Affiliates’ use of the Assets or operation of the Business;

(c) comply with all Legal Requirements and Governmental Authorizations applicable to Seller’s ownership or use of the Assets or operation of the Business;

(d) maintain in full force and effect policies of insurance or substantially equivalent policies that relate to the Assets or the Business;

(e) not mortgage, pledge or subject to any Encumbrance (other than a Permitted Encumbrance) any of the Assets;

(f) not sell, assign, license, grant a covenant not to sue or release, transfer, convey, lease, surrender, relinquish, permit to expire, terminate or lapse, or otherwise dispose of any right, title or interest in or to any of the Assets;

(g) not settle or compromise any claim, Liability, Action or obligation related to or in connection with the Assets, any Assumed Liability, other than the payment, discharge or satisfaction of Liabilities in the ordinary course of business or as otherwise contemplated by this Agreement;

(h) not materially amend, waive, modify or consent to the termination of any Assigned Contract or any Governmental Authorization, or materially amend, waive, modify or consent to the termination of rights of Seller or its Affiliates thereunder;

(i) not terminate the employment or otherwise materially modify the terms and conditions of employment (including increasing the base salary payable or entering into, renewing or amending any offer letter or other employment or consulting agreement) of any of the Target Employees;

(j) not enter into any lease of real or personal property or any renewals thereof for the Assets;

(k) not take any action which would reasonably be expected to cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect or knowingly omit to take any action reasonably necessary to prevent any such representation or warranty from being untrue in any material respect at such time; or

(l) authorize or enter into an agreement to do any of the foregoing.

7.5 Commercially Reasonable Efforts. Seller and Buyer shall cooperate and use commercially reasonable efforts to fulfill as promptly as practicable the conditions precedent to the other party’s obligations hereunder, including securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the transactions contemplated by this Agreement.

7.6 Publicity. Neither Buyer nor Seller, without the prior consent of the other party, shall, and each shall cause its Representatives not to, make any public statement or press release with respect to the transactions contemplated hereby, or otherwise disclose to any Person the existence, terms, content or effect of this Agreement, except (i) to the extent that disclosure is required by Legal Requirement or to comply with the obligations set forth in this Agreement, and (ii) the parties may disclose such terms to their respective Representatives in the ordinary course of business.

7.7 Exclusivity. From the date of this Agreement until the Closing Date, neither Seller nor any of Seller’s Representatives will directly or indirectly: (i) solicit, encourage, initiate, review, accept, support, approve or participate in any negotiations or discussions with respect to any offer or proposal (formal or informal, oral, written or otherwise) to acquire all or any part of the Assets or the Business, whether by purchase of assets, exclusive license, joint venture formation, strategic partnership or other alliance formation (each of the foregoing, an “Acquisition Proposal”), (ii) disclose any information not customarily disclosed to any Person concerning the Assets and which could reasonably be used for the purposes of formulating any Acquisition Proposal, (iii) assist, cooperate with, facilitate or encourage any Person to make, participate in any discussions or negotiations with any Person with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iv) agree to, enter into a contract regarding, approve, recommend or endorse any transaction involving any Acquisition Proposal or (v) authorize or permit any of Seller’s Representatives to take any such action. Upon the execution of this Agreement, Seller shall cease, and shall cause its Representatives to cease, immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and promptly request that all confidential information with respect thereto furnished by Seller or its Representatives be returned. From the date of this Agreement until the earlier of the Closing Date or termination of this Agreement, Seller shall notify Buyer as promptly as practicable (and in any event within two (2) Business Days) of the receipt of any proposal or offer (formal or informal, oral, written or otherwise), or any inquiry or contact with any Person with respect thereto, regarding any Acquisition Proposal or of any request for information in connection with a potential Acquisition Proposal. Seller shall instruct each of its Representatives to observe the terms of this Section 7.7. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 7.7 by any Representative, whether or not such Person is purporting to act on behalf of Seller or otherwise, shall be deemed to be a breach of this Section 7.7 by Seller.

7.8 Notice.

(a) From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of (i) any fact, circumstance, event or action the existence, occurrence or taking of which (x) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (y) has resulted in, or would reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (z) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 8 to be satisfied, (ii) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the Transaction, (iii) any notice or other written communication from any Governmental Authority in connection with the Transaction, and (iv) any Actions commenced or, to the knowledge of Seller, threatened in writing against, relating to or involving or otherwise affecting Seller, the Assets or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.5 or that relates to the consummation of the Transaction.

(b) Buyer’s receipt of information pursuant to this Section 7.8 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement and shall not be deemed to amend or supplement the Seller Disclosure Schedule.

7.9 Confidentiality.

(a) Seller shall treat as confidential and shall safeguard any and all information, knowledge and data included in the Assets or the Assumed Liabilities or related to the Business, in each case by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Seller or its Affiliates used with respect thereto prior to the execution of this Agreement.

(b) From and after the Closing, Buyer shall, and shall cause its Affiliates to, treat as confidential and shall safeguard any confidential information relating to the business of Seller or its Affiliates other than the Assets or the Assumed Liabilities or primarily related to the Business that becomes known to Buyer as a result of the transactions contemplated by this Agreement, except as otherwise agreed to by Seller in writing; provided, however, that nothing in this Section 7.9(b) shall prevent the disclosure of any such information, knowledge or data to any directors, officers or employees of Buyer or any of its Affiliates to whom such disclosure is necessary in the conduct of the ownership of the Assets, the handling of the Assumed Liabilities or the operation of the Business if such Persons are informed by Buyer or one of its Affiliates of the confidential nature of such information and are directed by Buyer to comply with the provisions of this Section 7.9(b) (and Buyer shall be responsible for any such non-compliance).

(c) Buyer and Seller acknowledge that the confidentiality obligations set forth herein shall not extend to information, knowledge and data that is publicly available or becomes publicly available through no act or omission of the party owing a duty of confidentiality, or becomes available on a non-confidential basis from a source other than the party owing a duty of confidentiality so long as such source is not known by such party to be bound by a confidentiality agreement with or other obligations of secrecy to the other party. In the event that either party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process or by the rules or regulations of any regulatory authority having jurisdiction over such party or a stock exchange on which such party’s securities are traded) to disclose any confidential information, such party will, except as prohibited by law, notify the other party promptly of the request or requirement so that the latter party may seek an appropriate protective order or other remedy or waive compliance with the provisions of this Section 7.9. If the other party seeks a protective order or other remedy, the party obligated to disclose the confidential information shall provide such cooperation as the other party reasonably requests. If, in the absence of a protective order or other remedy or the receipt of a waiver hereunder, either party is, on the advice of counsel, compelled to disclose any confidential information to any tribunal or other entity or else stand liable for contempt or suffer other censure or penalty, such party may disclose the confidential information to the tribunal or other entity; provided, however, that the disclosing party shall (i) limit such disclosure to that which is reasonably required by any applicable Legal Requirement and (ii) use its reasonable best efforts to minimize the disclosure of the confidential information and to obtain, at the reasonable request of the other party, and at the other party’s cost, an order or other assurance that confidential treatment will be accorded to such portion of the confidential information required to be disclosed as the other party shall designate.

7.10 Bulk Sales Laws. Seller shall satisfy all of its Liabilities and obligations other than the Assumed Liabilities, in the ordinary course of business. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Legal Requirements of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Assets to Buyer; it being understood that any Liabilities arising out of the failure to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Legal Requirements of any jurisdiction shall be treated as Excluded Liabilities.

7.11 Company Sale Exception. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall limit, restrict, or prohibit the Seller or its Representatives from soliciting, encouraging, initiating, reviewing, accepting, supporting, approving, participating in any negotiations or discussions with respect to, or entering into any contract or agreement in principal concerning, any inquiry, offer or proposal (formal or informal, oral, written, or otherwise) for a Company Sale or disclosing information relating to the Seller to any Person in connection therewith. A Company Sale shall mean an acquisition of all or substantially all of the assets of the Seller, an acquisition of more than a majority of the Seller’s voting equity, or a merger, consolidation or other business combination or similar transaction involving the Seller, as a whole. Additionally, Seller shall not consummate a Company Sale unless the buyer or the surviving entity in such transaction agrees to assume the obligations of the Seller pursuant to this Agreement. For the sake of clarity, in no event shall a Company Sale be deemed to include the sale of the Assets or Business on a standalone basis.

SECTION 8 CONDITIONS PRECEDENT TO THE CLOSING BY BUYER.

The obligation of Buyer to consummate this Agreement is subject to the fulfillment (or waiver by Buyer) at or prior to the Closing Date of the conditions set forth below.

8.1 Representations and Warranties. Each of the representations and warranties of Seller contained in this Agreement were true and correct when made, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date). Each of the representations and warranties of Seller that are qualified as to materiality and each of the Fundamental Representations shall be true and correct, and all other representations and warranties of Seller shall be true and correct in all material respects, in each case, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

8.2 Performance. Seller shall have complied in all material respects with all covenants and agreements to be performed or satisfied by Seller on or prior to the Closing Date.

8.3 No Action. No action or proceeding shall have been instituted, pending or threatened before any Governmental Authority, or instituted, pending or threatened in writing by any Person, whether brought against Buyer or Seller, pertaining to the purchase by Buyer of the Assets, and no order shall have been issued by any Governmental Authority which could prevent, materially delay or make illegal the consummation of such purchase or would have, or be reasonably expected to have, any Material Adverse Effect.

8.4 Material Adverse Effect. No Material Adverse Effect shall have occurred.

8.5 Certificate. Buyer shall have received a certificate executed by a duly authorized officer of Seller, dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer, certifying that the conditions set forth in Section 8.1, Section 8.2, Section 8.4, Section 8.6 and Section 8.7 have been satisfied.

8.6 Governmental Approvals. Approvals from and Governmental Authority necessary for consummation of the transactions contemplated by this Agreement satisfactory in form and substance to Buyer shall have been timely obtained.

8.7 Consents Obtained; Liens Released. Each of the approvals or consents required to be obtained by Seller in connection with the transactions contemplated hereby and for the assumption by or assignment to Buyer or one of its Affiliates as designated by Buyer of the Assets, which include any or all of the consents set forth on Schedule 8.7, shall have been obtained and provided to Buyer and shall be satisfactory in form and substance to Buyer. Buyer shall have received evidence of the release and termination of all Encumbrances encumbering the Assets (including the payment of all obligations referenced in clause (ii) of the definition of Permitted Encumbrances).

8.8 Bill of Sale; Assumption Agreement; IP Assignment Agreement; Employment Agreements. Seller shall have executed and delivered the Bill of Sale, the Assumption Agreement, the IP Assignment Agreement and any other instruments of transfer reasonably requested by Buyer to consummate and make effective the transactions contemplated by this Agreement. Patrick Cerreta (“Cerreta”) and Buyer shall have entered into an employment agreement reasonably satisfactory in form and substance to Buyer.

8.9 Escrow Agreement. Seller shall have executed and delivered the Escrow Agreement to Buyer and it shall be in full force and effect as to Seller as of the Closing.

8.10 Transition Services Agreement. Seller shall have executed and delivered the Transition Services Agreement to Buyer and it shall be in full force and effect as to Seller as of the Closing.

8.11 Referral Agreement. Seller shall have executed and delivered the Referral Agreement to Buyer and it shall be in full force and effect as to Seller as of the Closing.

8.12 Approval of Documentation. Seller shall have delivered such other certificates, instruments and other documents as Buyer may reasonably request including, without limitation, a non-foreign affidavit dated as of the Closing Date, sworn under penalties of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code, stating that Seller is not a “foreign person” as defined in Section 1445 of the Code, to consummate the transactions contemplated by this Agreement and the Related Agreements.

8.13 Contemporaneous Delivery and Effectiveness. All acts and deliveries prescribed by this Section 8, regardless of chronological sequence, will be deemed to occur simultaneously and contemporaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

SECTION 9 CONDITIONS PRECEDENT TO THE CLOSING BY SELLER.

The obligation of Seller to consummate this Agreement is subject to the fulfillment (or waiver by Seller) at or prior to the Closing Date of the conditions set forth below.

9.1 Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement were true and correct when made, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date). Each of the representations and warranties of Buyer contained in this Agreement that are qualified as to materiality and the representations and warranties contained in Section 6.1 (Organization, Good Standing, Corporate Power, Qualification) and Section 6.2 (Due Authorization, Binding Effect) shall be true and correct, and all other representations and warranties of Buyer shall be true and correct in all material respects, in each case, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

9.2 Performance. Buyer shall have performed or complied in all material respects with all covenants and agreements to be performed or satisfied by Buyer prior to the Closing Date.

9.3 Consideration. On the Closing Date, Buyer shall deliver, or cause to be delivered, the Purchase Price to the Seller and to the Escrow Agent, as applicable, in accordance with Section 3.1.

9.4 Certificate. Seller shall have received a certificate executed by a duly authorized officer of Buyer, dated as of the Closing Date and reasonably satisfactory in form and substance to Seller, certifying that the conditions set forth in Section 9.1 and Section 9.2 have been satisfied.

9.5 No Actions. No action or proceeding shall have been instituted, pending or threatened before any Governmental Authority, or instituted, pending or threatened by any Person, whether brought against Buyer or Seller, pertaining to the purchase by Buyer of the Assets, and no order shall have been issued by any Governmental Authority which could prevent, materially delay or make illegal the consummation of such purchase.

9.6 Escrow Agreement. Buyer shall have executed and delivered the Escrow Agreement to Seller and it shall be in full force and effect as to Buyer as of the Closing.

9.7 Transition Services Agreement. Buyer shall have executed and delivered the Transition Services Agreement to Seller and it shall be in full force and effect as to Buyer as of the Closing.

9.8 Referral Agreement. Buyer shall have executed and delivered the Referral Agreement to Seller and it shall be in full force and effect as to Buyer as of the Closing.

9.9 Approval of Documentation. Buyer shall have delivered such other certificates, instruments and other documents as Seller may reasonably request to consummate the transactions contemplated by this Agreement and the Related Agreements.

9.10 Contemporaneous Delivery and Effectiveness. All acts and deliveries prescribed by this Section 9, regardless of chronological sequence, will be deemed to occur simultaneously and contemporaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

SECTION 10 POST-CLOSING INDEMNIFICATION.

10.1 Survival of Representations and Warranties and Related Indemnification Rights. The representations and warranties of Seller and Buyer contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, and the parties’ right to indemnification hereunder in respect of any breaches of or inaccuracies in any such representations and warranties, shall survive the Closing and continue until 5:00 p.m., California time, on the date which is the fifteen (15) month anniversary of the Closing Date; provided, that representations and warranties contained in Section 5.1 (Organization, Good Standing, Corporate Power and Qualification), Section 5.2 (Due Authorization, Binding Effect), Section 5.4 (Governmental Consents), Section 5.6 (Intellectual Property – but solely to the extent relating to title to the Intellectual Property Assets and title to Seller’s rights in the Licensed Intellectual Property), Section 5.8(b) (Sufficiency of Assets), Section 5.8(c) (Title to Assets), Section 6.6 (No Finder’s Fees), Section 6.1 (Organization, Good Standing, Corporate Power and

Qualification) and Section 6.2 (Due Authorization, Binding Effect) shall survive indefinitely and the representations and warranties set forth in Section 5.12 (Taxes) shall survive for the applicable statute of limitations plus ninety (90) days. Any willful or intentional misrepresentation or fraud (each a “Fraudulent Breach” and collectively “Fraudulent Breaches”) shall survive indefinitely. In the event notice of any claim for indemnification under Section 10.2 hereof has been given within the applicable survival period, such claim shall survive until such time as such claim is finally resolved. The parties acknowledge that the time periods set forth in this Section 10.1 and elsewhere in this Agreement for the assertion of claims and notices under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties. The parties further acknowledge that the time periods set forth in this Section 10.1 and elsewhere in the Agreement may be shorter than otherwise provided by Legal Requirement.

10.2 Indemnification.

(a) Subject to Section 10.2(c), Seller shall defend, indemnify and hold harmless Buyer and its Representatives (the “Buyer Indemnified Parties”) from, against and in respect of any loss, cost, charge, expense, Liability, claim, demand, action, suit, proceeding, payment, judgment, settlement, assessment, deficiency, tax, interest, penalty or damages (including reasonable fees and disbursements of counsel and accountants and other reasonable costs and expenses incident to any actual or threatened claim, suit, action or proceeding (each, an “Action”)) (collectively, the “Damages”), imposed on, sustained, incurred or suffered by any of the Buyer Indemnified Parties, whether in respect of third-party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to or arising out of (i) any breach or inaccuracy of Seller’s representations and warranties under this Agreement or in any Related Agreements, excluding any Fraudulent Breach which shall be governed by Section 10.2(a)(iii), (ii) any breach of any covenant or agreement of Seller contained in this Agreement or in any Related Agreement that is to be performed prior to the Closing, and/or (iii) any Fraudulent Breach. In addition, Seller shall defend, indemnify, and hold harmless the Buyer Indemnified Parties, without limitation as to amount, duration or any other potential limitation, from and against any Damages imposed on, sustained, incurred or suffered by any of the Buyer Indemnified Parties, whether in respect of third-party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to or arising out of (x) any breach of any covenant or agreement of Seller contained in this Agreement or any Related Agreement that is to be performed as of (e.g., conveyance and delivery of the Assets at the Closing pursuant hereto) or after the Closing, (y) any and all Excluded Liabilities and (z) any action or claim asserted by any shareholder or creditor of Seller relating to this Agreement or the Transactions.

(b) Subject to Section 10.2(c), Buyer shall defend, indemnify and hold harmless Seller and its Representatives (the “Seller Indemnified Parties”) from and against any Damages imposed on, sustained, incurred or suffered by any of Seller Indemnified Parties, whether in respect of third-party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to or arising out of (i) any breach or inaccuracy of Buyer’s representations and warranties under this Agreement or any Related Agreements, excluding any Fraudulent Breach which shall be governed by

Section 10.2(b)(iii), (ii) any breach of any covenant or agreement of Buyer contained in this Agreement or any Related Agreement that is to be performed prior to the Closing, (iii) any Fraudulent Breach and/or (iv) claims under the Worker Adjustment and Retraining Notification Act (“WARN Act”) asserted by or on behalf of any Transferred Employee(s) who experience an “employment loss” under the WARN Act that is initiated by Buyer or one of its Affiliates. In addition, Buyer shall defend, indemnify and hold harmless the Seller Indemnified Parties, without limitation as to amount, duration or any other potential limitation, for all Damages imposed on, sustained, incurred or suffered by any of the Seller Indemnified Parties, whether in respect of third-party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to or arising out of (x) any breach of any covenant or agreement of Buyer contained in this Agreement or any Related Agreement that is to be performed as of (e.g., payment of the Purchase Price and deposit of the Escrow Amount at the Closing pursuant hereto) or after the Closing and (y) any and all Assumed Liabilities.

(c) Limitations on Indemnification Liability.

(i) Other than (x) rights to specific performance and injunctive relief with respect to a party’s covenants and agreements under this Agreement, (y) as set forth in Section 11.2(b) or (z) in the event of a Fraudulent Breach, the indemnification provided under Section 10.2 shall be the sole and exclusive remedy of the parties and any other Persons claiming by or through any party (including the Indemnified Parties) following the Closing with respect to this Agreement or any Related Agreement, including any misrepresentation or inaccuracy in, or breach of, any representations or warranties, or any breach or failure in performance prior to, on or after the Closing of any covenants or agreements, made by the other parties in this Agreement, any Related Agreements, or in any schedule or exhibit hereto or thereto or any document delivered pursuant to this Agreement, and each party hereby waives, to the full extent that it may do so, any other rights or remedies that may arise under any applicable Legal Requirements. Any amounts for which Seller may be liable hereunder shall be payable first from the Escrow Fund; following such time when there are no amounts remaining in the Escrow Fund, any amounts for which Seller may be liable hereunder shall be payable directly by Seller in accordance with this Section 10.2.

(ii) Notwithstanding any provision to the contrary contained in this Agreement, but subject to Section 10.2(c)(iv), the sole source and recourse to satisfy any and all indemnification claims of Buyer Indemnified Parties under Section 10.2(a)(i) (excluding claims relating to any breach or inaccuracy of a Fundamental Representation) shall be the amount of Escrow Funds then held by the Escrow Agent pursuant to the Escrow Agreement.

(iii) Notwithstanding any provision to the contrary contained in this Agreement, but subject to Section 10.2(c)(iv), the aggregate liability of Buyer with respect to all indemnification claims under Section 10.2(b)(i) (excluding claims relating to any breach or inaccuracy of a Fundamental Representation) shall be limited to an amount equal to $1,030,000 in the aggregate.

(iv) Except for the last sentence of Section 10.2(c)(i), Section 10.2(c) shall not apply to claims arising out of or based upon any Fraudulent Breach, which shall not be limited hereunder. Sections 10.2(c)(ii) and Section 10.2(c)(iii) shall not apply to (A) claims for indemnification under (1) Section 10.2(a)(i) or 10.2(b)(i) of this Agreement based on any breach or inaccuracy of the representations and warranties set forth in Section 5.1 (Organization, Good Standing, Corporate Power and Qualification), Section 5.2 (Due Authorization, Binding Effect), Section 5.3 (No Conflicts), Section 5.6 (Intellectual Property – but solely relating to title to the Intellectual Property Assets or the Intellectual Property Licenses), Section 5.6(b) (Sufficiency of Assets), Section 5.8(c) (Title to Assets), Section 6.6 (No Finder’s Fees), Section 6.1 (Organization, Good Standing, Corporate Power and Qualification) and Section 6.2 (Due Authorization, Binding Effect) (collectively, the “Fundamental Representations”), or (2) Section 10.2(a) (ii) or 10.2(b)(ii) of this Agreement, the liability for all of which shall be limited to the Purchase Price, or to (B) the last sentence of Section 10.2(a) or 10.2(b) of this Agreement, the liability for all of which shall be limited to the Purchase Price.

(v) Following the determination that a breach of a representation, warranty, covenant or agreement has occurred, for purposes of computing any Damages under this Section 10 with respect to any representation, warranty, covenant or agreement that is qualified as to materiality by use of the terms “in all material respects,” or words of substantially equivalent meaning, the amount of the Damages shall be the entire Damages arising (excluding any and all punitive, special or exemplary damages) by reason of the breach of such representation, warranty, covenant or agreement and not merely the amount of such Damages in excess of the minimum amount that would result in such representation, warranty, covenant or agreement being breached.

(d) In the event an Indemnified Party shall have or reasonably anticipates a claim against the Indemnifying Parties, the Indemnified Party shall deliver a notice of such claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party and, in the case of an indemnification claim by the Buyer Indemnified Parties, to the Escrow Agent to the extent there has not been a distribution in full of the Escrow Fund. Such Claim Notice shall set forth the estimated amount of the Damages to the extent reasonably available at such time (which estimate shall not be conclusive of the final amount of such claim) for which the Indemnified Party is seeking indemnification hereunder (the “Claimed Amount”) and a summary in reasonable detail of the basis for the claim (to the extent reasonably available at such time). The failure to give such notice shall not affect whether the Indemnifying Parties are liable for indemnification of the Claimed Amount specified in such Claim Notice unless and only to the extent that the Indemnifying Party is materially prejudiced thereby. If the Claim Notice relates to a claim asserted by a Person not party to this Agreement (a “Third Party Claim”) the Indemnifying Parties shall have the right to control the defense and settlement of such claim if the Indemnifying Parties give notice of the intention to do so to the Indemnified Parties within thirty (30) days (or such lesser number of days set forth in the Claim Notice as may be required by any court proceeding) after the Indemnifying Parties receive such Claim Notice, subject to the limitations below, and shall have the right to select and retain legal counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, to defend or settle any claim or demand subject to this Section, provided that the Indemnified Party shall have the right to retain its own counsel, at its sole expense, to monitor the defense or settlement of any claim or demand. By assuming the defense of a claim or demand, the Indemnifying Party shall be deemed to have conclusively acknowledged its obligation to indemnify the Indemnified Party with respect to such claim or demand to the extent required pursuant to this Agreement. In the event that (i) the Indemnifying Party fails or elects not to assume the defense of the claim in accordance with this Section, or the Indemnifying Party fails to diligently pursue the defense of such assumed claim or demand, (ii) an Indemnified Party determines in good faith that there is a reasonable possibility that an adverse determination with respect to the proceeding giving rise to such claim for indemnification would be materially detrimental to the Indemnified Party’s current business or future business prospects (including the fact that such Third Party Claim involves any of the employees, customers, suppliers, or any other Persons having beneficial relationships with the Business), (iii) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation, investigation or any other matter involving a Governmental Authority; (iv) the claim seeks by a specifically plead motion separate and distinct from a general claim for relief in a complaint, an injunction or equitable relief against the Indemnified Party, or (v) under applicable standards of professional conduct, a conflict of interest on any significant issue related to such proceeding exists between the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, then in each case the Indemnified Party shall conduct or re-assume the defense of and shall have the right to settle any such claim (and the costs and expenses incurred by the Indemnified Party in connection with such defense or settlement shall be included in the Damages for which the Indemnified Party may seek indemnification pursuant to a claim made hereunder). The Indemnifying Parties shall have the right to receive copies of all pleadings, notices and communications with respect to the claim and shall have the right to retain its own counsel, at its sole expense, to monitor the defense or settlement of any claim or demand. The party conducting the defense of a claim shall only have the right to settle and compromise any claim or demand if the other party to this Agreement provides its prior written consent to such settlement or compromise, which consent shall not be unreasonably withheld or delayed.

(e) Within twenty (20) calendar days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a response, in which the Indemnifying Party shall either: (i) agree that the Indemnified Party is entitled to receive the Claimed Amount or the Agreed Amount (in which case: (A) where the Indemnifying Party is Seller and prior to full distribution of the Escrow Fund, the response shall be accompanied by a written notice executed by the Indemnifying Party instructing the Escrow Agent to disburse the Claimed Amount or the Agreed Amount (as applicable) to the Buyer Indemnified Party, and (B) where the Indemnifying Party is Seller and following the distribution in full of the Escrow Fund, Seller shall remit payment of such Claimed Amount or Agreed Amount to Buyer promptly and in any event within five (5) Business Days of such response and (C) where the Indemnifying Party is Buyer, Buyer shall remit payment of such Claimed Amount or Agreed Amount to Seller promptly and in any event within five (5) Business Days of such response) or (ii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

If the Indemnifying Party does not respond within such 20-day period, it will be deemed to have conceded that the Indemnified Party is entitled to receive the Claimed Amount.

(f) During the twenty (20) calendar day period following the delivery of a response from the Indemnifying Party that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such twenty (20) calendar day period, the Indemnifying Party and the Indemnified Party shall submit the Dispute to binding arbitration, and the provisions of Section 10.3 shall become effective with respect to such Dispute. If applicable, Seller and Buyer shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by Seller and Buyer instructing the Escrow Agent as to what (if any) portion of the Escrow Fund shall be disbursed to Buyer and/or Seller (which notice shall be consistent with the terms of the resolution of the Dispute). In the event a Dispute is resolved following the distribution in full of the Escrow Fund, the Indemnifying Party shall pay all amounts payable pursuant to this Section 10, by wire transfer of immediately available funds, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), but in no event more than five (5) Business Days following the resolution of the Dispute.

10.3 Arbitration.

(a) Any Dispute arising out of or in connection with this Agreement or the Related Agreements, or the breach, termination or invalidity thereof (including any controversy or claim sounding in tort), shall be finally settled by arbitration in accordance with the rules of arbitration then in effect of the Judicial Arbitration and Mediation Services, Inc. Any party hereto may initiate a binding arbitration proceeding for the final resolution of any Dispute by delivering a notice to the other party hereto, describing the Dispute to be arbitrated. The place of arbitration shall be in Chicago, Illinois.

(b) The arbitration shall be conducted before a single arbitrator jointly selected by the parties. If the parties are unable to agree upon the arbitrator within ten (10) days from receipt of the notice with request for arbitration, the Indemnifying Party and Indemnified Party each shall choose one arbitrator and the two arbitrators so selected shall select a third arbitrator. The third arbitrator shall conduct the arbitration.

(c) Notwithstanding any contrary provision of the rules of arbitration then in effect of the Judicial Arbitration and Mediation Services, Inc., the parties to the arbitration shall be entitled to undertake discovery in the arbitration as determined by the arbitrator(s) at his or her discretion; provided, that such discovery shall not exceed more than (i) 10 witness depositions, plus the depositions of any expert designated by the other party, (ii) 25 interrogatories, and (iii) 30 document requests. The arbitrator(s) shall have authority to hear and rule upon all discovery motions.

(d) Unless otherwise required by law (including securities laws and the rules of The NASDAQ Stock Market LLC), the parties to this Agreement undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Subject to the limitations described in this Section 10.3(d), information covered by the confidentiality undertaking in this Section 10.3(d), may not, in any form, be disclosed by either party to a third party without the prior written consent of the other party.

10.4 Tax Cooperation. After the Closing, Seller and Buyer agree to cooperate with each other in connection with any inquiry, audit, determination or proceeding affecting the Liability of either of them for Taxes, and, in connection with the determination of any such Liability, each of them shall make available to each other within a reasonable amount of time, at no cost to the requesting party, any documents, correspondence, reports, books and records and any other materials bearing on such Tax inquiry, audit, examination, proceeding or determination then in the possession of the requested party; provided that each party shall be reimbursed for any reasonable out-of-pocket expenses it incurs in assisting another party under this Section 10.4.

10.5 No Other Representations or Warranties. Except for the representations and warranties contained in Section 5 (as modified by the Seller Disclosure Schedule) and Section 6, neither Seller nor Buyer, nor any other Person, as applicable, makes any other express or implied representation or warranty with respect to Seller, Buyer, the Assets or the Transaction, as applicable, and each of Seller and Buyer disclaims any other representations or warranties, whether made by Seller or any of its Affiliates or Buyer or any of its Affiliates, as applicable, or any of their respective officers, directors, employees, agents or representatives, including any warranty of merchantability or fitness for a particular purpose.

10.6 Tax Treatment of Indemnity Payments. Seller and Buyer agree to treat any indemnity payment made pursuant to Section 10 as an adjustment to the Purchase Price under this Agreement, unless otherwise required by applicable Legal Requirements.

SECTION 11 POST-CLOSING RESTRICTIVE COVENANTS.

11.1 Restrictive Covenants.

(a) At all times until the fifth (5th) anniversary of the Closing Date (the “Restricted Period”), Seller shall not, and shall cause its subsidiaries and controlled Affiliates not to, directly or indirectly, (i) solicit to employ, or solicit to provide services to Seller or any of its subsidiaries and controlled Affiliates, (x) any Transferred Employee who is then currently employed by Buyer or an Affiliate of Buyer, or (y) any Person with whom Seller had contact in connection with Buyer’s investigation of the Business or the Business or negotiation of this Agreement who is then currently employed by Buyer or an Affiliate of Buyer, or (ii) induce or attempt to induce (x) any Transferred Employee who is then currently employed by Buyer or an Affiliate of Buyer, or (y) any Person with whom Seller had contact in connection with Buyer’s investigation of the Business or the Business or negotiation of this Agreement who is then currently employed by Buyer or an Affiliate of Buyer, to terminate his or her employment or association with Buyer or its Affiliates. For purposes of this Section

11.1(a), the term “solicit” shall not include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on or directed to (x) any Transferred Employee who is then currently employed by Buyer or an Affiliate of Buyer, or (y) any Person who participated in the investigation of the Business or the Business or negotiation of this Agreement who is then currently employed by Buyer or an Affiliate of Buyer.

(b) At all times during the Restricted Period, Seller shall not, and shall cause its subsidiaries and controlled Affiliates not to, directly or indirectly (i) purchase or otherwise enter into any marketing, referral or similar arrangements to use any search engine, Internet portals or other sources of Internet referral traffic, including Google, Bing, Yahoo, Ask, Facebook, Groupon and the like with respect to any of the search terms listed on Schedule 11.1 hereto or (ii) engage directly in the provision of team apparel, work wear, spirit jerseys (including billboard prints), fan jerseys, varsity jackets and letterman jackets, corporate apparel and custom embroidered team uniforms and custom embroidered jackets.

11.2 Certain Acknowledgements.

(a) Seller acknowledges and agrees that Buyer may be irreparably harmed if Seller or its subsidiaries or controlled Affiliates in any other manner breach the covenants contained in this Section 11 (the “Restrictive Covenants”) and that any such breach would result in a substantial loss of goodwill by Buyer. Seller further acknowledges and agrees that the Restrictive Covenants and agreements set forth in this Section 11 were a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, and that Buyer would not obtain the full benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if Seller breached the provisions of this Section 11. Seller acknowledges that the restrictions set forth in this Section 11 are reasonable and necessary to protect the goodwill of the Business being purchased by Buyer hereunder. If, at the time of enforcement of the Restrictive Covenants, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by applicable Legal Requirements.

(b) If either Seller or a subsidiary or controlled Affiliate of Seller breaches, or threatens to commit a breach of, any of the Restrictive Covenants, Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity:

(i) the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyer and that money damages would not provide an adequate remedy; and

(ii) the right and remedy to require Seller or such subsidiary or controlled Affiliate to account for and pay over to Buyer any profits, monies, accruals, increments or other benefits derived or received by such Person as the result of any transactions constituting a breach of the Restrictive Covenants.

SECTION 12 TERMINATION.

12.1 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned, at any time on or prior to the Closing Date:

(a) with the mutual written consent of Seller and Buyer;

(b) by Seller or Buyer, if the Closing shall not have taken place on or before April 15, 2015 (the “Termination Date”); provided, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to (i) Seller if the failure of Seller to fulfill any of its obligations under this Agreement caused the failure of the Closing to occur on or before such date or if the failure is of the condition set forth in Section 9.5 attributable to any claim or proceeding challenging the Transaction, which, in such case, the Seller shall have the right to terminate this Agreement under this Section 12.1(b) if the Closing shall not have taken place on or before September 30, 2015, or (ii) Buyer if the failure of Buyer to fulfill any of its obligations under this Agreement caused the failure of the Closing to occur on or before such date;

(c) by Seller or Buyer if any permanent injunction or other order of a Governmental Authority of competent authority preventing the consummation of the Transaction shall have become final and non-appealable;

(d) by Seller or Buyer if there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transaction by any Governmental Authority that would make consummation of the Transaction illegal;

(e) by Seller if any of the conditions set forth in Section 9 shall have become incapable of fulfillment on or prior to the Termination Date, as such date may be extended pursuant to Section 12.1(b), and shall not have been waived by Seller, unless the failure of such condition is the result of a material breach of this Agreement by Seller; or

(f) by Buyer if any of the conditions set forth in Section 8 shall have become incapable of fulfillment on or prior to the Termination Date, as such date may be extended pursuant to Section 12.1(b), and shall not have been waived by Buyer, unless the failure of such condition is the result of a material breach of this Agreement by Buyer.

In the event of termination by Seller or Buyer pursuant to this Section 12.1 (other than Section 12.1(a)), written notice thereof shall be given to the other party.

12.2 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Section 7.6 (Publicity) and all of Section 13 (and any related definitional provisions set forth in Section 1) which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior breach of this Agreement.

In the event of the termination of this Agreement solely in accordance with Section 12.1(e) or 12.1(f), but only if such termination is the result of a condition set forth in Section 8 or Section 9 (as applicable) and within the non-terminating party’s control being incapable of fulfillment due to the material breach of this Agreement by the non-terminating party, the Party in material breach of this Agreement shall be liable to the other party to this Agreement for all reasonable costs and expenses (including fees and expenses of professionals) incurred by such other party directly in connection with this Agreement and the transaction (including costs of enforcement) following November 7, 2014 (excluding any and all punitive, special or exemplary damages), which shall be the terminating party’s sole and exclusive remedy for any Damages arising from or relating to termination of this Agreement and the Transaction.

If this Agreement is terminated by Buyer or Seller pursuant to Section 12.1(c) or 12.1(d) by reason of any claim, proceeding or order challenging the Transaction, then within sixty (60) days after the date of termination of this Agreement, Seller shall pay to Buyer all reasonable costs and expenses (including fees and expenses of professionals) incurred by Buyer directly in connection with this Agreement and the transaction following November 7, 2014 (excluding any and all punitive, special or exemplary damages), provided however, that in no event shall the amount paid pursuant to this paragraph exceed $250,000. The recovery of any amount pursuant to this paragraph shall be Buyer’s sole and exclusive remedy for any Damages arising from or relating to termination of this Agreement and the Transaction.

SECTION 13 GENERAL PROVISIONS.

13.1 Notices. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be personally delivered, mailed using first-class, registered, or certified mail, postage prepaid, faxed or sent by electronic mail to the following addresses or to such other address as the parties hereto may designate in writing:

Seller:

CafePress Inc.

6901 Riverport Drive

Louisville, Kentucky 40258

Attn: General Counsel

Fax:

Email:

with a copy to, which shall not constitute notice:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attn: Jorge del Calvo

Fax: (650) 233-4545

Email: jorge@pillsburylaw.com

Buyer:

Logo Sportswear Inc.

c/o Gladstone Investment Corporation

1521 Westbranch Drive

Suite 100

McLean, VA 22102

Attn: Portfolio Management

Fax: (703) 287-5801

and

Digital Fuel Capital, LLC

339 Auburn Street

Suite 12

Newton, MA 02446

Attn: Carson Biederman

Fax: (617) 467-6801

Email: carson@digitalfuelcapital.com

with a copy to, which shall not constitute notice:

Dickstein Shapiro LLP

1825 Eye Street, N.W.

Washington, D.C. 20006-5403

Attn: Emanuel Faust, Jr.

Telephone: (202) 410-3127

Fax: (202) 420-2201

Email: fauste@dicksteinshapiro.com

All such notices, requests, consents and other communications shall be deemed to be properly given (a) if delivered personally to the address as provided in this Section, upon delivery, (b) if delivered by facsimile transmission or electronic mail to the facsimile number or email address as provided for in this Section 13.1 upon delivery confirmation if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) if sent by registered or certified mail, three (3) Business Days after the same has been deposited in the mail, addressed and postage prepaid as set forth above and (d) if delivered by overnight courier to the address as provided in this Section 13.1, on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 13.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

13.2 Expenses. Each party will pay for its own legal, accounting, investment banking or valuation services, and any and all other costs and expenses incurred with respect to the transactions contemplated hereby and the negotiation and execution of this Agreement. The costs and expenses charged by the Escrow Agent to open, maintain and operate the Escrow Fund shall be shared equally by the Seller and the Buyer.

13.3 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed by the parties hereto and delivered shall be deemed to be an original, and all such counterparts taken together shall be deemed to be but one and the same instrument. This Agreement may be executed and delivered by facsimile or .PDF signature, and upon such delivery the facsimile signature or .PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

13.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of Delaware, excluding that body of law pertaining to conflicts of laws.

13.5 Integration and Construction. This Agreement, the Confidentiality Agreement and the Related Agreements (including in each case all schedules and exhibits hereto or thereto) shall comprise the complete and integrated agreement of the parties hereto and shall supersede all prior agreements, written or oral, on the subject matter hereof. Upon the Closing, the Confidentiality Agreement shall terminate and be of no further force and effect. Any captions to, or headings of, the sections of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation of this Agreement. Where the context so requires, words used in any gender shall be deemed to include other genders, and the singular number shall include the plural and vice versa. Unless the context requires otherwise, wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed followed by the words “without limitation.” The Recitals appearing at the beginning of this Agreement, and the Exhibits and Schedules attached hereto, are hereby incorporated into and are deemed to constitute a part of the operative text of this Agreement. Each party hereto and such party’s counsel have had the full opportunity to review and comment upon, and have reviewed and commented upon, this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any Exhibits or Schedules attached hereto.

13.6 Waivers and Amendments. No amendment, modification, supplement or waiver of any provision of this Agreement, and no consent to any departure therefrom, may in any event be effective unless in writing and signed by the party or parties affected thereby, and then only in the specific instance and for the specific purpose given. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.7 Injunctive Relief. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach or threatened breach, and each party agrees to waive any requirement to post any bond in connection with obtaining such relief.

13.8 Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, that Buyer may, without the prior written consent of Seller, assign any or all of its rights or obligations under this Agreement to any Affiliate of Buyer. Subject to the foregoing, this Agreement and the provisions hereof shall be binding upon and inure to the benefit of each of the parties and their successors and assigns.

13.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

13.10 Time of Essence. Time is of the essence of each and every term, condition, obligation, and provision hereof.

13.11 No Third Party Beneficiaries. Except as expressly provided by this Agreement, nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the parties to this Agreement and their respective permitted successors or assigns any rights (including, without limitation, third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties to this Agreement as partners or as participants in a joint venture. Except as expressly provided by this Agreement, this Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

BUYER:

LOGO SPORTSWEAR INC., a Delaware corporation

By:	/s/ Carson Biederman
Name: Carson Biederman
Title:

[Signature Page to Asset Purchase Agreement]

SELLER :

CAFEPRESS INC. a Delaware corporation

By:	/s/ Garett Jackson
Name: Garett Jackson
Title: Chief Financial Officer

[Signature Page to Asset Purchase Agreement]

Schedule A

www.logosportswear.com

www.teamsportswear.com

www.logosoftwear.com and

www.Tfund.com

Schedule 1.1

(ff) Employees

See Schedule 7.2 Target Employees

(aaa)(i) Seller Knowledge Individuals

Patrick Cerreta

Thomas Kordik

(aaa)(ii) Buyer Knowledge Individuals

Carson Biederman

Steve Owens

Schedule 2.1(c)

Assigned Contracts

(i) Contracts

School Information Terms of Use Agreement*1

Maintenance Agreement dated December 31, 2013 by and between Connecticut Business Systems, LLC and Seller

Commercial Services Agreement dated August 29, 2013 by and between Cox Rhode Island Telcom, LLC and Seller

Agreement for Service dated January 16, 2014 by and between EarthLink Business, a subsidiary of EarthLink, Inc. and Seller

Order Form dated June 27, 2013 by and between eKomi Ltd. and Seller

LexiConn Internet Services, Inc. Subscriber Agreement*

Client Agreement dated December 30, 2014 by and between The MAIL Group and Seller

PayPal User Agreement*

Hosting Services Agreement dated June 7, 2012 by and between Rackspace US, Inc. and Seller**2

Hosting Services Agreement dated June 20, 2012 by and between Rackspace US, Inc. and Seller**

ROI Revolution Tracking Code Technology License Agreement dated March 28, 2014 by and between ROI Revolution, Inc. and Seller

ShopSite, Incorporated Software License Agreement*

WePay, Inc. Terms of Service*

Subcontrator Agreement dated April 16, 2008 by and between Computerized Embroidery Company and Seller**

Subcontrator Agreement dated October 13, 2009 by and between Dubow Textile and Seller

[1]	*This Agreement consists only of an online Terms of Service document and no underlying agreement.
[2]	** As of the date hereof, a fully executed version of the Agreement has not been located; Seller confirms that the agreement is in effect.

Subcontrator Agreement dated April 19, 2010 by and between Rockland Embroidery, Inc. and Seller

Subcontrator Agreement dated February 8, 2010 by and between Stahls’ Decorating Fulfillment

Center and Seller

Subcontrator Agreement dated November 19, 2010 by and between Stitch Designers Inc. and Seller

Subcontrator Agreement dated February 5, 2010 by and between Visual Promotions, LLC and Seller

Agreement dated December 23, 2008 by and between Steve Roberts and Seller, as amended by that certain Repurchase and Cancellation of Stock Option, dated April 2, 2012

Contractor Services Agreement dated May 28, 2014 by and between GradientWave, LLC and Seller

Statement of Work #1 dated May 28, 2014 by and between GradientWave, LLC and Seller

Statement of Work #2 dated December 31, 2014 by and between GradientWave, LLC and Seller

(ii) Leases

Lease dated July 1, 2008 by and between Cornwall Properties, LLC, as Landlord, and Seller, as Tenant, as amended.

(iii) Intellectual Property Licenses

Letter Agreement dated August 13, 2007 by and between Dakota Collectibles and Seller.

License Agreement dated April 13, 2010 by and between Action Illustrated and Seller.*

Schedule 2.1(d)

Purchased Assets: Intellectual Property Registrations

Registered Trademarks:

			Filing	Registration	Registration
Jurisdiction	Title	Serial No.	Date	No.	Date	Status
		77-479376	5/20/2008	3629953	6/2/2009	Issued - §8
USPTO	Logo Sportswear.com					due
6/2/2015
		77-479426	5/20/2008	3629954	6/2/2009	Issued - §8
USPTO	Team Sportswear.com					due
6/2/2015
USPTO	TFUND	86-465195	11/26/2014	N/A	N/A	Pending

Copyrights:

Type	Registration No.	Registration Date	Title	Claimant
Text	TX0007552537	6/8/2012	LogoSportswear.com	CafePress Inc.
Website Version 1
Text	TX0007616247	10/29/2012	LogoSportswear.com	CafePress Inc.
Website Version 2
Text	TX0007799974	6/6/2013	LogoSportswear.com	CafePress Inc.
Website Version 3
Text	TX0007658852	10/29/2012	TeamSportswear.com	CafePress Inc.
Website Version 1
Text	TX0007756169	6/6/2013	TeamSportswear.com	CafePress Inc.
Website Version 2
Text	TX0007883553	11/14/2013	TeamSportswear.com	CafePress Inc.
Website Version 3
Text	TX0007623922	10/25/2012	CustomTshirts.com	CafePress Inc.
Website Version 1
Text	TX0007756195	6/6/2013	CustomTshirts.com	CafePress Inc.
Website Version 2
Text	TX0007883560	11/14/2013	CustomTshirts.com	CafePress Inc.
Website Version 3
Text	TX0007801678	11/11/2013	Tfund Website	CafePress Inc.
Version 1

Domain Names:

4PRINT.CO

ATHLETIC-JERSEYS.COM

BANNERDESIGNTEMPLATES.COM

BASKETBALLUNIFORMS.CO

BIGTALLAPPAREL.COM

CHAMPIONSHIPTSHIRTS.COM

CONNECTICUTBASKETBALL.NET

COOLSHIRTSHOPS.COM

COOLTSHIRTSHOPS.COM

COTTONORGANICSHIRTS.COM

COTTONORGANICTEES.COM

COTTONORGANICTSHIRTS.COM

CUSTOM-APPAREL.COM

CUSTOM-SWEATS.COM

CUSTOM-UNIFORMS.CO.UK

CUSTOMBANNERDESIGNER.COM

CUSTOMBANNERSFAST.COM

CUSTOMBANNERSSIGNS.COM

CUSTOMDIGITALBANNERS.COM

CUSTOMDIGITALSHIRTS.COM

CUSTOMDIGITALSIGNS.COM

CUSTOMDIGITALTSHIRTS.COM

CUSTOMFANJERSEYS.COM

CUSTOMGOLFBALLSFAST.COM

CUSTOMJERSEY.CO.UK

CUSTOMJERSEYS.CO

CUSTOMORGANICSHIRTS.COM

CUSTOMORGANICSPORTSWEAR.COM

CUSTOMORGANICTSHIRTS.COM

CUSTOMSHIRTMARKETPLACE.

COM CUSTOMSHIRTSFAST.COM

CUSTOMSIGNSFAST.COM

CUSTOMSIGNSFAST.NET

CUSTOMSPORTSWEAR.CO.UK

CUSTOMSPORTSWEAR.COM

CUSTOMSWEATSHIRTSFAST.COM

CUSTOMTSHIRTMARKETPLACE.COM

CUSTOMTSHIRTS.COM

CUSTOMTSHIRTSFAST.CO.UK

CUSTOMTSHIRTSFAST.COM

CUSTOMWORKAPPAREL.COM

CUSTOMWORKJACKETS.COM

CUSTOMWORKUNIFORMS.COM

CUSTOMWORKWEAR.COM

DIGITALTSHIRTPRINTER.COM

DIGITALTSHIRTPRINTING.COM

EMBROIDER-CAPS.COM

EMBROIDER-POLOS.COM

EMBROIDERED-SPORTSWEAR.

COM FULLCOLORSHIRTS.COM

FUNDRAISE4CHARITYEVENTS.COM

FUNDRAISEFORCHARITYEVENTS.COM

FUNDRAISERS4CHARITY.COM

FUNDRAISERSFORCHARITY.COM

FUNDTE.ES

GOLFBALLPHOTOS.COM

GOLFSIGNSFAST.COM

GOLFTEESIGNS.NET

GOLFTEESIGNSFAST.COM

GROUPPRINTS.COM

IMPRINTEDBANNERS.COM

IMPRINTEDPROMOPRODUCTS.COM

IMPRINTEDSPORTSWEAR.COM

INKEARNERS.COM

LOGO-SPORTSWEAR.CO.UK

LOGO-SPORTSWEAR.COM

LOGOGOLFWEAR.COM

LOGOSOFTWEAR.CO

LOGOSOFTWEAR.CO.UK

LOGOSOFTWEAR.COM

LOGOSPORTSWEAR.BIZ

LOGOSPORTSWEAR.CO

LOGOSPORTSWEAR.COM

LOGOSPORTSWEAR.INFO

LOGOSPORTSWEAR.MOBI

LOGOSPORTSWEAR.NET

LOGOSPORTSWEAR.US

LOGOTSHIRTDESIGNS.COM

LSW.MX

MADETOORDERSHIRTS.COM

MASCOTTSHIRTDESIGNS.COM

MERCHRUSH.COM

ONLINEBANNERDESIGNER.COM

ONLINEEMBROIDERYDESIGN.COM

ONLINEEMBROIDERYDESIGNER.COM

ONLINESIGNDESIGNER.COM

ORGANIC-TSHIRTS.COM

PERSONALIZEBAGS.COM

PERSONALIZECHRISTMASGIFTS.COM

PERSONALIZEDSHIRT.COM

PERSONALIZEDTEE.COM

PERSONALIZEGOLFBALLS.COM

PERSONALIZEMUGS.COM

PERSONALIZEPRODUCTS.COM

PERSONALIZESTOCKINGS.COM

PERSONALIZETEES.COM

PERSONALIZETOTES.COM

PERSONALIZEUNIFORMS.COM

POLITICALCAMPAIGNBANNERS.COM

POLITICALCAMPAIGNPRODUCTS.COM

POLITICALCAMPAIGNSHIRTS.COM

POLITICALCAMPAIGNTSHIRTS.COM

POLITICALPRODUCT.COM

POTOFSOLD.COM

PREP-SPORTSWEAR.COM

PRINT-APPAREL.COM

PRINT-BAGS.COM

PRINT-GOLFBALLS.COM

PRINT-JERSEYS.COM

PRINT-MOUSEPADS.COM

PRINT-SWEATS.COM

PRINT-SWEATSHIRTS.COM

PRINT-TEES.COM

PRINT-TOTES.COM

PRINT-TOWELS.COM

PRINTED-JERSEYS.COM

PRINTORGANICSHIRTS.COM

PRINTORGANICTSHIRTS.COM

PRINTSHIRTSFAST.COM

PRINTTEESFAST.COM

PRINTTSHIRTSFAST.COM

REFEREE-SHIRTS.COM

REFEREE-UNIFORMS.COM

SCHOOL-SHIRTS.COM

SCHOOL-SPORTSWEAR.CO.UK

SCHOOL-SPORTSWEAR.COM

SCHOOLSPORTSWEAR.COM

SCHOOLSPORTSWEAR.INFO

SCHOOLTSHIRTDESIGNS.COM

SCHOOLTSHIRTSHOPS.COM

SELLSCHOOLSPORTSWEAR.COM

SELLSPORTSWEAR.CO.UK

SELLSPORTSWEAR.COM

SELLTEAMSPORTSWEAR.COM

SELLTEAMWEAR.COM

SHARETHREADS.COM

SHIRT-SHOPS.COM

SHOPCUSTOMSHIRTS.COM

SOFTBALLUNIFORMS.CO

SOURCETEE.COM

SPORTSTSHIRTDESIGNS.COM

SPORTSTSHIRTSHOPS.COM

T-FND.COM

T-FUND.COM

T-FUND.NET

T-FUNDS.COM

TEAFUNDS.COM

TEAM-JERSEY.COM

TEAM-SPORTSWEAR.COM

TEAM-UNIFORMS.CO.UK

TEAMBANDUNIFORMS.COM

TEAMBASEBALLUNIFORMS.COM

TEAMCHEERLEADINGUNIFORMS.COM

TEAMEXPRESS.CO

TEAMFOOTBALLUNIFORMS.COM

TEAMHOCKEYUNIFORMS.COM

TEAMJERSEYDESIGN.COM

TEAMLACROSSEUNIFORMS.COM

TEAMMASCOTDESIGNS.COM

TEAMSOCCERUNIFORMS.COM

TEAMSOFTBALLUNIFORMS.COM

TEAMSPIRITWEAR.COM

TEAMSPORTSWEAR.CO

TEAMSPORTSWEAR.COM

TEAMSPORTSWEAR.MOBI

TEAMTENNISUNIFORMS.COM

TEAMTRACKUNIFORMS.COM

TEAMUNIFORMDESIGN.COM

TEAMUNIFORMDESIGNS.COM

TEAMUNIFORMSBASKETBALL.COM

TEAMUNIFORMSUBLIMATION.COM

TEAMVOLLEYBALLUNIFORMS.COM

TEAMWORKATHLETIC.CO

TEE-FUND.COM

TEE-FUND.NET

TEE-FUND.US

TEE-FUNDS.COM

TEECASH.COM

TEEFIRE.COM

TEEFLOCK.COM

TEEHERD.COM

TEEJUMP.COM

TEEJUMP.NET

TEEKICK.COM

TEERISE.COM

TEESIGNSFAST.COM

TEESRAISE.COM

TFND.ME

TFND.US

TFUND.COM

TFUND.ME

TFUND.US

TFUNDS.COM

TSHIRT-SHOPS.COM

TSHIRTDESIGNTEMPLATES.COM

UNIFORMSBASKETBALL.COM

UNIFORMSUBLIMATION.COM

VARSITY-JACKETS.COM

WEBCONSULTANTCOACH.COM

WWWTEEFUND.COM

WWWTFUND.COM

WWWTFUNDS.COM

(ii)

Trademark

LOGO SPORTSWEAR and design
LOGOSPORTSWEAR

LOGOFAN stylized
LOGOFAN

LOGOFANS stylized
LOGOFANS

TFUND ORIGINAL and design

Trademark
TFUND EMBROIDERED and design
LOGOBUYERS
THE LOGOBUYERS’ GUIDE
LOGO REWARDS
LOGO
LOGOLOCKER
SHARE & SELL
TEAM SPORTSWEAR

TEAM SPORTSWEAR stylized

TEAM SPORTSWEAR and design

TEAM FAN stylized

TEAM FANS stylized

TFUND and design

LOGO SPORTSWEAR and design

TEAM SPORTSWEAR and design
THE TFUND MARKETPLACE

Trademark

SATISFACTION GUARANTEE LOGOSPORTSWEAR and design

NEW LOGO REWARDS and design

LOGO GIVEBACK
LOGOSPORTSWEAR.COM
THE TEAMSPORTSWEAR DIFFERENCE
THE TEAMSPORTSWEAR ADVANTAGE

CUSTOM TSHIRTS and design
YOUR LOGO IS OUR BUSINESS!

Schedule 2.1(e)

Purchased Assets: Tangible Assets

Total Count	Item
23	Straight Desks
11	Mini Desk < 5ft
23	L Desk
12	Cubical Stations
1	U-Desk
131	Chairs
13	Whiteboards
178	Monitors
4	Windows Laptops
99	Windows Computers
30	Linux Computers/Laptops
1	Scanner
1	I1 Color Calibration System
51	Phones
5	Walkie Talkie
3	Tablet
2	Mac
4	Multifunction Printer
9	Color Office Printer
7	BW Office Printer
3	Water Cooler
7	Bulletin Board
40	Barcode Scanner
1	Phone system
2	Managed Switch
32	8port Gigabit Switch
5	Battery Backup
22	Book/Office Storage Shelf
1	Label Printer
1	IP Camera

1	Gas Grill
1	Trailer
1	Eye Wash Station
1	Power Washer
1	Air Compressor
1	Air Compressor Heater
2	Exposure Unit
1	SR97 Ventilation System
4	Flash Unit
4	Screenprint Carousel
4	Electric Dryer
1	Viper Spray Unit
3	BQ Printer
2	Epson Printer
8	Mini Refrigerator
2	Full Size Refrigerator
1	Soda Machine
1	Time Clock
1	Pallet Jack
1	Hand Truck
1	Dolly
11	Carts
54	Product Shelf
9	Wheeled Shelf
2	Conference/Lunch Table
11	Folding Table
37	Production Table
16	Misc Table
4	2 Drawer Filing Cabinet
3	4+ Drawer Filing Cabinet
3	2 Drawer Lateral Filing Cabinet
3	4 Drawer Lateral Filing Cabinet
7	AC Unit
2	Electric Generator
1	Badge Printer
7	Pneumatic Heat Press
1	Clam Shell Heat Press
1	Mug Press
2	Cad Cutter
3	Versacamm Printer
2	Sublimation Printer

2	4 Head Embroidery Machine
4	2 Head Embroidery Machine
3	Single Head Embroidery Machine
1	Mini Single Head Embroidery Machine
1	Ioline Cutter
1	TV
1	Copy Machine
1	TelyHD
1	Projector
1	Projector Screen
1	Conference Phone
1	T1
1	Cable Modem
1	U-Verse DSL Modem
2	Core switch 24 port stacked
2	KVM Switch
2	SonicWall
1	Netbotz Environment Monitor
1	KVM Console
1	Direct Attached Storage RAID 10
2	VM Host
1	APC Battery Backup
1	Rack System
4	Miraki Wifi Access Point
1	Cadcut Laser Guides
5	Table Top Shelves
2	Ladder
3	Keurig
2	Toaster
4	Microwave
1	Air Purifier
1	Check Reader
2	Heat Gun
1	SR97 Spray Gun
2	Drawing Tablet

Schedule 2.1(f)

Purchased Assets: Permits

None, except any applicable local business license.

Schedule 2.1(j)

Excluded Books and Records

Schedule 2.3

Assumed Liabilities

All of the following liabilities of the Business:3

Accounts Payable

Tfund commission payable

PTO accrual

Accrued Liabilities – general

Accrued Liabilities – other

Allowance for sales returns

LT portion of deferred rent

Obligations for the performance of the Assigned Contracts from and after the Closing Date

Employment-Related Liabilities

Other than PTO accrual, which is set forth above, all compensation (including salary, wages, commissions, bonuses, incentive compensation, overtime, premium pay and shift differentials), benefits and benefit claims, severance and termination pay, notice and benefits under all applicable federal, state or local Legal Requirement and under any plan, policy, practice or agreement and all other Liabilities, in each case accruing, incurred or arising as a result of employment or separately from employment with Buyer or its Affiliates, on or after the applicable Employment Commencement Date with respect to Transferred Employees.

All Liabilities and obligations for Taxes relating to the Business , the Purchased Assets or the Assumed Liabilities for any taxable period beginning on or after the Closing Date.

All other Liabilities and obligations arising out of or relating to Buyer’s ownership or operation of the Business and the Purchased Assets on or after the Closing.

[3]	Pulled this from the most recent flip of the APA from DS.

Schedule 7.2

Target Employees

Last Name	First Name
Allard	Erica
Baird	Dan
Balanda	Brian
Bessette	Christopher
Bone	Elizabeth
Brosnahan	Kevin
Calzone	Cindy
Cascagne	Gerald
Ceballos	Anthony
Cerreta	Patrick
Collins	Meghan
Couturier	Lillian
Daddona	John
Dale	John
Dara	Seth
Davidson	Haley
Davis	Ethan
Davis	Joshua
Dease	Acacia
DeFilippo	Nick
Dellabernarda	Brian
Delli Carpini	Stefano
DeNeen	Adrienne
Dibbles	Taneesha
Duah	Akua
Dunham	Jacqueline
Durso	Chris
Ebron	Nigee
Eckstein	Martin
Ernandez	Michelle
Ferguson	Joshua
Finnegan	Colleen
Finnegan	David
Finnegan	Matthew
Fulton	Nancy
Futia	Patric
Galeano	Nelson

Gelinas	Melissa
Gersten	Jesse
Golia	Mary Ann
Grahn	Tammy
Graves	Doug
Greene	Zachary
Halloran	Theresa
Harper	Kelli
Harris	Russell
Hart	Jeff
Hearn	Grady
Hedges	Shelley
Heeren	Melanie
Hogan	Mike
Hughes	Nick
Iles	Louise
Jackson	Sarah
Kane	Shannon
Kieley	Thomas
Kordik	Thomas
Kozlowski	Stephen
Kristjansson	Amber
Laferriere	Danielle
Lauria	Erica
Lavoie	Michael
Levine	Michael
Luby	Toro
Maino	Sandra
Majewski	Rachel
Mariani	Juan
Martin	Jeff
McCarthy	Shane
Menard	Jaclyn
Messier	Matthew
Meyers	Gloria
Micloskey	David
Montauti	Joseph
Moran	Ashley
Morneau	Elizabeth
Mullin	Francis
Nethercott	Shannon
O’Brien	Patricia
Orosz	Jan

Palmer	Michael
Perez	Jose
Perugini	Wanda
Pigeon	Terry
Ramos	Timothy
Remillard	Wendy
Reynolds	Jennifer
Rojas	Damary
Romano	Joseph
Rose	Tiffany
Russo	Daniel
Russo	Theresa
Sandoval	Nadia
Santiago	Celeste
Sarachek	Cynthia
Savage	Devonte
Savage	Kiana
Savold	Mary
Sawicki	Lukosz
Sheren	Ryan
Simler	Mary
Smith	Michael
Snedeker	Shane
Srivastava	Sneh
Suazo	Jimmy
Swan	Frederick
Tanner	Kaycee
Taylor	Janet
Taylor	Jordan
Turner	Anne
Vassallo	Kyle
Virgulto	Dominic
Vitols	Eric
Vlad	Daniela
Wat	Linda
Waters	Jonathan
Williamson	Trent
Wilson	Heather
Wood	Linda
Wright	Trenton
Zappone	John

Schedule 7.4

Exceptions to Preservation of Business

Schedule 8.7

Third Party Consents Required for Closing

None.

Schedule 11.1(b)

LogoSportswear.com

Logo Sportswear

Logosportsware.com

Logosoftwear.com

Logosoftwear.com

logo softwear

logo sports

logosoftware

logosports.com

logo.com

logosoft

logowear

8775355646

877-535-5646

imprintedpromoproducts.com

bigtallapparel.com

logogolfwear.com

TeamSportswear.com

Team Sportswear.com

Team Sportswear

TeamSportswear

TeamSportsware.com

TeamSportsware

TeamSports

Team Sports

tfund

Tfund.com

tfunding

t fund com

tfundcom

www tfund com

www.tfund.com

tfunds

teefund

tee fund

teekick

teejump

tee kick

tee jump

customtshirts.com

customtshirt.com

customtshirtscom

custom-t-shirts.com

customshirts.com

customteeshirts.com

custom tshirts.com

www.customtshirts.com

customteeshirt.com

A4

ASW

Adams

Adidas

Alleson

Alo

Apollo Embroidery

ApolloEmbroidery

Ash City

AshCity

Ash Worth

Ashworth

AugustaSportswear

Augusta Sportswear

Augusta

Authentic

Authentic Pigment

AuthenticPigment

Bag Edge

BAGedge

Badger Sports

BadgerSports

Barbarian

Bayside

Blue Generation

BlueGeneration

Boxer Craft

Boxercraft

Bright Line

Brightline

Brine

Brooks Brothers

BrooksBrothers

Brook Stone

Brookstone

Browning

Bulwark

Burnside

Callaway Golf

CallawayGolf

CalvinKlein

Calvin Klein

Canvas

Carhartt

Champion

Charles River

CharlesRiver

Chef Designs

ChefDesigns

Chestnut Hill

ChestnutHill

Cliff Keem

CliffKeen

Clique

Cobble Stone

Cobblestones

CodeV

Code V

Codefive

Code five

Columbia

Columbia Sportswear

ColumbiaSportswear

Comfort Colors

ComfortColors

Core 365

Core365

Corner stone

Cornerstone

Cruisin USA

CruisinUSA

Cutter and buck

cutter & buck

Cutter&Buck

Day Star Apparel

DayStarApparel

Dickies

Dickies Medical

DickiesMedical

District

Doggie Skins

DoggieSkins

Dri-Duck

Dun Brook

Dunbrooke

Eagle USA

EagleUSA

Eddie Bower

Eddie Bauer

EddieBauer

Edwards

Everyday Designs

EverydayDesigns

Fahrenheit

French Toast

FrenchToast

Game

Gemline

Golf Tee Printers

GolfTeePrinters

Greg Norman

GregNorman

Hartwell

HighFive

Hilton

Holloway

Horace Small

HoraceSmall

ILMigliore

Izod

Jay America

J America

JAmerica

Jetline

Jockey

Jonathan Corey

JonathanCorey

KC

LAT

Lacoste

Landway

MV Sport

MVSport

Magic Headwear

MagicHeadwear

Majestic

Marmot

Munsingwear

New Balance

NewBalance

New Era

NewEra

Next Level

NextLevel

Nike Golf

NikeGolf

North End

NorthEnd

Oakley

Ogio

Otto

Pacific Headwear

PacificHeadwear

Paige and Tuttle

PaigeandTuttle

Patagonia

Pennant

Ping

Pinnacle

Port & Company

Port&Company

Port Authority

PortAuthority

Pro Feet

ProFeet

Puma

Rawlings

Red Cap

Red Kap

RedKap

Reebok

Richardson Cap

RichardsonCap

Russell

Russell Athletic

RussellAthletic

Soffe

Sport-Tek

Sportsman

Storm Creek

StormCreek

Storm Tech

StormTech

Team 365

Team365

Teamwork Athletic

TeamworkAthletic

TieDye

Titleist

Trimark

Tutti

Twin City

TwinCity

USBlanks

UnderArmor

Under Armor

UnderArmour

Under Armour

Ultra Club

UltraClub

Van Heusen

VanHeusen

Vapor Apparel

VaporApparel

Warrior

WarriorLacrosse

Weather proof

Weatherproof

Woolrich

Yupoong

Zorrel

flexfit

flex-fit

full button

lab coat

letterman

lettermen

open bottom

Parka

sandwich bill

scrubs

Semi Fitted

Singlet

snap back

snap front

snapback

sports bra

Sports wear

Sportswear

structured

sun

protection

Sweater

turtle neck

turtleneck

uniform

varsity

velcro back

vest

visor

warm up

warmup

wheeled

windbreaker

windshirt

Workwear

dazzle

denim

Dry performance

fire resistant

fire retardant

fleece

french terry

heathered

high vis

high visability

mesh

micor fibre

micor sherpa

micorfibre

micro fiber

microfiber

microsherpa

moisture wicking

neon

pigment-dyed

pique

poplin

quilt lining

rayon

reversible

sherpa

soft shell

softshell

stain resistant

tricot

UV protection

uvprotection

waterproof

Wicking

wrinkle resistant

Baseball Jersey

Basketball Jersey

Cheer Jersey

coach Jersey

Football Jersey

Gymnastics jersey

Hockey jersey

Lacrosse jersey

Referee jersey

Rugby jersey

Soccer jersey

Softball jersey

Tennis jersey

Track jersey

Volleyball jersey

Wrestling jersey

Powder Puff jersey

Goalie jersey

Goal Keeper jersey

Flag Football jersey

Baseball uniform

Basketball uniform

Cheer uniform

coach uniform

Football uniform

Gymnastics uniform

Hockey uniform

Lacrosse uniform

Referee uniform

Rugby uniform

Soccer uniform

Softball uniform

Tennis uniform

Track uniform

Volleyball uniform

Wrestling uniform

Powder Puff uniform

Goalie uniform

Goal Keeper uniform

Flag Football uniform

digitizing

digitized

Applique

applikay

sewn on twill

sewn twill

twill

sewn-twill

blank

undecorated

no decoration

wholesale

quantity

quantity discount

Closeout

markdown

marked down

budget

Embroidered 100 Percent

Embroidered 100Percent

Embroidered Adult

Embroidered Anti Microbial

Embroidered Apparel

Embroidered Athletic

Embroidered Bar

Embroidered Bar Tender

Embroidered BarTender

Embroidered Base Ball

Embroidered Baseball

Embroidered Basket Ball

Embroidered Basketball

Embroidered Big &Tall

Embroidered Big And Tall

Embroidered Big&Tall

Embroidered BigAndTall

Embroidered Bowling

Embroidered Bucket

Embroidered Business

Embroidered Button Down

Embroidered Button Up

Embroidered Buttondown

Embroidered Buttonup

Embroidered Camo

Embroidered Camoflage

Embroidered Camouflage

Embroidered Cap

Embroidered Cardigans

Embroidered Carpenter

Embroidered Carpentry

Embroidered Casino

Embroidered Cheer

Embroidered Chefwear

Embroidered Clothing

Embroidered coach

Embroidered College

Embroidered Company

Embroidered Computer

Embroidered Construction

Embroidered Cooler

Embroidered Creator

Embroidered Crewneck

Embroidered Design Online

Embroidered Designer

Embroidered Digital

Embroidered Down

Embroidered Draw

Embroidered Draw String

Embroidered DrawString

Embroidered Dress Shirt

Embroidered DressShirt

Embroidered Dri Fit

Embroidered DriFit

Embroidered Dry Fit

Embroidered DryFit

Embroidered Duffle

Embroidered Duffle Bag

Embroidered Dufflebag

Embroidered Electrician

Embroidered Engineer

Embroidered Engineering

Embroidered Equestrian

Embroidered Fall

Embroidered Fan Wear

Embroidered FanWear

Embroidered Farm

Embroidered FireResistant

Embroidered FireRetardant

Embroidered Fishing

Embroidered Fitted

Embroidered Flag Football

Embroidered Flannel

Embroidered Flannel Lined

Embroidered FlannelLined

Embroidered Flat Bill

Embroidered Flat Brim

Embroidered FlatBill

Embroidered FlatBrim

Embroidered Flex Fit

Embroidered Foot Ball

Embroidered Football

Embroidered Fraternity

Embroidered Free Designs

Embroidered Free Shipping

Embroidered Free Templates

Embroidered Full Back

Embroidered FullBack

Embroidered Garment

Embroidered Gifts

Embroidered Glove

Embroidered Goal Keeper

Embroidered Goalie

Embroidered Golf

Embroidered Grocery

Embroidered Gym Bag

Embroidered Gymbag

Embroidered Gymnastics

Embroidered Hand Towel

Embroidered HandTowel

Embroidered Hat

Embroidered Hawaiin Shirt

Embroidered Hockey

Embroidered Hoodie

Embroidered Hoody

Embroidered Hospitality

Embroidered House Keeping

Embroidered HouseKeeping

Embroidered Hunting

Embroidered Industrial

Embroidered Jacket

Embroidered Jersey

Embroidered Lab

Embroidered Lacrosse

Embroidered Laptop

Embroidered Layering

Embroidered Left Chest

Embroidered LeftChest

Embroidered Long Sleeve

Embroidered LongSleeve

Embroidered Lunch

Embroidered Make

Embroidered Maker

Embroidered Mason

Embroidered Masonry

Embroidered Medical

Embroidered Messenger

Embroidered Messenger

Embroidered Mock Turtle

Embroidered Mock Turtleneck

Embroidered MockNeck

Embroidered No Minimums

Embroidered No Mins

Embroidered One Hundred Percent

Embroidered One Size Fits All

Embroidered Online Designer

Embroidered Onsie

Embroidered Order Online

Embroidered Outerwear

Embroidered Oxford

Embroidered Pant

Embroidered Pharmacist

Embroidered Pharmacy

Embroidered Plumber

Embroidered Plumbing

Embroidered Plus Size

Embroidered PlusSize

Embroidered Pocket

Embroidered Polo

Embroidered Powder Puff

Embroidered Promo Products

Embroidered PromoProducts

Embroidered Promotional Products

Embroidered PromotionalProducts

Embroidered Pullovers

Embroidered Racer Back

Embroidered Racerback

Embroidered Rain

Embroidered Ranch

Embroidered Real Tree

Embroidered RealTree

Embroidered Referee

Embroidered Restaurant

Embroidered Rugby

Embroidered Safety

Embroidered Satin

Embroidered Scarf

Embroidered Scarves

Embroidered School

Embroidered Security

Embroidered Server

Embroidered Shell

Embroidered Shirt

Embroidered Short

Embroidered Skirt

Embroidered Skort

Embroidered SnapFront

Embroidered Soccer

Embroidered Sock

Embroidered Softball

Embroidered Sorority

Embroidered Sports

Embroidered Spring

Embroidered Stadium

Embroidered Summer

Embroidered Sweat

Embroidered Sweat Shirt

Embroidered Sweaters

Embroidered Sweatshirt

Embroidered Tall

Embroidered Team

Embroidered Tennis

Embroidered Track

Embroidered Trade Show

Embroidered Tradeshow

Embroidered Travel

Embroidered Turtle Necks

Embroidered Turtlenecks

Embroidered Uni Sex

Embroidered Union

Embroidered Union Made

Embroidered UnionMade

Embroidered Unisex

Embroidered University

Embroidered US Made

Embroidered USA Made

Embroidered USAMADE

Embroidered USMADE

Embroidered V Neck

Embroidered Volleyball

Embroidered Water Proof

Embroidered Welder

Embroidered Welding

Embroidered Wind Shirt

Embroidered Winter

Embroidered Women

Embroidered Work

Embroidered Work Wear

Embroidered Wrestling

Embroidered Yoga

Embroider 100 Percent

Embroider 100Percent

Embroider Adult

Embroider Anti Microbial

Embroider Apparel

Embroider Athletic

Embroider Bar

Embroider Bar Tender

Embroider BarTender

Embroider Base Ball

Embroider Baseball

Embroider Basket Ball

Embroider Basketball

Embroider Big &Tall

Embroider Big And Tall

Embroider Big&Tall

Embroider BigAndTall

Embroider Bowling

Embroider Bucket

Embroider Business

Embroider Button Down

Embroider Button Up

Embroider Buttondown

Embroider Buttonup

Embroider Camo

Embroider Camoflage

Embroider Camouflage

Embroider Cap

Embroider Cardigans

Embroider Carpenter

Embroider Carpentry

Embroider Casino

Embroider Cheer

Embroider Chefwear

Embroider Clothing

Embroider coach

Embroider College

Embroider Company

Embroider Computer

Embroider Construction

Embroider Cooler

Embroider Creator

Embroider Crewneck

Embroider Design Online

Embroider Designer

Embroider Digital

Embroider Down

Embroider Draw

Embroider Draw String

Embroider DrawString

Embroider Dress Shirt

Embroider DressShirt

Embroider Dri Fit

Embroider DriFit

Embroider Dry Fit

Embroider DryFit

Embroider Duffle

Embroider Duffle Bag

Embroider Dufflebag

Embroider Electrician

Embroider Engineer

Embroider Engineering

Embroider Equestrian

Embroider Fall

Embroider Fan Wear

Embroider FanWear

Embroider Farm

Embroider FireResistant

Embroider FireRetardant

Embroider Fishing

Embroider Fitted

Embroider Flag Football

Embroider Flannel

Embroider Flannel Lined

Embroider FlannelLined

Embroider Flat Bill

Embroider Flat Brim

Embroider FlatBill

Embroider FlatBrim

Embroider Flex Fit

Embroider Foot Ball

Embroider Football

Embroider Fraternity

Embroider Free Designs

Embroider Free Shipping

Embroider Free Templates

Embroider Full Back

Embroider FullBack

Embroider Garment

Embroider Gifts

Embroider Glove

Embroider Goal Keeper

Embroider Goalie

Embroider Golf

Embroider Grocery

Embroider Gym Bag

Embroider Gymbag

Embroider Gymnastics

Embroider Hand Towel

Embroider HandTowel

Embroider Hat

Embroider Hawaiin Shirt

Embroider Hockey

Embroider Hoodie

Embroider Hoody

Embroider Hospitality

Embroider House Keeping

Embroider HouseKeeping

Embroider Hunting

Embroider Industrial

Embroider Jacket

Embroider Jersey

Embroider Lab

Embroider Lacrosse

Embroider Laptop

Embroider Layering

Embroider Left Chest

Embroider LeftChest

Embroider Long Sleeve

Embroider LongSleeve

Embroider Lunch

Embroider Make

Embroider Maker

Embroider Mason

Embroider Masonry

Embroider Medical

Embroider Messenger

Embroider Messenger

Embroider Mock Turtle

Embroider Mock Turtleneck

Embroider MockNeck

Embroider No Minimums

Embroider No Mins

Embroider One Hundred Percent

Embroider One Size Fits All

Embroider Online Designer

Embroider Onsie

Embroider Order Online

Embroider Outerwear

Embroider Oxford

Embroider Pant

Embroider Pharmacist

Embroider Pharmacy

Embroider Plumber

Embroider Plumbing

Embroider Plus Size

Embroider PlusSize

Embroider Pocket

Embroider Polo

Embroider Powder Puff

Embroider Promo Products

Embroider PromoProducts

Embroider Promotional Products

Embroider PromotionalProducts

Embroider Pullovers

Embroider Racer Back

Embroider Racerback

Embroider Rain

Embroider Ranch

Embroider Real Tree

Embroider RealTree

Embroider Referee

Embroider Restaurant

Embroider Rugby

Embroider Safety

Embroider Satin

Embroider Scarf

Embroider Scarves

Embroider School

Embroider Security

Embroider Server

Embroider Shell

Embroider Shirt

Embroider Short

Embroider Skirt

Embroider Skort

Embroider SnapFront

Embroider Soccer

Embroider Sock

Embroider Softball

Embroider Sorority

Embroider Sports

Embroider Spring

Embroider Stadium

Embroider Summer

Embroider Sweat

Embroider Sweat Shirt

Embroider Sweaters

Embroider Sweatshirt

Embroider Tall

Embroider Team

Embroider Tennis

Embroider Track

Embroider Trade Show

Embroider Tradeshow

Embroider Travel

Embroider Turtle Necks

Embroider Turtlenecks

Embroider Uni Sex

Embroider Union

Embroider Union Made

Embroider UnionMade

Embroider Unisex

Embroider University

Embroider US Made

Embroider USA Made

Embroider USAMADE

Embroider USMADE

Embroider V Neck

Embroider Volleyball

Embroider Water Proof

Embroider Welder

Embroider Welding

Embroider Wind Shirt

Embroider Winter

Embroider Women

Embroider Work

Embroider Work Wear

Embroider Wrestling

Embroider Yoga

Embroidery 100 Percent

Embroidery 100Percent

Embroidery Adult

Embroidery Anti Microbial

Embroidery Apparel

Embroidery Athletic

Embroidery Bar

Embroidery Bar Tender

Embroidery BarTender

Embroidery Base Ball

Embroidery Baseball

Embroidery Basket Ball

Embroidery Basketball

Embroidery Big &Tall

Embroidery Big And Tall

Embroidery Big&Tall

Embroidery BigAndTall

Embroidery Bowling

Embroidery Bucket

Embroidery Business

Embroidery Button Down

Embroidery Button Up

Embroidery Buttondown

Embroidery Buttonup

Embroidery Camo

Embroidery Camoflage

Embroidery Camouflage

Embroidery Cap

Embroidery Cardigans

Embroidery Carpenter

Embroidery Carpentry

Embroidery Casino

Embroidery Cheer

Embroidery Chefwear

Embroidery Clothing

Embroidery coach

Embroidery College

Embroidery Company

Embroidery Computer

Embroidery Construction

Embroidery Cooler

Embroidery Creator

Embroidery Crewneck

Embroidery Design Online

Embroidery Designer

Embroidery Digital

Embroidery Down

Embroidery Draw

Embroidery Draw String

Embroidery DrawString

Embroidery Dress Shirt

Embroidery DressShirt

Embroidery Dri Fit

Embroidery DriFit

Embroidery Dry Fit

Embroidery DryFit

Embroidery Duffle

Embroidery Duffle Bag

Embroidery Dufflebag

Embroidery Electrician

Embroidery Engineer

Embroidery Engineering

Embroidery Equestrian

Embroidery Fall

Embroidery Fan Wear

Embroidery FanWear

Embroidery Farm

Embroidery FireResistant

Embroidery FireRetardant

Embroidery Fishing

Embroidery Fitted

Embroidery Flag Football

Embroidery Flannel

Embroidery Flannel Lined

Embroidery FlannelLined

Embroidery Flat Bill

Embroidery Flat Brim

Embroidery FlatBill

Embroidery FlatBrim

Embroidery Flex Fit

Embroidery Foot Ball

Embroidery Football

Embroidery Fraternity

Embroidery Free Designs

Embroidery Free Shipping

Embroidery Free Templates

Embroidery Full Back

Embroidery FullBack

Embroidery Garment

Embroidery Gifts

Embroidery Glove

Embroidery Goal Keeper

Embroidery Goalie

Embroidery Golf

Embroidery Grocery

Embroidery Gym Bag

Embroidery Gymbag

Embroidery Gymnastics

Embroidery Hand Towel

Embroidery HandTowel

Embroidery Hat

Embroidery Hawaiin Shirt

Embroidery Hockey

Embroidery Hoodie

Embroidery Hoody

Embroidery Hospitality

Embroidery House Keeping

Embroidery HouseKeeping

Embroidery Hunting

Embroidery Industrial

Embroidery Jacket

Embroidery Jersey

Embroidery Lab

Embroidery Lacrosse

Embroidery Laptop

Embroidery Layering

Embroidery Left Chest

Embroidery LeftChest

Embroidery Long Sleeve

Embroidery LongSleeve

Embroidery Lunch

Embroidery Make

Embroidery Maker

Embroidery Mason

Embroidery Masonry

Embroidery Medical

Embroidery Messenger

Embroidery Messenger

Embroidery Mock Turtle

Embroidery Mock Turtleneck

Embroidery MockNeck

Embroidery No Minimums

Embroidery No Mins

Embroidery One Hundred Percent

Embroidery One Size Fits All

Embroidery Online Designer

Embroidery Onsie

Embroidery Order Online

Embroidery Outerwear

Embroidery Oxford

Embroidery Pant

Embroidery Pharmacist

Embroidery Pharmacy

Embroidery Plumber

Embroidery Plumbing

Embroidery Plus Size

Embroidery PlusSize

Embroidery Pocket

Embroidery Polo

Embroidery Powder Puff

Embroidery Promo Products

Embroidery PromoProducts

Embroidery Promotional Products

Embroidery PromotionalProducts

Embroidery Pullovers

Embroidery Racer Back

Embroidery Racerback

Embroidery Rain

Embroidery Ranch

Embroidery Real Tree

Embroidery RealTree

Embroidery Referee

Embroidery Restaurant

Embroidery Rugby

Embroidery Safety

Embroidery Satin

Embroidery Scarf

Embroidery Scarves

Embroidery School

Embroidery Security

Embroidery Server

Embroidery Shell

Embroidery Shirt

Embroidery Short

Embroidery Skirt

Embroidery Skort

Embroidery SnapFront

Embroidery Soccer

Embroidery Sock

Embroidery Softball

Embroidery Sorority

Embroidery Sports

Embroidery Spring

Embroidery Stadium

Embroidery Summer

Embroidery Sweat

Embroidery Sweat Shirt

Embroidery Sweaters

Embroidery Sweatshirt

Embroidery Tall

Embroidery Team

Embroidery Tennis

Embroidery Track

Embroidery Trade Show

Embroidery Tradeshow

Embroidery Travel

Embroidery Turtle Necks

Embroidery Turtlenecks

Embroidery Uni Sex

Embroidery Union

Embroidery Union Made

Embroidery UnionMade

Embroidery Unisex

Embroidery University

Embroidery US Made

Embroidery USA Made

Embroidery USAMADE

Embroidery USMADE

Embroidery V Neck

Embroidery Volleyball

Embroidery Water Proof

Embroidery Welder

Embroidery Welding

Embroidery Wind Shirt

Embroidery Winter

Embroidery Women

Embroidery Work

Embroidery Work Wear

Embroidery Wrestling

Embroidery Yoga

Execution Version

EXHIBIT A

ESCROW AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement dated this          day of                     , 2015 (the “Escrow Agreement”), is entered into by and among Logo Sportswear Inc., a Delaware corporation (“Buyer”), CafePress Inc., a Delaware corporation (“Seller,” and together with Buyer, the “Parties,” and individually, a “Party”), and WILMINGTON TRUST, N.A., as escrow agent (“Escrow Agent”).

RECITALS

A. Buyer and Seller are parties to the Asset Purchase Agreement dated as of February 20, 2015 (as amended, modified or supplemented from time to time, the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement, Buyer, on behalf of Seller, has agreed to place in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1

ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Property. The Escrow Agent acknowledges the receipt of $1,250,000 (the “Escrow Property”) in immediately available funds.

Section 1.2. Investments.

(a) The Escrow Agent shall invest the Escrow Property, including any and all interest and investment income, in accordance with the written instructions provided to the Escrow Agent and the Seller jointly signed by the authorized representatives of the Parties. In the absence of written investment instructions from the Parties, the Escrow Agent shall deposit and invest the Escrow Property, including any and all interest and investment income, in the M&T Bank Corporate Deposit Account, which is further described herein on Exhibit A. Any investment earnings and income on the Escrow Property shall not become part of the Escrow Property and shall be disbursed to Seller quarterly.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement, other than as a result of the gross negligence or willful misconduct of the Escrow Agent. The Escrow Agent is hereby authorized, in making or disposing of any investment

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permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3. Disbursements.

(a) The Escrow Agent shall disburse the Escrow Property in accordance with joint written instructions from the Parties signed by an authorized representative of each Party (a “Joint Notice”).

Except as provided in Section 3.5, Escrow Agent shall pay and disburse the Escrow Property only as follows:

(i) to Buyer or Seller, as specified in any Joint Notice received by Escrow Agent; or

(ii) to Seller on the first Business Day following the fifteen (15) month anniversary of the date of this Agreement, the Escrow Property balance in excess of the dollar amount of all claims pursuant to Claim Notices (as defined below) delivered by Buyer and remaining unresolved as of such date.

Notwithstanding any provision hereof to the contrary, at any time prior to 5:00 p.m., New York time on the date that is the fifteen (15) month anniversary of the date of this Agreement, Buyer may deliver to the Escrow Agent and Seller a notice (a “Claim Notice”), indicating that Buyer has asserted a claim for indemnification pursuant to Section 10.2 of the Purchase Agreement. Upon receipt of a Claim Notice, the Escrow Agent shall continue to hold the amount asserted in such Claim Notice in the Escrow Property and disburse the same only in accordance with a Joint Notice or in accordance with Section 3.5 of this Escrow Agreement. The Escrow Agent may assume without further act that Seller has received Claim Notices on the same date that it has received such notices.

Buyer and Seller hereby agree to timely execute and deliver any Joint Notice necessary to cause Escrow Agent to make disbursements required under the Purchase Agreement from the Escrow Property, as contemplated by this Escrow Agreement. The Escrow Agent shall distribute the Escrow Property or any portion thereof in accordance with the payment instructions set forth in the Joint Notice from the Escrow Property as soon thereafter as possible using commercially reasonable efforts, but in any event, no later than five (5) business days following the Escrow Agent’s receipt of a Joint Notice.

(b) In the event that Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Property or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.

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(c) The Escrow Agent shall, if advised by legal counsel of its choosing that the same is binding upon the Escrow Agent, comply with judgments or orders issued or process entered by any court with respect to the Escrow Property, including without limitation any attachment, levy or garnishment, without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(d) In the event that a Party gives funds transfer instructions (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the authorized person or persons of such Party, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated provided no call back is required if the Escrow Agent receives original instructions. The persons and telephone numbers for callbacks may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Parties agree that such security procedure is commercially reasonable.

(e) Upon request the Escrow Agent will furnish monthly statements to the Parties setting forth the activity in the account in which the Escrow Property is held (including all disbursements pursuant to the last sentence of Section 1.2(a)).

Section 1.4. Income Tax Allocation and Reporting.

(a) The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Seller, whether or not such income was disbursed during such calendar year.

(b) Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was as a result of the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

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Section 1.5. Termination. Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, this Escrow Agreement shall terminate and be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2

DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2. Attorneys and Agents. Except in cases of the Escrow Agent’s , willful misconduct or gross negligence, the Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3. Reliance. Except in cases of the Escrow Agent’s willful misconduct or gross negligence, the Escrow Agent shall not be liable for (i) any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns or (ii) acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized representative forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement.

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Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

ARTICLE 3

PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification. The Parties hereby agree, jointly and severally, to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney’s fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Escrow Agreement or arising out of the existence of the Escrow Property, except to the extent the same shall be caused by Escrow Agent’s bad faith, gross negligence or willful misconduct. The terms of this paragraph shall survive termination of this Escrow Agreement.

Section 3.2. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER IN GOOD FAITH, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

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Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid 50% by each Party. The fee agreed upon for the services rendered hereunder is intended as compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services at its standard rates in effect for such services from time to time and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The terms of this paragraph shall survive termination of this Agreement.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property delivered by the prevailing Party to Escrow Agent (an “Order”) along with (x) a letter from counsel for the prevailing Party certifying that such order is final and non-appealable and (y) a written instruction from an authorized representative of the prevailing Party given to effectuate such order or, (ii) receives a Joint Notice, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such Joint Notice, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent. In the event that the Escrow Agent receives an Order and the other documentation set forth in clause (i) of this Section 3.5, the Escrow Agent shall distribute the Escrow Property or any portion thereof as directed in such Order as soon thereafter as possible using commercially reasonable efforts, but in any event, no later than five (5) business days following the Escrow Agent’s receipt of such Order and other documentation.

Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

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Section 3.7. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, to comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. Except in cases of the Escrow Agent’s willful misconduct or gross negligence, in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8 Force Majeure. Except in cases of the Escrow Agent’s willful misconduct or gross negligence, the Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 3.9 Compliance with Legal Orders. Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

Section 3.10 Disagreements. In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until the Escrow Agent shall be directed otherwise in accordance with (i) a Joint Notice or (ii) an Order and the other documentation set forth in Section 3.5(i) hereof.

Section 3.11 No Financial Obligation. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 4

MISCELLANEOUS

Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

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Section 4.2. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Buyer:

Logo Sportswear Inc.

c/o Gladstone Investment Corporation

1521 Westbranch Drive

Suite 200

McLean, VA 22102

Attention: Portfolio Manager

Fax: (703) 287-5801

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If to Seller:

CafePress Inc.

6901 Riverport Drive

Louisville, KY 40258

Attention: General Counsel

Fax:

If to the Escrow Agent:

Wilmington Trust, N.A.

Corporate Client Services

50 South Sixth Street, Ste. 1290

Minneapolis, MN 55402

Attn: Andrew Wassing

Fax: (612) 217-5651

Section 4.4. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.5. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof.

Section 4.6. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7. Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

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Section 4.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

LOGO SPORTSWEAR INC.

By:

Name: Carson Biederman

Title: Vice President

CAFEPRESS INC.

By:

Name:

Title:

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Escrow Agent

By:

Name:

Title:

[Signature Page to Escrow Agreement]

EXHIBIT A

Agency and Custody Account Direction

For Cash Balances

Manufacturers & Traders Trust Company Deposit Accounts

EXHIBIT B-1

Certificate as to Authorized Signatures

EXHIBIT B-2

Certificate as to Authorized Signatures

Exhibit C

Fees of Escrow Agent

EXHIBIT B

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of                     , 2015 (the “Closing Date”), by and between Logo Sportswear Inc., a Delaware corporation (“Buyer”), and CafePress, Inc., a Delaware corporation (“Seller”). The Buyer and the Seller are referred to herein as the “Parties”. Capitalized terms set forth herein but not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement (as defined below).

Article I. RECITALS

WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement, dated as of February 20, 2015 (the “Asset Purchase Agreement”), and the execution and delivery of this Agreement is a condition to consummating the transactions contemplated by the Asset Purchase Agreement; and

WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, the Buyer and Seller desire that the Seller provide certain transition services relating to the Business as set forth in this Agreement.

WHEREAS, the parties recognize that in the transition process the performance of Seller will be dependent, in part, on the performance of the Buyer and certain external parties such as governmental agencies, vendors and others.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound, agree as follows:

1. Transition Services.

(a) During the term of this Agreement as set forth in Section 8 (the “Transition Period”), and subject to the terms and conditions set forth herein, Seller shall provide, or cause one or more of its Affiliates to provide, on a commercially reasonable efforts basis, the services specified on Annex A hereto (each of the categories described on Annex A, a “Service” and, collectively, the “Services”) from the Closing Date and for the period after the Closing Date with respect to each such Service as set forth in Annex A, which shall be provided in a manner consistent in all material respects with that provided by Seller or one or more of its Affiliates to the Business during the six (6) month period immediately prior to the Closing Date. Buyer shall purchase and pay for such Services pursuant to this Section 1(a) as provided for herein. The Services provided by Seller hereunder shall only be made available for, and Buyer shall only be entitled to utilize such Services for the benefit of the Business.

(b) The fees payable for each Service shall be as set forth on Annex A; provided, however, that in the event any fees for Services are not set forth on Annex A, such Services shall be provided on a Cost Recovery Basis. As used herein, “Cost Recovery Basis” means the aggregate sum (such aggregate sum as determined and calculated by the Providing Party in its reasonable discretion) of all expenses, costs, fees, penalties and assessments resulting from the provision of Services to the Receiving Party by the Providing Party (other than such expenses, costs, fees, penalties and assessments resulting from a breach of (a) this Agreement or any other agreement related to the Services or (b) applicable Legal Requirements, in each case, by the Providing Party), and charges on a “direct cost basis” directly incurred in connection with performing the Services, including, but not limited to (i) variable (and excluding fixed) expenses and (ii) any goods and services taxes payable with respect to the applicable Services provided. The Parties acknowledge that some of the Services that may be provided hereunder require instructions and information from the party receiving such Services (the “Receiving Party”), which shall be provided in sufficient time for the party providing such Services (the “Providing Party”) or its Affiliates to provide or procure such Services. The Receiving Party shall pay any additional costs or expenses resulting from any failure of the Receiving Party to provide such instructions or information, provided that the Providing party shall use reasonable efforts to mitigate any such costs.

(c) The Parties shall cooperate and use commercially reasonable efforts to obtain the consent of any licensors of Software or any other third party that may be required in connection with the provision of any of the Services hereunder; provided, however, that the Providing Party shall have no obligation to pay money or grant any accommodation to any third party in order to obtain any such consents, except to the extent the Receiving Party agrees to reimburse the Providing Party for any such payment made by the Providing Party at the request of the Receiving Party. If any such third party requires a payment in order to make the Services available to the Receiving Party hereunder, each Party shall promptly notify the other Party of this additional cost and the Parties shall use all reasonable best efforts to provide an alternative arrangement to achieve the results intended (and the Parties shall cooperate with respect thereto). In any such case, the Receiving Party shall have the option to elect (i) to pay any amounts that are required to be paid to any third party to obtain the consent of such third party in order to receive the Services hereunder or (ii) to terminate any of the Services associated with the required consent. Seller represents that, to its knowledge, as of the date hereof, no such consent is required with respect to any of the Services except as set forth in Schedule          hereto.

(d) The Providing Party shall use commercially reasonable efforts to provide the Services in a manner consistent in all material respects with the degree of care, diligence, priority, frequency and volume provided by Seller prior to the Closing Date (unless expressly specified otherwise in Annex A).

2. Representatives. Buyer and Seller shall each designate one representative to act as a contact person with respect to all issues relating to the provision of Services under this Agreement. The initial Buyer representative shall be          and the initial Seller representative shall be         . Each representative’s contact information is set forth on Annex B hereto.

3. Limitation on Services. Except as set forth on Annex A, the Providing Party shall have no obligation to upgrade, enhance or otherwise modify any computer hardware, Software or network environment currently used in the Business or to provide any support or maintenance services for any computer hardware, Software or network environment that has been upgraded, enhanced or otherwise modified from the computer hardware, Software or network environments that is currently used in the Business.

4. Additional Services. If the Receiving Party reasonably determines that additional transition services (“Additional Services”) are necessary to complete the transition, the Providing Party will consider in good faith providing such services to the Receiving Party. Representatives of the Providing Party and the Receiving Party will meet to discuss the terms and conditions (including cost) upon which such Additional Services will be provided. Any such Additional Services mutually agreed to and the fees therefor shall be effective as of the date of execution of an amendment to this Agreement by duly authorized representatives of the Parties hereto. It is understood and agreed that the Providing Party shall be under no obligation to provide or procure any such Additional Services requested by the Receiving Party.

5. Subcontractors. The Providing Party may, directly or through one or more of its Affiliates, hire or engage (and/or continue to engage) one or more subcontractors or other third parties (each, a “Subcontractor”) to perform any or all of its obligations under this Agreement; provided, that: (i) the Providing Party remains ultimately responsible for ensuring that the obligations with respect to the nature, quality and standards of care set forth in Section 12 are satisfied with respect to any Service provided by any Subcontractor; (ii) the use of any Subcontractor will not increase any costs, fees or expenses payable by the Receiving Party hereunder; and (iii) the use of any Subcontractor will not adversely affect the quality or timeliness of delivery of any Service provided to the Receiving Party.

6. Title to The Providing Party’s Equipment; Management and Control.

(a) All procedures, methods, systems, strategies, tools, equipment, facilities and other resources used by a Providing Party, any of its Affiliates or any Subcontractor in connection with the provision of Services hereunder (collectively, the “Provider’s Equipment”) shall remain the property of such Providing Party, its Affiliates or such Subcontractor, and, except as otherwise provided herein, shall at all times be under the sole direction and control of such Providing Party, its Affiliates or such Subcontractor.

(b) Except as otherwise provided herein, management of, and control over, the provision of the Services (including the determination or designation at any time of the Provider’s Equipment, employees and other resources of the Providing Party, its Affiliates or any Subcontractor to be used in connection with the provision of the Services) shall reside solely with such Providing Party. Without limiting the generality of the foregoing, all labor matters relating to any employees of the Providing Party, its Affiliates and any Subcontractor shall be within the exclusive control of such parties, and the Receiving Party shall take no action affecting, or have any rights with respect to, such matters. The Providing Party shall be solely responsible for the payment of all salary and benefits and all income tax, social security taxes, unemployment compensation, tax, workers’ compensation tax, other employment taxes or withholdings and premiums and remittances with respect to employees of the Providing Party and its Affiliates, and amounts due to any Subcontractor or independent contractor, used to provide such Services.

7. Billing and Payment.

(a) The Receiving Party shall promptly pay any bills and invoices that it receives from the Providing Party or any of its Affiliates for Services provided under this Agreement, subject to receiving, if requested, any appropriate support documentation for such bills and invoices. Such charges shall be billed at the end of each calendar month. Unless otherwise provided herein or on Annex A, the Receiving Party shall pay all invoices by wire transfer of immediately available funds in accordance with the instructions provided by the Providing Party or any of its Affiliates (in writing to the Receiving Party), as applicable, not later than fifteen (15) days following receipt by the Receiving Party of an invoice from the Providing Party or any of its Affiliates. The Receiving Party shall be entitled to offset any amounts owing to it by the Providing Party or any of the Providing Party’s Affiliates against amounts payable by the Receiving Party hereunder or under any other agreement or arrangement. Should the Receiving Party dispute any portion of any invoice, the Receiving Party shall promptly notify the Providing Party in writing of the nature and basis of the dispute.

(b) All charges and fees to be paid by the Receiving Party to the Providing Party and its Affiliates under this Agreement are exclusive of any applicable taxes required by law to be collected from the Receiving Party (including withholding, sales, use, excise or services taxes, which may be assessed on the provision of the Services hereunder). If a withholding, sales, use, excise or services tax is assessed on the provision of any of the Services provided under this Agreement, the Receiving Party shall pay directly, reimburse or indemnify the Providing Party and its Affiliates for such tax. The Parties shall cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by the other Party.

8. Term of Agreement; Termination.

(a) Unless earlier terminated under the terms hereof or extended in accordance with this Section 8(a) or by written agreement of the Parties hereto, this Agreement will expire with respect to each Service on the date on which the Receiving Party commences such Service (or a substitute therefore) on its own behalf (the “Transition Date”), which shall be a date no later than the date on which the maximum duration specified in the Annex A for such Service has expired and in any event, no later than twelve (12) months following the Closing Date (except as specifically agreed upon by the parties). Neither the Providing Party nor any of its Affiliates shall be obligated to provide Services on behalf of the Receiving Party following the expiration or earlier termination of this Agreement or any particular Service. The Receiving Party shall make commercially reasonable efforts to discontinue its use of the Services as soon as possible after the date hereof.

(b) Upon the occurrence of the final Transition Date (whether by actual transfer of relevant Services to the Receiving Party or its agent or expiration of the maximum duration specified for such Service) for the last remaining Service to be provided hereunder, this Agreement shall automatically terminate.

(c) The Providing Party may terminate this Agreement with respect to one or more Services immediately upon notice to the Receiving Party in the event of the failure of the Receiving Party to make undisputed payments within ten (10) days of when due provided that such termination shall be limited solely to the portion of the individual Service affected by such non-payment.

(d) Either the Receiving Party or the Providing Party may terminate this Agreement in whole (except as set forth below) or with respect to one or more Services immediately upon notice to the other Party:

(i) if the other Party files a petition of bankruptcy or the equivalent thereof or is the subject of an involuntary petition in bankruptcy that is not dismissed within sixty (60) days after the filing date thereof, or is or becomes insolvent, or admits of a general inability to pay its debts as they become due (except where the Party in question is still able to pay fees due under this Agreement as they become due); or

(ii) upon the material breach of this Agreement by another Party where such breach is not remedied to the reasonable satisfaction of the Party wishing to terminate this Agreement within thirty (30) days after written notice thereof has been given by such Party.

(e) Notwithstanding any other provision in this Agreement to the contrary, if this Agreement is terminated for any reason, the Receiving Party shall remain liable for the payment of fees and expenses accruing for the period prior to termination even though such fees may not become due until after termination. Further, in the event of termination of this Agreement pursuant to this Section 8, Sections 6(a), 7(a), 8, 9, 13, 14, 16, and 19 through 25 shall continue in full force and effect.

(f) Provided that the Receiving Party has met and continues to meet its obligations set forth in Section 7, prior to the termination of this Agreement, the Providing Party shall cooperate with the Receiving Party as reasonably requested by the Receiving Party to effect an orderly transition of the Services provided hereunder and shall use commercially reasonable efforts to assist the Receiving Party to complete the transition as promptly as practicable. In addition, the Providing Party will facilitate and support the Receiving Party in the conversion of all necessary systems from the Providing Party’s systems to the Receiving Party’s systems, including support of the mapping and transferring of files. The Parties agree to cooperate in good faith and to use their commercially reasonable efforts to mutually develop a conversion plan to effect the orderly transition of the Services from the Providing Party’s systems to the Receiving Party’s systems. In connection therewith, the Parties will in good faith consider modifications to the initial service periods. The Receiving Party agrees to pay the Providing Party for such conversion services on the basis of the Providing Party’s direct costs, administrative support costs and costs associated with special requests.

9. Partial Termination. Subject to Section 8(f), the Receiving Party may terminate any or all of the Services at any time prior to the expiration of the period specified on Annex A (including any renewal period) upon at least thirty (30) days’ prior written notice to the Providing Party, unless otherwise indicated on Annex A. As soon as reasonably practicable following receipt of any such notice, the Providing Party shall advise the Receiving Party in writing as to whether termination of such Services shall reasonably require the termination or partial termination of, or otherwise affect the provision of, any other Services. If such is the case, the Receiving Party may withdraw its termination notice in writing within five (5) days of being so advised by the Providing Party. Otherwise, such termination shall be final.

10. Personnel.

(a) From the Closing Date until the termination of this Agreement, each Party shall employ or retain all employees and other personnel and resources necessary, as determined by the Providing Party in its sole discretion, to enable it to perform the Services and its other obligations hereunder; provided, however, that nothing set forth in this Section 10 shall limit the standards of performance required under this Agreement, including, but not limited to, the requirements set forth in Section 12 of this Agreement.

(b) If the employment of any Transferred Employee or employee of Seller (collectively, the “Service Employees”) who is primarily dedicated to the Services under this Agreement is terminated (each such Service Employee whose employment is so terminated, a “Former Employee”), whether voluntarily or involuntarily, the Party with whom such Former Employee was employed at the time of termination shall use commercially reasonable efforts to replace such Former Employee with an employee or independent contractor having like competence and qualifications (taking into account the original job description for the relevant position). Nothing herein shall prevent a Party from terminating the employment of any Service Employee.

11. Covenants of the Parties.

(a) The information that each Party provides to the other under this Agreement shall be, to the best of that Party’s knowledge, complete and accurate as of the date that it is delivered.

(b) Each Party shall comply with all applicable Legal Requirements in all material respects in connection with the performance of this Agreement.

(c) The Receiving Party shall take all steps reasonably necessary to permit the Providing Party to provide its Services hereunder on a timely basis and in accordance with the service standards set forth in this Agreement and the Annex hereto, including, but not limited to, responding to all correspondence and communications of any Party within a reasonable period of time.

(d) Each Party may request of another Party reports and information as they relate to the Services provided under this Agreement, subject to the confidentiality requirements of Section 14 hereof, with such reports and information being delivered within a reasonable time following such request. Access to reports and information will be provided by each Party to any other Party as is reasonably required to enable each Party to perform any Service required hereunder.

12. Standards of Performance.

(a) The Seller shall provide all Services hereunder in accordance with the standards set forth herein and the Annex and in a professional, ethical and businesslike manner consistent with general industry standards. The Seller shall comply with the terms of any third party agreements in providing Services hereunder.

(b) The Parties hereby agree that in every instance they shall protect, enhance and promote the good name and reputation of the other Parties hereto, and refrain from any activity that could harm the name or reputation of any of the Parties hereto.

(c) The Seller shall use commercially reasonable efforts in the performance of the Services and its respective duties hereunder. Furthermore, Seller shall use commercially reasonable efforts to avoid commingling any of the Buyer’s business records, material, Confidential Information and other data with its own such business records, material, Confidential Information and other data.

(d) Each Party shall inform the other Parties of all material developments, issues or problems related to the Services in a timely manner as soon as reasonably practicable following the occurrence thereof.

(e) Nothing in this Agreement shall require or be interpreted to require the Providing Party to provide to the Receiving Party any Service beyond the scope and content of this Agreement, except as otherwise mutually agreed by the Parties in writing and pursuant to the applicable provisions hereof.

13. Relationship of the Parties.

(a) It is expressly understood and agreed that the Parties are independent contractors of each other for all and any purposes whatsoever.

(b) Nothing contained in this Agreement nor the consummation of the transactions contemplated herein shall be construed to create a partnership, association, joint venture, agency relationship or the relationship of employer and employee between the Parties, nor shall their officers, directors, or employees be considered employees of another Party for any purpose. Nothing in this Agreement shall permit any Party to create or assume any obligation on behalf of, or otherwise bind, another Party for any purpose. No Party shall have any power to act for or represent another Party, except as expressly set forth herein, and shall not hold itself out as the agent of another Party.

(c) No Party, nor its employees, contractors or subcontractors shall be deemed to be employees, contractors or subcontractors of any other Party, it being fully understood and agreed that no employees of any Party are entitled to benefits or compensation from any other Party. Each Party is wholly responsible for withholding and payment of all applicable federal, state and local and other payroll taxes with respect to its own employees, including any contributions from them as required by law.

14. Confidentiality. The Parties acknowledge that Buyer and Seller have previously executed a Confidentiality Agreement dated [            ] (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Without limiting the foregoing, all information furnished to Buyer and its officers, employees, accountants and counsel by the Seller in connection with this Agreement, and all information furnished to the Seller by Buyer and its officers, employees, accountants and counsel pursuant to this Agreement, shall be covered by the Confidentiality Agreement, and Buyer and Seller shall be fully liable and responsible under the Confidentiality Agreement for any breach of the terms and conditions thereof by their respective subsidiaries, officers, employees, accountants, counsel and other Representatives. Furthermore, without limiting the foregoing, each of the parties hereto hereby agrees to keep the subject matter of, and the terms and conditions of, this Agreement (except to the extent contemplated hereby) or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of applicable Legal Requirements, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by Legal Requirements (including federal and state securities laws and the rules and regulations of any national securities exchange applicable to either Buyer or Seller), or by order of court or Governmental Authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such disclosure and an opportunity to object or seek a protective order and take any other available action) or (f) which is disclosed in the course of any action or proceeding between the Parties.

15. Third Party Non-Disclosure Agreements. To the extent that any third party proprietor of information or Software to be disclosed or made available to the Receiving Party in connection with performance of the Services hereunder requires a specific form of non-disclosure agreement as a condition of its consent to use of the same for the benefit of the Receiving Party or to permit the Receiving Party access to such information or Software, the Receiving Party shall execute (and shall cause the Receiving Party’s employees to execute, if required) any such form in substantially the same form executed by the Providing Party (if required).

16. Indemnity; Limitation of Liability; Disclaimer.

(a) Buyer shall indemnify, defend and hold harmless Seller and its Affiliates, Subcontractors, and any other Providing Parties, and their respective Representatives, successors and assigns (collectively, the “Seller Group Members”) from and against any and all Damages which are now or hereafter asserted against or incurred, sustained or suffered by any of the Seller Group Members relating to, arising out of or resulting from (i) the performance or non-performance of any of the Services by any of the Seller Group Members, (ii) any information, data, documents or other materials delivered in connection with any of the Services or this Agreement (the “Deliverables”), (iii) any equipment, programs, systems, or other tangible or intangible property, of any kind used in connection with any of the Services (the “Tools”), or (iv) the breach of any covenant or obligation of Buyer or any Receiving Party hereunder, regardless of whether or not such Damages relate to any third party claim, except to the extent such Damages are caused by the material breach of this Agreement by, or the gross negligence or willful misconduct of, Seller or Seller’s Affiliates in providing the Services hereunder. Seller shall indemnify and hold Buyer and its Affiliates harmless from and against any and all Damages which are now or hereafter asserted against or incurred, sustained or suffered by any of them relating to, arising out of or resulting from any third party claim based upon the gross negligence, or willful misconduct of Seller, except to the extent such Damages are caused by the gross negligence, willful misconduct or material breach of this Agreement by Buyer or its Affiliates.

(b) Neither Party nor any of its Affiliates shall be liable to the other Party, its Affiliates or any third party for, and each Party irrevocably waives any claim to (i) any special, incidental, punitive, exemplary, multiplied, indirect, or consequential (including loss of revenues or profits) damages of any kind and (ii) any attorney fees, costs and prejudgment interest, in each case arising from any claim relating to this Agreement or any of the Services to be provided hereunder or the performance of or failure to perform such Party’s obligations under this Agreement, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, all of which are hereby excluded by agreement of the Parties regardless of whether or not any Party to this Agreement has been advised of the possibility of such damages; provided, however, that notwithstanding the foregoing, Buyer shall be liable to the Seller Group Members under Section 16(a) above for any such damages, attorney fees, costs or prejudgment interest described in clauses (i) or (ii) above which are incurred, suffered or sustained by or paid to a third party, to the extent the third party claim is indemnifiable under such Section 16(a). In addition, no Seller Group Member shall be liable to Buyer, Buyer’s Affiliates and any other Receiving Parties, and their respective Representatives, successors and assigns (collectively, the “Buyer Group Members”) or any third party for any direct damages arising from any claim relating to this Agreement or any of the Services to be provided hereunder or the performance of or failure to perform the Seller’s or any Providing Party’s obligations under this Agreement, except to the extent that such direct damages are caused by the gross negligence or willful misconduct of Seller or Seller’s Affiliates in providing the Services hereunder.

(c) Notwithstanding any contrary provision hereof, except in the case of Seller’s obligations of indemnity as set forth in paragraph 16(a), the Seller Group Members’ cumulative aggregate liability to the Buyer Group Members arising out of or in connection with this Agreement, from any and all causes, whether based on contract, tort or any other legal theory, or other cause of action, shall not exceed the greater of (i) the aggregate of one month’s fees for all Services, or (ii) the amount of fees paid by Buyer to Seller pursuant to this Agreement during the twelve 12 months prior to the date such cause of action arose. Except in the case of gross negligence or willful misconduct by Seller, no Seller Group Member shall be liable for any Damages arising out of or relating to: (i) interoperability, access or interconnection of the Services with applications, equipment, services, content or networks provided by Buyer or third parties; (ii) service defects, service levels, delays or interruptions or lost or altered messages or transmissions; or (iii) unauthorized access to or theft, alteration, loss or destruction of Buyer’s or third parties’ applications, content, data, programs, information, network or systems.

(d) Except as specifically set forth in this Agreement, all Services and Deliverables are provided by the Seller “AS-IS.” SELLER SPECIFICALLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SERVICES, THE DELIVERABLES OR THE TOOLS, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR PURPOSE AND NON-INFRINGEMENT.

(e) All claims for indemnification pursuant to this Section 16 shall be made in accordance with the procedures set forth in Section 10 of the Asset Purchase Agreement

17. Force Majeure. If the Providing Party, any of its Affiliates or any Subcontractor is prevented from or delayed in complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, walkout, lockout or other labor trouble or shortage, delays by unaffiliated suppliers or carriers, shortages of fuel, power, raw materials or components, any law, order, proclamation, regulation, ordinance, demand, seizure or requirement of any governmental authority, riot, civil commotion, war, rebellion, acts of terrorism, nuclear accident or other causes beyond the reasonable control of any such Person or other acts of God, or acts, omissions or delays in acting by any governmental or military authority or the Receiving Party, then upon notice to the Receiving Party, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and the Providing Party shall have no liability to the Receiving Party, its Affiliates or any other Person in connection therewith. The Providing Party and the Receiving Party shall make commercially reasonable efforts to remove such disability within thirty (30) days after giving notice of such disability; provided, however, that nothing in this Section 17 will be construed to require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the reasonable judgment of the Providing Party, are contrary to its interest. It is understood that the settlement of a strike, walkout, lockout or other labor dispute will be entirely within the discretion of the Providing Party. If the Providing Party is unable to provide any of the Services due to such a disability, each Party shall use its commercially reasonable efforts to cooperatively seek a solution that is mutually satisfactory to the other Parties. In addition, upon becoming aware of a disability causing a delay in performance or preventing performance of any obligations of the Providing Party under this Agreement, the Receiving Party shall have the right, but not the obligation, to engage subcontractors to perform such obligations for the duration of the period during which such disability delays or prevents the performance of such obligation by the Providing Party.

18. Notices. be in writing and shall be personally delivered, mailed using first-class, registered, or certified mail, postage prepaid, faxed or sent by electronic mail to the following addresses or to such other address as the parties hereto may designate in writing:

Seller:

CafePress Inc.

1850 Gateway Drive, Suite 300

San Mateo, CA 94404

Attn: Chief Financial Officer

Fax: 502-995-2231

Email: gjackson@cafepress.com

with a copy to, which shall not constitute notice:

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Attn: Jorge del Calvo

Fax: (650) 233-4545

Email: jorge@pillsburylaw.com

Buyer:

Digital Fuel Capital, LLC

339 Auburn Street

Suite 12

Newton, MA 02446

Attn: Carson Biederman

Fax: (617) 467-6801

Email: carson@digitalfuelcapital.com

with a copy to, which shall not constitute notice:

Dickstein Shapiro LLP

1825 Eye Street, N.W.

Washington, D.C. 20006-5403

Attn: Emanuel Faust, Jr.

Telephone: (202) 410-3127

Fax: (202) 420-2201

Email: fauste@dicksteinshapiro.com

All such notices, requests, consents and other communications shall be deemed to be properly given (a) if delivered personally to the address as provided in this Section, upon delivery, (b) if delivered by facsimile transmission or electronic mail to the facsimile number or email address as provided for in this Section 18, upon delivery confirmation if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) if sent by registered or certified mail, three (3) Business Days after the same has been deposited in the mail, addressed and postage prepaid as set forth above and (d) if delivered by overnight courier to the address as provided in this Section 18, on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 18). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

19. Successors and Assigns. The rights of either Party under this Agreement shall not be assignable by such Party hereto, other than to an Affiliate of such Party, without the prior written consent of the other Party; provided that any such assignment shall not relieve such Party from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the Parties and successors and assigns permitted by this Section 19 any right, remedy or claim under or by reason of this Agreement.

20. Entire Agreement; Amendments. This Agreement and the agreements and annexes referred to herein and the documents delivered pursuant hereto contain the entire understanding of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the Parties hereto (it being understood, however, that the Asset Purchase Agreement and agreements contemplated thereby, including the Confidentiality Agreement, set forth certain additional understandings between Seller and Buyer regarding their relationship after the Closing Date). This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties hereto.

21. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

22. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

23. Execution in Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile or other electronic transmission), each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to Seller and Buyer.

24. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of Delaware, excluding that body of law pertaining to conflicts of laws.

25. Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein (i) to Sections mean the Sections of this Agreement and (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement. Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.

26. Annexes. Annex A and B shall be construed with and as an integral part of this Agreement to the same extent as if it was set forth verbatim herein.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date set forth above, all effective as of the Closing Date.

BUYER

Logo Sportswear Inc.

By

Name

Title

SELLER

CafePress Inc.

By

Name

Title

Annex A

EXECUTION VERSION

Annex B

Representative Contact Information

Representative for Buyer:

Representative for Seller:

EXECUTION VERSION

EXHIBIT C

REFERRAL AGREEMENT

REFERRAL AGREEMENT

THIS REFERRAL AGREEMENT is made and entered into effective                 , 2015 (“Effective Date”), by and between CafePress Inc., a Delaware Corporation with a principal place of business at 6901 Riverport Drive, Louisville, Kentucky 40258 (“CafePress”) and Logo Sportswear Inc. (“NewCo”) a Delaware corporation with a principal place of business at c/o Digital Fuel Capital, LLC, 339 Auburn Street, Suite 12, Newton, Massachusetts 02446.

1. General Scope. CafePress shall use reasonable efforts to promote and solicit sales referrals in accordance with this Agreement, through its own website or the websites of its Affiliated companies or brands (collectively, the “CafePress Website”), for the sale of certain product types related to clubs, groups and organizations, as agreed upon by the parties, on www.logosportswear.com, www.teamsportswear.com, www.logosoftwear.com and Tfund.com (collectively, the “Websites”). As part of CafePress’ referral services, CafePress will include on the CafePress Website one or more of the following types of links to the Websites: Product Links; Category Links; and Links pursuant to certain mutually agreed upon search terms and inquiries. The parties will work together to develop graphical artwork to use in linking to the Websites. To permit accurate tracking, reporting, and Sales Fee (as defined below) calculation, NewCo will provide CafePress with special “tagged” link formats to be used in all links between the CafePress Website and the Websites. Links to the Website placed on the CafePress Website pursuant to this Agreement and which properly utilize such special link formats are referred to as “Special Link(s).” The Parties agree that they will collaboratively develop the Special Links. CafePress shall not have the right to modify or otherwise change the Special Links (including any banner content) without the prior approval of NewCo (which shall not be unreasonably withheld). Except as specifically set forth in this Agreement, nothing in this Agreement shall be construed as limiting in any manner CafePress’ marketing or distribution activities or its appointment of other dealers, distributors, licensees, agents or representatives of any kind. NewCo will process accepted Product orders placed by customers who follow Special Links from the CafePress Website to the Websites and will be responsible for all aspects of order acceptance, processing and fulfillment.

During the term of this Agreement, CafePress’ and its Affiliated companies’ will continue to display the Websites-related graphics and branding, and maintain access to the Websites-related in-site search, dropdown menus, navigation tabs/links and landing pages, as currently utilized on the CafePress Website to promote and provide referral traffic for the Websites. In the event of any modification to the CafePress Website that adversely impacts the Websites referral traffic, CafePress will use reasonable best efforts to provide for alternative referral opportunities on the CafePress Website that are no less favorable than the site search, navigation, access, landing page or graphics referral opportunities on the CafePress Website relating to the Websites prior to such change.

CafePress shall not establish any promotional or incentive-based arrangement for the purpose of generating referrals to the Websites without the prior consent of Newco, and will not willfully or intentionally take any action to generate referrals to the Websites that would reasonably be expected to result in Qualified Sales at rates below the historical conversion rate of the NewCo business as operated by CafePress.

2. Qualified Referrals. For the purposes hereof, a “Qualified Referral” shall mean a customer or prospect: (i) that is verifiably referred to NewCo using the Special Links; and (ii) that has been referred to NewCo in compliance with all of the terms of this Agreement. Approval and acceptance of any Qualified Referral or any sale of Products shall be at NewCo’s sole discretion, and NewCo may reject any such Qualified Referral or any sale for any reason.

3. Fees. For each sale of a Product to a Qualified Referral that selects and purchases a Product through the Websites pursuant to the current Google Analytics profile applicable to the Websites, which is based upon the last touch customer session on the Websites(“Qualified Sale(s)”), NewCo shall pay CafePress a Sales Fee (as defined below) and, as applicable, CafePress shall pay to NewCo a Traffic Fee (as defined below) as described below:

(a) For calendar years 2015 and 2016, if in any month, the Minimum Qualified Referrals (as defined below) AND Minimum Web Revenue (as defined below) are not met, then CafePress will pay to NEWCO, for the specified month in which the Minimum Qualified Referrals and the Minimum Web Revenue are not met, $1.20 per Minimum Qualified Referral for that month (the “Traffic Fee”) ; and

(b) For Qualified Referrals to the extent that Gross Revenue (as defined below) for any month exceeds the applicable Monthly Threshold (as defined below), NewCo shall pay to CafePress an amount equal to the product of (i) 9% multiplied by (ii) the amount by which Gross Revenue received from Qualified Sales of Products exceeds such Monthly Threshold (the “Sales Fee”).

For purposes of illustration only, please see the examples below:

2

Other than described herein, no Sales Fee will be paid to CafePress (i) for future sales or any other activity with respect to a Qualified Referral, other than with respect to Qualified Sales, or (ii) for any Qualified Sale for which NewCo is obligated to pay a referral fee to a third party, unless the referral by CafePress was the most recent of all such referrals with respect to such sale. Sales Fees will be paid within thirty (30) days after the end of each month for all Products sold during that month. NewCo will track Qualified Sales and will make available to CafePress reports summarizing this sales activity. CafePress shall have the right, upon notice to NewCo, to audit NewCo’s books and records related to Qualified Sales to confirm the accuracy of the Sales Fees. In the event that any audit shows an underpayment in excess of 5%, then NewCo shall pay all expenses associated with the audit.

For purposes of this Agreement, the following definitions shall apply: (1) Gross Revenue shall mean all revenue received from Qualified Sales for which a Sales Fee is payable hereunder; (2) Monthly Threshold shall mean the revenue generated by LogoSportswear.com, TeamSportswear.com and Tfund.com through links from CafePress.com for the corresponding month in 2014, as set forth in Exhibit A hereto; (3) Minimum Qualified Referrals shall mean sixty percent (60%) of the total Unique Visitors, in any month, to Logosportswear.com, Teamsportswear.com, and Tfund.com through links from CafePress.com for the corresponding month in 2014 as set forth in Exhibit A hereto as measured by Google Analytics; and (4) Minimum Web Revenue shall mean sixty percent (60%) of the Web Sales for the corresponding month in 2014 as measured by Google Analytics and as set forth in Exhibit A hereto.

4. Trademarks and Other Designations. Subject to the terms of this Agreement, NewCo grants CafePress the right to use and display the NewCo trademarks, tradenames, and other designations of source (“Marks”) as they may appear with respect to the Products as needed to provide the services as set forth in this Agreement. All such use of the Marks shall be in accordance with any usage guidelines provided in writing.

5. Responsibility for Websites. NewCo will be solely responsible for the development, operation, and maintenance of the Websites and for all materials that appear on the Websites. Without limiting the generality of the foregoing, NewCo will be responsible for: (i) the operation of the Websites; (ii) creating and posting any applicable Product descriptions on the Websites and linking those descriptions to the CafePress Website; (iii) the accuracy and appropriateness of materials on the Website; (iv) that materials on the Website do not violate or infringe upon the rights of any third party; and (v) that materials on the Website are not libelous or otherwise illegal. In addition, NewCo shall not use any existing or future software products or services that (1) will replace, intercept, interfere, hinder, disrupt or otherwise alter in any manner the CafePress Website user’s access, view or usage of, or other aspect of the user’s experience at the CafePress Website (or the websites of other CafePress partners) in a manner that causes or otherwise results in a different experience from what was otherwise intended by CafePress (or such CafePress partner); or (2) will block, alter, direct, redirect, substitute, insert, append itself to, or otherwise intercept or interfere in any manner with any click through or other traffic-based transaction that originated from the CafePress Website with the intention of reducing any compensation or other payment earned by or owing to CafePress.

6. NewCo Images. If NewCo chooses to enable customers to use selected images from the Websites, either owned by NewCo or licensed from a third party, for use by a customer (“Images”) to create and purchase Products, then NewCo agrees to the following terms:

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a. NewCo shall not market or sell a Product through the Websites referral services provided hereunder that (i) is generally offensive or inappropriate, (ii) infringes the rights of a third party, including, without limitation, copyrights, trademarks, patents, trade secrets, and rights of privacy and publicity; (iii) is libelous, defamatory or slanderous; (iv) is obscene or pornographic; (v) is designed to or does harass, threaten, or abuse others; or (vi) violates any applicable law, rule, or regulation, including, without limitation, by exploiting images or the likeness of minors. While CafePress has no obligation to monitor the transactions or communications made through the Websites, it reserves the right to restrict access to or the availability of any Images or Products that CafePress determines reasonably and in good faith to be in violation of this clause 6(a), without any liability to NewCo.

b. In making available any Images for upload to and use on the CafePress Website in connection with this Agreement, NewCo grants to CafePress a royalty-free, worldwide, non-transferable (except as provided in Section 14), nonexclusive, non-sublicensable right and license in such Images, in all media existing now or created in the future, (i) to enable the marketing and sale of Products and (ii) to promote, market and advertise the Products and the Website. Such use includes, without limitation, (1) display of Products with the Images, (2) promotional “streams” of audio Images on the CafePress Website, and (3) display of pages from book Products on the CafePress Website. As between the parties, NewCo retains ownership of any Images and CafePress shall not use any Images for any purpose other than the promotion of the Products, the Websites or NewCo, or alter or modify any Images (including any use in combination with other images) without the prior approval of NewCo. Such license shall terminate upon the termination of this Agreement.

c. NewCo represents and warrants that it has and shall maintain all necessary approvals and consents required for the use of the Images provided by NewCo to CafePress for use under this Agreement (and will provide evidence thereof upon request by CafePress). NewCo will be solely responsible for the payment of all royalties or similar payments that are or may become due to any third party in connection with the use of Images under this Agreement.

7. Warranties. (a) NewCo and CafePress each represents and warrants to the other that: (i) it has the requisite power and authority to enter into, deliver and perform the obligations under this Agreement; (ii) this Agreement is a valid and legally binding agreement enforceable against it; (iii) it will comply with the terms of this Agreement;

(b) Newco further represents and warrants that (i) its advertising and marketing of the Products shall at all times comply with all applicable laws, rules, and regulations, and that it shall not engage in fraudulent, abusive, or misleading advertising and promotional methods with respect to the subject matter of this Agreement; (ii) it shall not engage in and/or facilitate spamming, indiscriminate advertising or unsolicited commercial email, or otherwise fail to comply with the CAN SPAM Act of 2003 (Public Law 180187 or any successor legislation), or any analogous statute; and (vi) it shall at all times comply with all applicable privacy and data collection laws, rules, and regulations.

8. Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER NEWCO OR CAFEPRESS MAKES ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PRODUCTS, THE WEBSITES, ANY SERVICES RELATED THERETO (IN THE CASE OF NEWCO) OR THE CAFEPRESS WEBSITE OR THE SERVICES THAT ARE THE SUBJECT MATTER OF THIS AGREEMENT (IN THE CASE OF

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CAFEPRESS), ALL OF WHICH ARE PROVIDED “AS IS” AND “AS AVAILABLE” (SUBJECT TO THE REMAINING TERMS OF THIS AGREEMENT). NEITHER NEWCO OR CAFEPRESS WARRANTS THAT ANY OF THE FOREGOING WILL BE UNINTERRUPTED, ERROR FREE OR COMPATIBLE WITH THE REMAINING PARTY’S SYSTEMS; NOR DOES IT MAKE ANY WARRANTY AS TO THE RESULTS OR SALES FEES THAT MAY BE OBTAINED PURSUANT TO THIS AGREEMENT. EACH PARTY SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, TITLE AND FITNESS FOR A PARTICULAR PURPOSE. CAFEPRESS SHALL MAKE NO REPRESENTATION, GUARANTEE, OR WARRANTY CONCERNING THE PRODUCTS EXCEPT AS EXPRESSLY AUTHORIZED IN ADVANCE BY NEWCO IN WRITING.

9. Relationship of Parties/Ownership. The parties hereto expressly understand and agree that each party is an independent contractor in the performance of each and every part of this Agreement. Each party shall be solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and for any and all claims, liabilities or damages or debts of any type whatsoever that may arise on account of its activities, or those of its employees or agents, in the performance of this Agreement. The parties do not have the authority, right or ability to bind or commit the other in any way (including, without limitation, by agreeing to sale of Products) and will not attempt to do so or imply that it may do so. Each party shall indemnify and hold harmless the other from and against any claim, suit or proceeding brought against by any third party due to any breach of the foregoing, and for any breach of Sections 5 or 6 of this Agreement.

10. Term and Termination. The Term of this Agreement shall commence on the Effective Date and shall continue for two (2) years, unless terminated earlier as provided herein. Either party may terminate this Agreement if the other party: (i) breaches a material provision of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice; or (ii) becomes insolvent or seeks protection under any bankruptcy or comparable proceeding. Upon termination or expiration of this Agreement for any reason whatsoever, CafePress (i) shall immediately discontinue any use of the Special Links and Marks of NewCo, (ii) shall immediately discontinue all representations or statements from which it might be inferred that any relationship exists between the parties, (iii) will cease to promote, solicit or refer orders for Products, (iv) will immediately return to NewCo or destroy all Proprietary Information (as defined below) and any other information or materials of NewCo in its possession, custody or control in whatever form held (including copies or embodiments thereof relating thereto) upon termination of this Agreement (and provide written certification of such destruction to NewCo). Notwithstanding the foregoing, Sections 8-12, the right to payments accruing prior to the termination date and the rights and claims of any party against the other for breach of this Agreement shall survive termination or expiration of this Agreement.

11. Confidentiality. During the Term of this Agreement, either party may receive information that is proprietary and confidential to the other regarding the business and affairs of the other party, including without limitation, the terms of this Agreement (“Confidential Information”).

Each party shall hold all Confidential Information in confidence (using at least the same measures as it does to protect its own Confidential Information of a similar nature) and not disclose the Confidential Information to any third party except to the extent permitted by the terms of this Agreement. Each party

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shall use the other party’s Confidential Information only in the course of performance of this Agreement and shall have the right to disclose the other party’s Confidential Information only to its employees, representatives, agents and contractors that need to know it, and only for the purpose of rendering assistance to the party performing its obligations under this Agreement. A disclosing party shall be liable for any breach of its confidentiality obligations by any such employee, representative, agent or contractor.

The following shall not be deemed to be Confidential Information: (i) information that is or becomes public knowledge or enters the public domain through a source other than the recipient and through no fault of recipient; (ii) information independently developed by or for the recipient; (iii) information that was known by a party prior to commencement of discussions regarding the subject matter of this Agreement; and (iv) information that is required to be disclosed by applicable law, the laws of a securities market or exchange or at the direction of a court or governmental body; provided however, that the disclosing party shall use reasonable efforts to give the other party a reasonable opportunity to intervene in order to prevent such disclosure or to obtain a protective order, and that any Confidential Information disclosed remains subject to the confidentiality obligations set forth in this Section.

12. Liability Limitation. EXCEPT FOR (X) BODILY INJURY OF A PERSON, AND (Y) ANY WILLFUL OR INTENTIONAL BREACH OF THIS AGREEMENT, CAFEPRESS WILL NOT BE LIABLE UNDER ANY SECTION OR SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR (II) FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE AMOUNT OF FEES PAID TO CAFEPRESS BY NEWCO IN THE TWELVE MONTHS PRIOR TO THE DATE ON WHICH THE CLAIM AROSE.

13.	[Reserved]

14. Miscellaneous. No party hereto may make any press release with respect to this Agreement without the remaining party’s prior written consent. NewCo may not assign this Agreement nor any right or obligation to any Competitor of CafePress without its prior written consent and any purported transfer or assignment will be void. A Competitor shall mean any third party listed on Schedule 14 hereto, including any successor to any such third party. Except as otherwise provided herein, either party hereto may assign this Agreement to any successor in connection with a sale or other disposition of either a majority of its capital stock, or substantially all of its assets or business. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of both parties. With respect to the Exhibits only, the parties agree that email agreement shall suffice as written consent for the purpose of amending the Exhibits. This Agreement shall be governed by and construed under the laws of the State of Delaware. This Agreement is the sole agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or discussions between the parties with respect to the subject matter hereof.

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CAFEPRESS	LOGO SPORTSWEAR INC.

By:	By:

Name:	Name:

Title:	Title:

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EXHIBIT A – MINIMUM WEB REVENUE, MINIMUM QUALIFIED REFERRALS AND MONTHLY THRESHOLD

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Schedule 14

Competitors

Zazzle

Spreadshirt

CustomInk/Booster.com

VistaPrint

ShutterFly

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EXHIBIT D

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assumption Agreement”) is entered into as of                 , 2015, by and between LOGO SPORTSWEAR INC., a Delaware corporation (“Buyer”) and CAFEPRESS INC., a Delaware corporation (“Seller”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement is delivered pursuant to Section 4.2 of that certain Asset Purchase Agreement (the “Agreement”) dated as of February 20, 2015 by and among Seller and Buyer. Unless otherwise specifically defined herein, all terms used herein and defined in the Agreement shall have the meanings assigned to them in the Agreement.

WHEREAS, pursuant to the Agreement, Seller has agreed to transfer, sell, convey, assign and deliver to Buyer the Assets, as more fully described in Section 2.1 of the Agreement, but not including the Excluded Assets, as more fully described in Section 2.2 of the Agreement.

WHEREAS, Buyer has agreed to assume the Assumed Liabilities, as more fully described in Section 2.3 of the Agreement, not including those Excluded Liabilities, as more fully described in Section 2.4 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Seller hereby transfers and assigns to Buyer or one of its Affiliates as designated by Buyer, subject to and pursuant to the terms and conditions of the Agreement, all right, title and interest in and to the Assets.

2. Buyer hereby accepts the foregoing assignment and transfer of the Assets.

3. Buyer hereby assumes and agrees to pay, perform, fulfill and discharge promptly when due the Assumed Liabilities. Neither Buyer nor any of its Affiliates assumes or will otherwise become liable for any of the Excluded Liabilities.

4. Nothing contained in this Assumption Agreement shall be deemed to supersede any of the obligations, agreements, covenants, representations and warranties of Seller, or Buyer contained in the Agreement, and this Assumption Agreement is made and accepted subject to all of the terms, conditions, representations and warranties set forth in the Agreement, all of which survive execution and delivery of this Assumption Agreement as set forth in the Agreement.

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5. This Assumption Agreement may be executed in any number of counterparts, each of which when executed by the parties hereto and delivered shall be deemed to be an original, and all such counterparts taken together shall be deemed to be but one and the same instrument. This Agreement may be executed and delivered by facsimile of .PDF signature, and upon delivery of such facsimile or .PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

6. This Assumption Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of Delaware, excluding that body of law pertaining to conflicts of laws.

[Remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written.

BUYER

LOGO SPORTSWEAR INC.

By

Name

Title

CAFEPRESS INC.

By

Name

Title

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT E

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale Agreement”), is entered into as of                 , 2015, by and between LOGO SPORTSWEAR INC., a Delaware corporation (“Buyer”) and CAFEPRESS INC., a Delaware corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer and certain other parties as set forth therein have entered into an Asset Purchase Agreement dated as of February 20, 2015 (the “Agreement”), pursuant to which Seller has agreed to sell all of the right, title and interest of Seller in and to the Assets (as defined in the Agreement) to Buyer, and Buyer has agreed to acquire the Assets from Seller, all subject to the terms and conditions provided herein and in the Agreement.

NOW, THEREFORE, Buyer and Seller in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale of Assets. For good and valuable consideration, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer all of the right, title and interest of Seller in and to the Assets as more fully described in Section 2.1 of the Agreement, but not including the Excluded Assets, as more fully described in Section 2.2 of the Agreement.

2. Assignment. This Bill of Sale Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, that Buyer may, without the prior written consent of Seller, assign any or all of its rights or obligations under this Bill of Sale Agreement to any Affiliate of Buyer. Subject to the foregoing, this Bill of Sale Agreement and the provisions hereof shall be binding upon and inure to the benefit of each of the parties and their successors and assigns.

3. Governing Law. This Bill of Sale Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, as if both parties hereto were resident and doing business in such state, excluding that body of law pertaining to conflicts of laws.

4. Heading; Terms. Any captions to, or headings of, the sections of this Bill of Sale Agreement are solely for the convenience of the parties hereto, are not a part of this Bill of Sale Agreement, and shall not be used for the interpretation of this Bill of Sale Agreement. Unless otherwise specifically defined herein, all terms used herein and defined in this Bill of Sale Agreement shall have the meanings assigned to them in the Agreement.

5. Counterpart. This Bill of Sale Agreement may be executed in any number of counterparts, each of which when executed by the parties hereto and delivered shall be deemed to be an original, and all such counterparts taken together shall be deemed to be but one and the same instrument. This Bill of Sale Agreement may be executed and delivered by facsimile or .PDF signature, and upon delivery of such facsimile signature or .PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

IN WITNESS WHEREOF, Buyer and Seller have duly executed this Agreement as of the date set forth above.

BUYER

LOGO SPORTSWEAR INC.

By

Name

Title

SELLER

CAFEPRESS INC.

By

Name

Title

SIGNATURE PAGE TO BILL OF SALE

EXHIBIT F

IP ASSIGNMENT AGREEMENT

THIS IP ASSIGNMENT AGREEMENT (the “IP Assignment Agreement”) is entered into as of                 , 2015, and is made by CAFEPRESS INC., a Delaware corporation (“Seller”) located at 6901 A Riverport Drive, Louisville, Kentucky 40258, in favor of LOGO SPORTSWEAR INC., a Delaware corporation (“Buyer”) located at [address], which is the purchaser of certain assets of Seller pursuant to an Asset Purchase Agreement (the “Agreement”) dated as of February 20, 2015 by and among Seller and Buyer.

W I T N E S S E T H

WHEREAS, this IP Assignment Agreement is delivered pursuant to Section 4.2 of the Agreement, under which Seller has conveyed, transferred and assigned to Buyer, among other assets, certain intellectual property of Seller, and has agreed to execute and deliver this IP Assignment Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office and corresponding entities or agencies in any applicable jurisdictions. Capitalized terms used but not defined in this IP Assignment Agreement shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Effective as of the Closing, Seller hereby sells, conveys, transfers, assigns, and delivers to Buyer, its successors, legal representatives and assigns, and Buyer hereby accepts, in each case subject to and pursuant to the terms and conditions of the Agreement, all right, title and interest, in the United States and all countries throughout the world, free and clear of all Encumbrances, in and to the Intellectual Property Assets, including the following:

(a) the patents and patent applications set forth on Schedule 1 hereto and all issuances, divisions, continuations, reissues, extensions, reexaminations and renewals thereof;

(b) the trademark registrations and applications set forth on Schedule 2 hereto and all issuances, extensions and renewals thereof, together with the goodwill of the business connected with the use thereof, and symbolized thereby;

(c) the copyright registrations and applications for registration set forth on Schedule 3 hereto and all issuances, extensions and renewals thereof; and

(d) all rights of any kind whatsoever of Seller accruing under any of the Intellectual Property Assets provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world, including any and all rights of recovery based on past and future infringement of the Intellectual Property Assets.

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2. Seller hereby authorizes the Commissioner of Patents and the Commissioner for Trademarks of the United States Patent and Trademark Office, the Register of Copyrights in the United States Copyright Office, and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment Agreement upon request by Buyer.

3. Nothing contained in this IP Assignment Agreement shall be deemed to supersede any of the obligations, agreements, covenants, representations and warranties of Seller or Buyer contained in the Agreement, and this IP Assignment Agreement is made and accepted subject to all of the terms, conditions, representations and warranties set forth in the Agreement, all of which survive execution and delivery of this IP Assignment Agreement as set forth in the Agreement. Nothing contained in this IP Assignment Agreement may be construed as a waiver of any of the rights or remedies of the Seller or Buyer as set forth in, or arising in connection with, the Agreement or any other instrument or document delivered by the Seller or Buyer pursuant to the Agreement. In the event of any ambiguity or conflict between the terms hereof and the Agreement, the terms of the Agreement shall govern and control.

4. This IP Assignment Agreement may be executed in any number of counterparts, each of which when executed by the parties hereto and delivered shall be deemed to be an original, and all such counterparts taken together shall be deemed to be but one and the same instrument. This IP Assignment Agreement may be executed and delivered by facsimile of .PDF signature, and upon delivery of such facsimile or .PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

5. This IP Assignment Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the state of Delaware, excluding that body of law pertaining to conflicts of laws.

6. Neither this IP Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the parties hereto. No failure to enforce any provision of this IP Assignment Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this IP Assignment Agreement shall be deemed to or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

7. Nothing in this IP Assignment Agreement, express or implied, is intended to or shall (a) confer on any Person other than the parties to this IP Assignment Agreement or the Agreement and their respective permitted successors or assigns any rights (including, without limitation, third party beneficiary rights), remedies, obligations or liabilities under or by reason of this IP Assignment Agreement or (b) constitute the parties to this IP Assignment Agreement as partners or as participants in a joint venture. Except as expressly provided by this IP Assignment Agreement, this IP Assignment Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this IP Assignment Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this IP Assignment Agreement as of the date first above written.

BUYER

[ ]

By

Name

Title

CAFEPRESS INC.

By

Name

Title

SCHEDULE 1

PATENTS AND PATENT APPLICATIONS

SCHEDULE 2

TRADEMARK REGISTRATIONS AND APPLICATIONS

SCHEDULE 3

COPYRIGHT REGISTRATIONS AND APPLICATIONS